Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CORE SCIENTIFIC, INC., et al.,	§	Case No. 22-90341 (CML)
§
	§	(Jointly Administered)
Debtors.[1]	§	Re: Docket No. 1528
§

NOTICE OF FILING OF AMENDED PLAN SUPPLEMENT

IN CONNECTION WITH THIRD AMENDED JOINT CHAPTER 11

PLAN OF CORE SCIENTIFIC, INC. AND ITS AFFILIATED DEBTORS

PLEASE TAKE NOTICE THAT:

1. On December 21, 2022, Core Scientific, Inc. and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), each commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

2. On November 17, 2023, the Bankruptcy Court entered the Order (I) Scheduling Combined Hearing on (a) Adequacy of Disclosure Statement and (B) Confirmation of Plan; (II) Conditionally Approving Disclosure Statement and Form and Manner of Notice of Conditional Disclosure Statement Hearing; (III) Establishing Solicitation and Voting Procedures; (IV) Establishing Notice and Objection Procedures for Confirmation of Proposed Plan;

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Core Scientific Mining LLC (6971); Core Scientific, Inc. (3837); Core Scientific Acquired Mining LLC (6074); Core Scientific Operating Company (5526); Radar Relay, Inc. (0496); Core Scientific Specialty Mining (Oklahoma) LLC (4327); American Property Acquisition, LLC (0825); Starboard Capital LLC (6677); RADAR LLC (5106); American Property Acquisitions I, LLC (9717); and American Property Acquisitions VII, LLC (3198). The Debtors’ corporate headquarters is 210 Barton Springs Road, Suite 300, Austin, Texas 78704. The Debtors’ service address is 2407 S. Congress Ave, Suite E-101, Austin, Texas 78704.

(V) Approving Notice Procedures for the Assumption or Rejection of Executory Contracts and Unexpired Leases; (VI) Approving Notice Procedures for Reinstatement of Claims; (VII) Establishing Rights Offering Procedures; and (VIII) Granting Related Relief (Docket No. 1447) (the “Disclosure Statement Order”), authorizing the Debtors to solicit acceptances for the Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, filed on November 16, 2023 (Docket No. 1438) (including any exhibits and schedules thereto and as may be modified, amended, or supplemented, the “Plan”),2 and approving procedures for soliciting, receiving, and tabulating votes on the Plan and for filing objections to the Plan.

3. On December 8, 2023, the Debtors filed the Notice of Filing of Plan Supplement in Connection with Third Amended Joint Chapter 11 Plan of Core Scientific, Inc., and Its Affiliated Debtors (Docket No. 1528) (including any exhibits and schedules thereto and as modified, amended, or supplemented, the “Plan Supplement”).

4. In accordance with the Plan and Disclosure Statement Order, the Debtors hereby file the following exhibits to the Plan Supplement:

Exhibit B	New Secured Convertible Notes Indenture
Exhibit C	New Secured Notes Indenture

5. The documents contained in the Plan Supplement, including this amendment, are integral to, and are considered part of, the Plan. These documents have not yet been approved by the Bankruptcy Court. If the Plan is confirmed, the documents contained in this Plan Supplement will be approved by the Bankruptcy Court pursuant to the Confirmation Order.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

2

6. The Plan Supplement documents filed with this notice reflect the Debtors’ versions of such documents and are subject to change (which may be material and/or adverse to the Debtors) based on further comments from the Ad Hoc Noteholder Group and the Equity Committee (neither of which have signed off on the applicable documents). Therefore, each of the documents contained in the Plan Supplement remain subject to ongoing review by, negotiations between, and the applicable consent rights of the Debtors, the Ad Hoc Noteholder Group, the Equity Committee, and the Settling Miner Equipment Lenders, as applicable, and all rights of the foregoing parties are reserved. Accordingly, the Plan Supplement documents attached hereto remain subject to (i) further review, negotiations, and modifications and (ii) final documentation in a manner consistent with the Plan and the Restructuring Support Agreement. The Debtors reserve all rights to amend, modify, or supplement the Plan Supplement, and any of the documents contained therein, in accordance with the terms of the Plan. If material amendments or modifications are made to any of these documents, the Debtors will file a redline with the Bankruptcy Court marked to reflect the same.

7. A hearing to consider confirmation of the Plan and final approval of the Disclosure Statement is currently scheduled to begin on Friday, December 22, 2023 at 10:00 a.m. (Central Time) before the Bankruptcy Court (the “Combined Hearing”). The Combined Hearing may be adjourned from time to time, without further notice other than by filing a notice on the Bankruptcy Court’s docket indicating such adjournment and/or announcement of the adjourned date(s) at the Combined Hearing.

8. Copies of the exhibits contained in this Plan Supplement, and all documents filed in these chapter 11 cases, including the Plan and Disclosure Statement, are available free of charge by visiting https://cases.stretto.com/CoreScientific. You may also obtain copies of the pleadings by visiting the Bankruptcy Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

3

Dated: December 11, 2023

  Houston, Texas

Respectfully submitted,

/s/ Alfredo R. Perez
WEIL, GOTSHAL & MANGES LLP Alfredo R. Pérez (15776275) Clifford W. Carlson (24090024) 700 Louisiana Street, Suite 1700 Houston, Texas 77002 Telephone: (713) 546-5000 Facsimile: (713) 224-9511
Email:	Alfredo.Perez@weil.com
Clifford.Carlson@weil.com

-and-

WEIL, GOTSHAL & MANGES LLP

Ray C. Schrock (admitted pro hac vice)

Ronit J. Berkovich (admitted pro hac vice)

767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Email:	Ray.Schrock@weil.com
Ronit.Berkovich@weil.com

Attorneys for Debtors and Debtors in Possession

Certificate of Service

I hereby certify that on December 11 2023, a true and correct copy of the foregoing document was served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas.

/s/ Alfredo R. Perez
Alfredo R. Pérez

Exhibit B

WEIL DRAFT

CORE SCIENTIFIC, INC.

AS ISSUER,

THE GUARANTORS NAMED HEREIN

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS TRUSTEE AND COLLATERAL AGENT

INDENTURE

Dated as of [•], 2024

10.00%/12.00% CASH/CASH-AND-PAYMENT IN STOCK

CONVERTIBLE SECURED NOTES DUE 2029

CROSS-REFERENCE TABLE1

Reconciliation and tie showing the location in this Indenture of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, as amended. This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311 (a)	7.11
(b)	7.11
312 (a)	2.5
(b)	11.3
(c)	11.3
313 (a)	7.6
(b)	7.6
(b)(2)	7.7
(c)	7.6; 11.2
(d)	7.6
314 (a)(4)	4.4; 11.5
(b)	[12.9]
(c)	11.3
(d)	13.4
(e)	11.5
(f)	N.A.
315 (a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.11
316 (a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	9.4
317 (a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318 (a)	N.A.
(b)	N.A.
(c)	11.1

N.A. means not applicable.

[1]	Cross-references to be made automatic and updated.

TABLE OF CONTENTS2

Page

[2]	Table of Contents to be updated; all page numbers, section references and cross references to be confirmed/revised as necessary as document is advanced.

i

INDENTURE, dated as of [•], 2024, among Core Scientific, Inc., a Delaware corporation (together with its successors and assigns under this Indenture, the “Issuer”), the Guarantors party hereto from time to time, and Wilmington Trust, National Association (together with its successors and assigns under this Indenture, the “Trustee”), as trustee, and Wilmington Trust, National Association (together with its successors and assigns under this Indenture, the “Collateral Agent”), as collateral agent.

WHEREAS, pursuant to the terms and conditions of the [Third] Amended Joint Chapter 11 Plan, dated November [    ], 2023, as the same may be amended, modified or restated from time to time (the “Plan of Reorganization”) relating to the reorganization under Chapter 11 of Title 11 of the United States Code of the Issuer and certain of its direct and indirect Subsidiaries, which Plan of Reorganization was confirmed by order, dated December [    ], 2023, of the Bankruptcy Court (the “Bankruptcy Order”), the holders of [Existing Convertible Noteholder Claims] (as defined in the Plan of Reorganization) are to be issued the Notes (as hereinafter defined) in an initial aggregate principal amount of $260,000,000 (the “Initial Notes”);

WHEREAS, (a) all acts and things necessary to make (i) the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer; (ii) the Guarantees of the Guarantors hereunder the valid, binding and legal obligations of the Guarantors; and (iii) this Indenture a valid agreement of the Issuer and the Guarantors, according to its terms, have been done and performed, and (b) the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises set forth herein, the Issuer and the Guarantors covenant and agree with the Trustee and Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.3

“Acceptable Custodian”4 means any institution organized under the laws of, and operating in, the United States that has been approved in writing by the Collateral Agent (with the consent of the Trustee, acting in accordance with Section 6.2 hereof). As of the Issue Date, each of (i) Coinbase Global, Inc., [(ii) Galaxy, (iii) FalconX, (iv) BitGo, (v) Anchorage, (vi) Fireblocks, (vii) Gemini, and (viii) NYDIG] shall be an Acceptable Custodian.

“Acceptable Intercreditor Agreement” means (a) the Intercreditor Agreement, and (b) any other intercreditor agreement, subordination agreement, or other similar document or instrument purporting to govern intercreditor liens, rights and/or obligations, as the case may be, in each case, entered into by and among the Collateral Agent and one or more other secured parties or representatives thereof, and signed or acknowledged by the Issuer and each of the Guarantors, and, in each case in form and substance satisfactory to the Collateral Agent (it being agreed that, without limitation of anything else in Article 8 hereof, the consent of the requisite Holders determined in accordance with Article 8 hereof shall be required for entry into any agreement pursuant to which any Notes or Liens securing the Notes shall be or shall become subordinated to any other Debt or any Liens securing any other Debt other than in accordance with the terms of this Indenture as of the date hereof).

“Acquired Debt” means (a) Debt of a Person that constitutes the Target of a Permitted Acquisition of Equity Interests; provided, that such Debt (i) was in existence prior to the date of such Permitted Acquisition, (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, (iii) is unsecured, or secured solely by a Lien on the assets of the Target, so long as such Lien was not granted or incurred in connection with, or in contemplation of, such Permitted Acquisition, and (iv) is not guaranteed by the Issuer or any Subsidiary thereof (except

[3]	All covenants and related definitions subject to further updates.
[4]	Role of Acceptable Custodian to be confirmed.

the Target), and (b) Debt assumed by the Issuer or any Guarantor pursuant to a Permitted Acquisition by the Issuer or such Guarantor, as applicable, of any assets; provided, that such Debt (i) was in existence prior to the date of such Permitted Acquisition, (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, (iii) is unsecured, or secured solely by a Lien on the assets acquired pursuant to such Permitted Acquisition, so long as such Lien was not granted or incurred in connection with, or in contemplation of, such Permitted Acquisition, and (iv) is not guaranteed by the Issuer or any Subsidiary thereof.

“Acquisition” means a transaction or series of transactions resulting in (a) acquisition of a business, division, or all or substantially all assets of a Person; (b) record or beneficial ownership of more than 50% of the Equity Interests of a Person; (c) merger, consolidation or combination of a Subsidiary with another Person; or (d) acquisition of real property located in the United States from a Person that is not an Affiliate.

“Acquisition Consideration”: with respect to any Acquisition, including any Permitted Acquisition, the aggregate purchase consideration for such Acquisition or Permitted Acquisition and all other payments by the Issuer or any of its Subsidiaries in exchange for, or as part of, or in connection with, such Acquisition or Permitted Acquisition, whether paid in cash, by issuance of a note, or by exchange of Equity Interests or of other assets or otherwise, and, in each case, whether payable at or prior to the consummation of such Acquisition or Permitted Acquisition or deferred for payment at any future time, and whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Debt, Contingent Acquisition Consideration, Seller Financing Indebtedness, and agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow, profits or other performance (or the like) of any Person or business. For purposes of this Indenture, any such consideration not consisting of Cash paid or payable upon the closing of any such Acquisition or Permitted Acquisition shall be valued at the principal amount thereof in the case of notes or other debt Securities, the stated amount thereof in the case of fixed post-closing installments or similar Seller Financing Indebtedness obligations, the maximum payout amount in the case of any capped Contingent Acquisition Consideration or similar deferred contingent payment obligations, and reasonably estimable Fair Market Value in the case of any other non-Cash consideration.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II and otherwise in compliance with the provisions of this Indenture (including, without limitation, Section [4.1]). The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Affiliate” means with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, each of the Permitted Holders shall be an Affiliate of the Issuer and its Subsidiaries.

“Agent” means each of the Trustee, the Paying Agent, the Conversion Agent and the Collateral Agent.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Anti-Corruption Law” the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar Applicable Law.

“Anti-Terrorism Law” means any law primarily relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law” means with respect to any Person, conduct, transaction, agreement or matter, as the case may be, all laws, rules, regulations and governmental guidelines applicable to such Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (including, with reference to the Issuer and certain of its direct subsidiaries, any order of the United States Bankruptcy Court, pursuant to the Bankruptcy Code or otherwise in connection with the Chapter 11 Cases).

“Applicable Percentage” means, as of any date of determination, an amount, expressed as a percentage, determined by:

dividing (A) $260,000,000 less (x) the principal amount of all Notes that have previously been converted pursuant to a Mandatory Conversion and (y) an amount equal to the Applicable Percentage (as in effect on the date of any notice of redemption, repurchase, acquisition or other cancellation of any Notes described in this clause (y)) of any Notes repurchased or otherwise acquired or cancelled by the Issuer prior to the date of determination, by (B) the aggregate principal amount of Notes outstanding on the date of determination;

provided, however, that if on any date the Applicable Percentage as calculated pursuant to this definition equals zero, then thereafter the Applicable Percentage shall be zero and no more conversions may be effected under this Indenture.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Asset Disposition” means any sale, lease (as lessor), license, consignment, transfer or other Disposition of assets or property (real or personal) (including any Equity Interests) of the Issuer or any Guarantor or Subsidiary thereof, including any, unwinding or termination of any Swap Agreements, any discounting or selling of (with or without recourse) any notes receivable or accounts receivable, a Disposition of property in connection with a sale-leaseback transaction or synthetic lease, and including any Disposition of property pursuant to a Division at Fair Market Value; provided, that Asset Dispositions shall not include any Exempted Dispositions.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

“Bankruptcy Law” means (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment or reorganization law (including any moratorium or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally); (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or all or substantially all of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bitcoin” means the digital currency referred to as such by market practice and transacted via a payment system using peer-to-peer transactions verified by network nodes and recording in a public distributed ledger called the “Blockchain”.

“Bitcoin Disposition” means any Disposition of Bitcoin by the Issuer or any Subsidiary thereof in the Ordinary Course of Business or pursuant to any Permitted BTC Hedging Agreement.

“Board of Directors” means, with respect to any Person, (1) in the case of any corporation, the board of directors of such Person and (2) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Fundamental Change,” any duly authorized committee of such body.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States.

“Borrowed Money” means with respect to any Person, without duplication, (a) debt, indebtedness or other obligations of or owing by such Person that (i) arises from, is incurred as a result of, or otherwise relates to, the lending of any money to such Person by any other Person, (ii) is incurred pursuant to, or evidenced by, any notes, drafts, bonds, debentures, loan agreements or other credit documents, or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was incurred, issued or assumed, or arises, in respect of, or in consideration of, full or partial payment for any property; (b) obligations under Capital Leases; (c) reimbursement obligations with respect to drawn amounts under letters of credit; and (d) Guarantee Obligations with respect to any indebtedness or other obligations of the foregoing types owing by any other Person

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or Delaware.

“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligations” means as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or company, any and all equivalent ownership interests in a Person (other than a corporation or company), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Debt convertible into or exchangeable for any of the foregoing.

“Cash” or “cash” means money, currency or a credit balance in Dollars in any demand or Deposit Account.

“Cash Equivalents” (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case, which are issued by a Lender under the Senior Credit Facility or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender under the Senior Credit Facility) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by any financial institution or other Person reasonably acceptable to the Trustee or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (f) any money market fund of which the assets are comprised of not less than 90% of the items specified in clauses (a) through (e) above. For the avoidance of doubt, Cryptocurrency shall not constitute “Cash Equivalents”.

“Chapter 11 Cases” means the jointly administered cases under Chapter 11 of the Bankruptcy Code (Case No. 22-90341 (DRJ)).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, (a) all property (including personal property, mixed, owned, leased or operated by the Issuer or any Guarantor and Real Estate owned by the Issuer or any Guarantor) that is described in any Security Document as security for any Obligations, and (b) all other property (including all Real Estate, personal property, mixed, owned, leased or operated by the Issuer or any Guarantor) of the Issuer or any Guarantor that now or hereafter secures (or is intended to secure) any Obligations; but, in all cases, excluding Excluded Assets.

“Collateral Agent” (i) means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder [and also (ii) means the administrative agent under the Senior Credit Facility and the Senior Credit Facility lenders]5.

[5]	Note to Draft: Under review.

“Collateral Documents” means, collectively, the Intercreditor Agreement, any pledge agreement, security agreement, guarantee, control agreements, landlord collateral access agreements, mortgages and any other instruments and documents pursuant to which the Issuer or Guarantor grants a Lien on any Collateral as security for the Notes, in each case in accordance with the terms of this Indenture and the Notes.

“Commodity Account” means a “Commodity Account” as such term is defined in accordance with the UCC in effect in the State of New York from time to time.

“Common Stock” means the common stock, par value $[0.0001]6, of the Issuer to be issued (a) on the Plan Effective Date or thereafter under the Plan of Reorganization or (b) as otherwise permitted pursuant to the Plan of Reorganization and the New Corporate Governance Documents (as defined in the Plan of Reorganization).

“Confirmation Order” is as defined in the Plan of Reorganization.

“Consolidated Adjusted EBITDA” means, for any period, an amount equal to (a) Consolidated Net Income for such period, plus (b) each of the following, without duplication, of the amounts for such period of the following in respect of the Issuer and its consolidated Subsidiaries (i) Consolidated Interest Expense, plus (ii) provisions for taxes based on income, plus (iii) total depreciation expense, plus (iv) total amortization expense, plus (v) other non-Cash charges reducing Consolidated Net Income (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charges in any future period or amortization of a prepaid Cash charge that was paid in a prior period), plus (vi) customary and reasonable fees, costs and expenses incurred in connection with (1) the negotiation, execution, delivery and performance of any third party Debt permitted hereunder and any amendments, modifications, supplements or waivers of any of the foregoing or of this Indenture, (2) any investments, dispositions or acquisitions (whether consummated or not consummated) and (3) the incurrence, issuance, administration, prepayment, amendment or refinancing of Debt or issuances of equity made (or attempted to be made) if permitted hereunder; plus (vii) with respect to any Permitted Acquisitions (or other Acquisition made in accordance with the terms of this Indenture) (exclusive of all reasonable fees and expenses of such transaction), losses attributable to purchase accounting (i.e., the effect of any non-cash items resulting from any amortization, write-down or write-off assets (including intangible assets, goodwill and deferred financing costs) in connection with any such Acquisition), in the event that such an adjustment is made, in each case, in accordance with GAAP, plus (viii) with respect to any Permitted Acquisitions, earn-outs to the extent accrued or paid in cash, plus (ix) extraordinary, unusual or non-recurring items, including non-recurring recruitment, relocation and/or severance expense, plus (x) compensation and reimbursement of expenses of members of the Board of Directors of the Issuer, plus (xi) all losses on sales of assets outside the ordinary course of business, plus (xii) proceeds of business interruption insurance and other charges, losses or expenses to the extent indemnified, insured, reimbursed or reimbursable or otherwise covered by a third party, in each case, to the extent actually received in cash, plus (xiii) any adjustments and add backs (other than pro-forma synergies, revenue enhancements or similar items) specifically identified (and only for specific amounts and time periods set forth therein) in any quality of earnings reports prepared in connection with any Permitted Acquisition or other acquisition constituting a permitted investment by an accounting firm of nationally recognized standing and, in each case, to the extent approved by the Trustee (such approval not to be unreasonably withheld, conditioned or delayed), minus (c) in each case, to the extent increasing Consolidated Net Income, the sum, without duplication, of the amounts for such period of (i) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), plus (ii) interest income, plus (iii) other non-ordinary course income.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Issuer and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property, equipment or similar items, or which should otherwise be capitalized” as reflected in the consolidated statement of cash flows of the Issuer and its Subsidiaries; provided, that (a) Acquisition Consideration or any capitalized software development cost shall not constitute Consolidated Capital Expenditures, (b) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in or sale of similar equipment or with insurance proceeds therefrom shall be included as Consolidated Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such

[6]	Note to Draft: Par value of new common stock to be confirmed.

equipment for the equipment being traded in at such time or the proceeds of such sale or the amount of such insurance proceeds, as the case may be, and (c) Consolidated Capital Expenditures shall not include (i) any such expenditure made or paid with the Net Cash Proceeds in respect of the issuance of any Equity Interests (other than Disqualified Equity Interests) of the Issuer or any direct or indirect parent thereof, (ii) any such expenditure to the extent the Issuer or its Subsidiaries are reimbursed in cash by a third party (other than a Guarantor or any Subsidiary of a Guarantor) during the same period within which such expenditure was made and (iii) any such expenditure made in connection with the reinvestment of Net Cash Proceeds as permitted under Section 4.5.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period based upon GAAP, excluding (i) any paid-in-kind interest and any other amount not payable in cash, (ii) amortization of deferred financing costs and (iii) any realized or unrealized gains or losses attributable to Swap Agreements.

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Issuer and its Subsidiaries on a consolidated basis that are properly classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents, deferred bank fees and derivative financial instruments related to Debt, the current portion of current and deferred taxes and assets held for sale or pension assets.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Issuer and its Subsidiaries on a consolidated basis that are properly classified as current liabilities in conformity with GAAP, excluding the current portion of long-term debt.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for the Issuer and its Subsidiaries on a consolidated basis equal to (a) Consolidated Cash Interest Expense, (b) scheduled payments of principal (or equivalent amounts) on Consolidated Total Debt, and any scheduled payments principal and/or rent related to any Capital Leases (including the New Miner Equipment Lender Debt), (c) Consolidated Maintenance Capital Expenditures, and (d) the current portion of taxes provided for with respect to such period in accordance with GAAP.

“Consolidated Interest Expense” means, [for any period, total interest expense of the Issuer and its Subsidiaries on a consolidated basis with respect to all outstanding Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swap Agreements, but excluding, however, (i) any amount not payable in cash, (ii) any amounts referred to in Section [•] payable on or before the Issue Date, including any underwriting fees or original issue discount paid in connection with the consummation of the Transactions and any agency fees payable to the Trustee or the Collateral Agent in connection with the Notes Documents, (iii) any expenses paid in connection with the consummation of the Transactions, and (iv) any fees and/or expenses paid in connection with any Permitted Acquisition or other Investments or in connection with any amendment or waiver with respect to any outstanding Indebtedness or any expenses and upfront fees (including any original issue discount) incurred in connection with any Indebtedness the proceeds of which are applied to fund any Permitted Acquisition or other Investment.]

“Consolidated Maintenance Capital Expenditures” means, for any period, Consolidated Capital Expenditures and any other expenditure made by the Issuer or its Subsidiaries to maintain the operating capacity of, extend the useful life of or refurbish the condition or usefulness of, (a) facilities for the repair and storage of equipment, (b) office facilities, (c) equipment, (d) computers, (e) furniture, (f) vehicles, or (g) other Consolidated Capital Expenditures and other such expenditures not to exceed [$100,000] in any trailing twelve month period, but that are not properly chargeable to repairs and maintenance in accordance with GAAP and the Issuer’s historical capitalization policies before the Issue Date (unless required otherwise by new rules implemented under GAAP).

“Consolidated Net Income” means, for any period, (a) the net income (or loss) of the Issuer and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (b) in each case, to the extent otherwise included in such net income (or loss) and without duplication, (i) the income (or loss) of any Person that is not a Wholly-Owned Subsidiary, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Wholly-Owned Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its Wholly-Owned Subsidiaries or that Person’s assets are acquired by the Issuer or any of its Wholly-Owned Subsidiaries, (iii) the income of any Subsidiary of the Issuer to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Dispositions or returned surplus assets of any Pension Plan, [(v) any after tax gain or loss attributable to returned surplus assets of any Pension Plan for such period, (vi) the income or loss of any Person for such period attributable to the early extinguishment of any Indebtedness or obligations under any Swap Contracts or other derivative instruments, in each case, to the extent permitted hereunder, (vii) all foreign currency translation gains or losses to the extent such gains or losses are non-cash items, (viii) the cumulative effect of any change in accounting principles and (ix) to the extent not included in clauses (i) through (viii) above, any net extraordinary gains or net extraordinary losses (in each case, as determined by reference to GAAP immediately prior to giving effect to FASB’s Accounting Standards Update No. 2015-01).]

“Consolidated Total Debt” means, as at any date of determination, the aggregate amount of Debt of the type described in clauses (a), (c), (e) (to the extent drawn and not reimbursed), (f), (g) and (i) of the term “Debt” of the Issuer and its Subsidiaries then-outstanding (which shall be determined on a consolidated basis in accordance with GAAP).

“Consolidated Working Capital” means, as at any date of determination, the difference of Consolidated Current Assets minus Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) equal to the difference of (i) Consolidated Working Capital as of the beginning of such period, minus (ii) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded (a) the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period, (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Swap Agreement and (d) the application of purchase or recapitalization accounting.

“Contingent Acquisition Consideration” means any earnout obligation or similar deferred or contingent obligation of the Issuer or any of its Subsidiaries incurred or created in connection with any Acquisition.

“Contingent Obligation” means any obligation of a Person arising from any guarantee (including all Guarantee Obligations), indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guarantee, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto as determined by such Person in good faith.

“Contingent Value Rights” means the contingent value rights issued by the Issuer pursuant to, and governed by, the Contingent Value Rights Agreement, dated [•], 2024, by and between the Issuer and [•], a [•] [trust company], as calculation agent and rights agent.

“Control Agreement” means an agreement with respect to any Deposit Account, Security Account or Commodity Account entered into by and among the Issuer or the Guarantor in whose name such Deposit Account, Security Account or Commodity Account is maintained, the institution(s) maintaining such Deposit Account, Security Account or Commodity Account, and Collateral Agent, which agreement shall be in form and substance reasonably acceptable to the Trustee and effective to establish “control” (within the meaning set forth in Sections 9-104 and 9-106 of the Uniform Commercial Code) of such Deposit Account, Security Account or Commodity Account in favor of the Collateral Agent to the extent required to perfect the Collateral Agent’s Lien on such Deposit Account, Security Account or Commodity Account.

“Conversion Agent” means any Person authorized by the Issuer to facilitate the conversion of the Notes pursuant to this Indenture on behalf of the Issuer.

“Conversion Date” means the date of any Optional Conversion or Mandatory Conversion.

“Conversion Price” means, as of any time, $1,000 divided by the Conversion Rate as of such time.

“Copyrights” means all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at [•], Attn: [•],7 or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Cryptocurrency” means any digital or electronic asset or currency (including Bitcoin and Ethereum) transacted, exchanged or otherwise subsisting on the blockchain or other decentralized or distributed ledger or similar digital platform.

“Daily VWAP” means for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FET<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the primary trading session trading hours.

“Debt” means, as applied to any Person, without duplication, (a) all indebtedness and obligations of such Person for Borrowed Money; (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities on the balance sheet of such Person; (c) all obligations of such Person arising with respect to non-contingent earnout or similar non-contingent obligations incurred in connection with an Acquisition; (d) all Disqualified Equity Interests; (e) all reimbursement obligations in respect of letters of credit issued for the account of such Person; (f) all Debt of a second Person secured by any Lien on any property owned by such first Person, whether or not such Debt has been assumed; (g) all Capital Lease Obligations of such Person; (h) all obligations of such Person under Swap Agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount) and (i) without duplication, all Contingent Obligations of such Person with respect to Debt described in (a) through (h) above; provided, that Debt shall not include (i) trade payables and accrued expenses, in each case arising in the Ordinary Course of Business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller or (iv) any obligations or liabilities under any agreement relating to any Permitted Asset Disposition, power purchase agreements or hosting agreements. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. The amount of Debt of any Person for purposes of clause (iii) shall be deemed to be equal to the lesser of (1) the aggregate unpaid amount of such Debt and (2) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

[7]	Trustee to provide.

“Default” means an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Deposit Account” means a “Deposit Account” as such term is defined in accordance with the UCC in effect in the State of New York from time to time.

“Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company (“DTC”) and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disposition” means with respect to any Person, any conveyance, sale, lease (as lessor), license (as licensor), exchange, assignment, transfer or other Disposition by such Person of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of Cash, Cash Equivalents, Securities or any other property or assets. For purposes of clarification, “Dispose” shall include (a) any issuance, sale or other transfer of any Equity Interests of a Subsidiary (other than to the Issuer or another Subsidiary) and shall not include any issuance, sale or other transfer of any Equity Interests of the Issuer, (b) the sale or other Disposition for value of any Bitcoin or other Cryptocurrency, or any contracts in respect thereof, (c) the early termination or modification of any contract by any Person resulting in the receipt by such Person of a Cash payment or other consideration in exchange for such event (other than payments in the ordinary course for previously accrued and unpaid amounts due through the date of termination or modification), and (d) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto) by the Issuer or any of its Subsidiaries. “Dispose” shall have a corresponding meaning.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable (other than (i) solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering, asset disposition or similar event shall be subject to the payment in full of the Notes), or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity Interests solely because the holders of the Equity Interests have the right to require the Issuer or any Subsidiary to repurchase such Equity Interest upon the occurrence of a change of control or an asset disposition will not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that the Issuer or such Subsidiary, as applicable, may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 4.3.

“Distribution” means any (a) any dividend or other distribution, liquidation preference, direct or indirect, on account of any shares of any class of Equity Interests of the Issuer or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests (other than any Disqualified Equity Interests); (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests of the Issuer (or any direct or indirect parent thereof) or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of the Issuer (or any direct or indirect parent thereof) or any of its Subsidiaries now or hereafter outstanding (other than with respect to the Convertible Notes, the Warrants or the Contingent Value Rights).

“Division” the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“dollars” or “$” means the lawful currency of the United States of America.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice” means a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.

“Equipment” means “Equipment” as such term is defined in accordance with the UCC in effect in the State of New York from time to time.

“Equity Interest” means the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) Person having any other form of equity security or ownership interest in another Person, including common stock and preferred stock, and including all of the warrants, options or other rights for the purchase or acquisition from such Person of such Equity Interests in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Issuer or a Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Issuer, any Guarantor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Issuer, any Guarantor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Issuer or any Guarantor or ERISA Affiliate; or (h) with respect to any Pension Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or a failure to make a required contribution to a Multiemployer Plan.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Account” means any Deposit Account in the name of the Issuer or any Guarantor (a) that is used exclusively for payroll, payroll taxes and other employee wage and benefit payments in the Ordinary Course of Business; (b) that is a trust, fiduciary, or withholding tax payment account or (c) accounts set forth on [Schedule 1]8 hereto which are listed as Excluded Accounts; provided, that no other Deposit Accounts shall constitute an Excluded Account.

“Excluded Assets” means each of the following:

(a) any lease, license, contract, or agreement (including, with respect to any Purchase Money Debt or similar arrangement, in each case, permitted hereunder, the assets subject thereto) to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder and its interests in any Real Estate which is demised thereby and any improvement thereon, in each case, if and only for so long as the grant of a security interest or Lien under this Indenture (i) is prohibited by Applicable Law, or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or such Guarantor therein pursuant to Applicable Law, (ii) would require the consent of third parties, and such consent shall have not been obtained notwithstanding the Issuer’s or such Guarantor’s commercially reasonable efforts to obtain the same (other than with respect to Real Estate existing as of the Closing Date, for which no such efforts shall be required), or (iii) would constitute or result in a breach, termination or default under any such lease, license, contract or agreement (in each case other than to the extent that any such prohibition, limitation, consent requirement or other term thereof is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction, the Bankruptcy Code or any other Applicable Law or any principles of equity); provided, that such lease, license, contract or agreement (including, with respect to any Purchase Money Debt or similar arrangement, in each case, permitted hereunder, the assets subject thereto), the rights and interests of the Issuer or any Guarantor thereunder and/or the Issuer or such Guarantor’s interest in any such Real Estate which is demised thereby and any improvements thereon will, in any case, will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset, and will become Collateral, immediately and automatically, at such time as such consequences will no longer result;

(b) Excluded Accounts;

(c) any United States intent-to-use trademark applications to the extent the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; and

(d) Margin Stock;

provided, that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets); provided, further, that upon the occurrence of an event that renders property to no longer constitute Excluded Assets, including submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) with respect to an intent-to-use trademark application, a security interest in such property shall be automatically and simultaneously be granted under the Security Documents and such property shall be automatically and immediately included as Collateral hereunder.

[8]	Note to Draft: To discuss inclusion of schedule.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any Swap Agreement, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Agreement (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Exempted Dispositions” means:

(a) any Disposition of property or assets with an aggregate Fair Market Value or book value (whichever is more) not in excess $2,000,000; provided, that the aggregate Fair Market Value or book value (whichever is more) of all such Dispositions shall not exceed $2,000,000 in any Fiscal Year;

(b) any Disposition of property that is obsolete, surplus, unmerchantable or otherwise unsalable, including the abandonment or other Disposition of immaterial Intellectual Property, in the Ordinary Course of Business

(c) the sale or discount (or forgiveness), in each case, without recourse and in the Ordinary Course of Business, of accounts receivable or notes receivable overdue by more than 90 days, but only in connection with the compromise or collection thereof or in connection with the bankruptcy or reorganization of the applicable account debtors and Dispositions of any securities received in any such bankruptcy or reorganization;

(d) any Disposition resulting from any casualty or other insured damage to, or any taking under any power of eminent domain or by condemnation or similar proceeding of, any real or personal property of the Issuer or any Guarantor;

(e) any transaction permitted by Section [4.2, 4.3, 4.4 or 4.7]9 ;

(f) any non-exclusive License for any Intellectual Property, leases or subleases, in each case, in the Ordinary Course of Business;

(g) any Disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (and such purchase is consummated within 270 days after the date of such exchange), or (ii) the proceeds of such Disposition are applied to the purchase price of replacement property (which replacement property is actually purchased within 270 days after the initial receipt of such monies (which may be extended by ninety-five (95) days if a written commitment to reinvest has been entered into prior to the lapse of such 270 day period); provided, that, any property acquired hereunder shall constitute Collateral, and the Collateral Agent shall be granted a fully perfected Lien thereon in accordance with the requirements hereof and having the same priority as all other Liens granted to secure the Notes;

(h) any lease, sublease, license or sublicense of any real or personal property which is entered into in good faith and does not materially interfere with the business of the Issuer or the Guarantors, taken as a whole, or which is entered into in the Ordinary Course of Business;

(i) the unwinding of any Swap Agreements;

(j) any Disposition approved in writing by the Trustee;

[9]	Note to Draft: Cross-references to be confirmed.

(k) any Disposition of any asset by the Issuer or a Guarantor to the Issuer or another Guarantor in the Ordinary Course of Business, so long as any property subject to the same shall remain subject to a fully perfected, first-priority Lien in favor of the Collateral Agent to the extent provided hereunder;

(l) any Bitcoin Disposition; and

(m) (i) any issuance, sale or other transfer of any Equity Interests of a Subsidiary to the Issuer or another Subsidiary or (ii) any issuance, sale or other transfer of any Equity Interests of the Issuer;

(n) the liquidation or other Disposition of cash or Cash Equivalents in the Ordinary Course of Business.

“Fair Market Value” means with respect to any asset or item of property, the sale value that would be obtained therefor in an arm’s-length, free market transaction between an informed and willing seller under no compulsion to sell, and an informed and willing buyer under no compulsion to buy, as determined in good faith.

“Fiscal Quarter” means each period of three months, commencing on the first day of a Fiscal Year.

“Fiscal Year” means the fiscal year of the Issuer and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means the ratio, as of the last day of each Fiscal Quarter, of (i) Consolidated Adjusted EBITDA for the Test Period then most recently ended, to (ii) Consolidated Fixed Charges for the Test Period then most recently ended.

“FLSA” means the Fair Labor Standards Act of 1938.

“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by the Issuer, any Guarantor or any Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of the Issuer, any Guarantor or any Subsidiary.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) at any time, and for any reason whatsoever, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, (i) shall obtain the power (whether or not exercised) to elect a majority of the members of the Board of Directors of the Issuer, or (ii) shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests of the Issuer representing more than 35% of the voting or economic power or interests in the Issuer;

(b) the sale or transfer (directly or indirectly, and whether pursuant to a single transaction or series of related transactions) of all or substantially all of the assets of the Issuer on a consolidated basis to any Person other than one or more of the Issuer’s direct or indirect Wholly Owned Subsidiaries;

(c) a “change of control” or any comparable term under, and as defined in, any agreement governing Debt for Borrowed Money in an aggregate principal amount exceeding $10,000,000; or

(d) at any time after the Initial Listing Date, the Common Stock (or any other security into which the Notes are then convertible) ceases to be listed or quoted on any of the NYSE American, The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market (or any of their respective successors);

provided, however, that a transaction or event or series of transactions or events specified in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of shares of Common Stock in such transaction or event or series of transactions or events (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) under clause (b) above consists of shares of common stock or other similar common equity interests traded or to be traded immediately following such transaction or event or series of transactions or events on NYSE American, The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market (or any of their respective successors) and, as a result of the transaction or event or series of transactions or events, the Notes become convertible, upon satisfaction of the conditions to conversion, into such shares of Common Stock or other similar common equity interests and other applicable consideration (subject to the provisions of Section 11.3) all in accordance with the provisions of Article Eleven. If, as a result of any Merger Event, the Notes become exchangeable into Reference Property (in lieu of Common Stock), the supplemental indenture described in the first paragraph of Section 11.8(a) shall provide for amendments to the definition of Fundamental Change so that thenceforth references therein to Common Stock shall, as nearly equivalent as practicable, instead be references to the Reference Property.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Global Intercompany Note” means a Global Intercompany Note substantially in the form of [Exhibit D] hereto.

“Global Note Legend” means the legend identified as such in Exhibit A.

“Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee issued in accordance with Section 2.6.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

“Grantor” has the meaning given to such term (or any equivalent term, such as pledgor or mortgagor) in the applicable Collateral Documents.

“Group” shall have the meaning used in Section 13(d) and 14(d) of the Exchange Act.

“Guarantee” means any guarantee in accordance with the provisions of this Indenture of the Issuer’s Debt or other obligations under, or with respect to, the Notes, this Indenture and the other Notes Documents, whether provided by any direct or indirect Subsidiary of the Issuer (including the Guarantees by the Guarantors dated as of the date of this Indenture) or by any other Person. When used as a verb, to “Guarantee” shall have a corresponding meaning.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”) any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Debt, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof, as determined by the Issuer in good faith.

“guarantees” means, as applied to any Debt or other obligation,

(a) a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(b) except for the purposes of [Section 4.15], an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the mortgage, charge or pledge of assets and the payment of amounts drawn down under letters of credit;

provided, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Indenture (other than such obligations with respect to Debt). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantors” means each Subsidiary of the Issuer on the Issue Date that is a party to this Indenture for purposes of providing a Guarantee, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of this Indenture.

“Holder” means any registered holder, from time to time, of the Notes.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Issuer (a) whose assets as of the end of the most recent Fiscal Quarter have an aggregate Fair Market Value of less than $2,500,000, and (b) whose Consolidated Adjusted EBITDA for the most recently ended Fiscal Quarter are less than $2,500,000; provided, that, (i) in no event shall the total assets or Consolidated Adjusted EBITDA of all Immaterial Subsidiaries exceed $5,000,000 at any time; (ii) a Subsidiary shall not constitute an Immaterial Subsidiary until such time as compliance with the requirements of this definition shall have been certified in an Officer’s Certificate that is delivered to the Trustee, and (iii) in no event shall a Person constitute an Immaterial Subsidiary if such Person shall, directly or indirectly, guarantee or provide any credit support for, or be subject to any Contingent Obligation in respect of, any Debt of the Issuer or any Subsidiary thereof. As of the Issue Date, the only Immaterial Subsidiaries are the Persons set forth on [Schedule 2] hereto.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Listing Date” means the later of (i) the Plan Effective Date and (ii) the date on which the shares of Common Stock are first listed for trading on any of the NYSE American, The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market (or any of their respective successors).

“Initial Notes” has the meaning set forth in the preamble hereto.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law, rule or regulation for, or any agreement of such Person to any or a combination of the following (each, a “Bankruptcy Law”): (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment or reorganization law (including any moratorium or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally); (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or all or substantially all of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, by and among the Trustee, the Collateral Agent, and Wilmington Trust, National Association, as the trustee and collateral agent for the Secured Notes, and Wilmington Trust, National Association, as the administrative agent for the Senior Credit Facility, as the same may be amended, amended and restated, supplemented, modified or replaced from time to time in accordance therewith. 10

“Intellectual Property” means all intellectual and similar property of a Person, including: Patents, Trademarks, Copyrights and Technology; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; and all intellectual property rights in all books and records relating to the foregoing.

“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that the Issuer’s or any Subsidiary’s ownership, use, marketing, sale or distribution of any Intellectual Property or other property or methods, processes or services violates, infringes, dilutes or misappropriates another Person’s Intellectual Property.

“Intellectual Property Collateral” means all Intellectual Property and Licenses of the Issuer and each Guarantor, whether now or hereafter owned, licensed or acquired, in each case, excluding any Excluded Assets.

“Interest Payment Date” means each March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2024.

“Inventory” is as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Person’s business (but excluding Equipment).

“Investment” means an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or a loan advance or capital contribution to or other debt or equity investment in a Person.

“Issue Date” means, in respect of (i) the Initial Notes, January [•], 2024, and (ii) any Additional Notes, the date on which such Additional Notes are initially issued.

“Issuer” means the party named as such in this Indenture until a successor replaces them and, thereafter, means such successor.

“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the Board of Directors of the Issuer.

“Landlord Collateral Access Agreement” means any agreement in favor of Collateral Agent, on behalf of the Secured Parties, of any lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon or having rights or interests in, any of the Collateral in form and substance reasonably satisfactory to the Collateral Agent, waiving or subordinating Liens or certain other rights or interests such Person may hold in regard to the Collateral and providing Collateral Agent access to its Collateral.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for

[10]	Note to Draft: Subject to review of the Intercreditor Agreement.

trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“License” means all license agreements with, and covenants not to sue, any other party with respect to any Intellectual Property or Intellectual Property Collateral, whether such the Issuer or a Guarantor is a licensor or licensee under any such license agreement, together with any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, breaches or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all of the Intellectual Property or Intellectual Property Collateral.

“Lien” means any Person’s interest in real or personal property securing an obligation owed to, or a claim by, such Person, including any mortgage, deed of trust, lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, encumbrance or other title exception.

“Make-Whole Fundamental Change” means any transaction or event that occurs prior to the maturity date of the Notes and constitutes a Fundamental Change (as determined after giving effect to any exceptions thereto or exclusions therefrom).

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the shares of Common Stock are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the shares of Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the shares of Common Stock or in any options contracts or futures contracts relating to the shares of Common Stock.

“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances (a) has had or could be reasonably expected to have a material adverse effect (i) on the business, operations, properties, or financial condition of the Issuer and its Subsidiaries, taken as a whole, (ii) on the value of Collateral, taken as a whole, (iii) on the enforceability of any Notes Documents, or (iv) on the validity or priority of Collateral Agent’s Liens on a material portion of the Collateral; (b) materially impairs or has a material adverse effect on the ability of the Issuer and the Guarantors, taken as a whole, to perform their obligations under the Notes Documents, including repayment of any Notes; or (c) otherwise impairs or has a material adverse effect on the ability of Collateral Agent to enforce or collect any Notes or to realize upon a material portion of the Collateral.

“Material Contract” means any written agreement or arrangement to which the Issuer or a Subsidiary is party (other than the Notes Documents or any other commercial contracts) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity” means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Takeback Debt” is as defined in the Plan of Reorganization.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Issuer or any Guarantor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“M&M Lien Settlement Debt” means all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or the Guarantors to each holder of an M&M Lien Secured Claim (as defined in the Plan of Reorganization) and issued pursuant to the applicable M&M Lien Settlement (as defined in the Plan of Reorganization).

“M&M Lien Takeback Debt” means all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or the Guarantors to each holder of an [M&M Lien Secured Claim (as defined in the Plan of Reorganization)].

“Net Cash Proceeds” means, subject to the terms of the New Miner Equipment Intercreditor Agreement, as applicable, with respect to any Asset Disposition by any Person, cash and Cash Equivalents received by or for such Person’s account with respect to, or in connection with, such Asset Disposition, net of (i) reasonable direct costs and expenses relating to, and payable as a condition to consummating, such Asset Disposition (including investment banking fees, consultant fees, survey costs, title insurance premiums, and related search and recording charges, legal fees and reasonable broker’s fees or sales commissions and similar costs and expenses paid or payable in connection with such Asset Disposition), (ii) Taxes paid, or reasonably expected to be payable, by such Person, the Issuer or any of its Subsidiaries as a result of, or in connection with, such Asset Disposition, and (iii) (x) the repayment of any Debt secured solely by the asset or property subject to such Asset Disposition, if such repayment is required as a condition to consummating such Asset Disposition, and (y) in the case of real property, the repayment of any mortgages secured by or obligations secured by mechanics’, construction or similar liens on such property, if such repayment is required as a condition to consummating such Asset Disposition.

“New Miner Equipment Lender Debt” means the Miner Equipment Lender Takeback Debt (Default) and Miner Equipment Lender Takeback Debt (Election 2), each as defined in the Plan of Reorganization.

“New Miner Equipment Lender Debt Documents” means those certain loan and security agreements, as in effect on the Plan Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof), in each case, by and between the Issuer or Guarantor that is party to the applicable Miner Equipment Lender Agreement (as defined in the Plan of Reorganization) and the applicable New Miner Equipment Lender.

“New Miner Equipment Lenders” means any of: (a) 36th Street Capital Partners, LLC, (b) Bank of the West, (c) Dell Financial Services L.L.C., (d) Indigo Direct Lending, LLC, (e) Meridian Equipment Finance LLC, (f) North Mill Equipment Finance LLC, (g) North Star Leasing, (h) Prime Alliance Bank, Inc., and (i) Wingspire Equipment Finance LLC (f/k/a Liberty Commercial Finance LLC).

“New Miner Equipment Intercreditor Agreement” means that certain first lien/second lien miner equipment intercreditor agreement entered into by and among any New Miner Equipment Lender (or any representative thereof) and the Collateral Agent, on the Issue Date.

“Note Custodian” means the Person appointed as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Notes Documents” means this Indenture, any Note, each Guarantee, the Collateral Documents, and any other document or instrument designated by the Issuer as a “Notes Document”. Any reference in this Indenture or any other Notes Document shall include all appendices, exhibits or schedules thereto.

“Notes” means the Initial Notes and any Additional Notes.

“Obligation” means all (a) principal of the Notes, (b) interest (including any interest which but for the filing of an Insolvency Proceeding would have accrued on any Obligation, whether or not a claim is allowed or allowable for such interest), expenses, indemnification obligations and other amounts payable by the Issuer or the Guarantors under the Note Documents, and (c) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Note Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an acceptance, loan, guarantee, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the President, any Executive Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by a director or an Officer of the Issuer, a Guarantor or a Surviving Entity, as the case may be, and delivered to the Trustee; each such Officer’s Certificate shall comply with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof.

“Opinion of Counsel” means a written opinion from external legal counsel reasonably acceptable to the Trustee or other applicable recipient(s) of such opinion; each such Opinion of Counsel shall comply with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof.

“Ordinary Course of Business” means when used in connection with, or in respect of, any obligation of, or any transaction involving, entered into, or consummated by, or any action taken by, or any agreement or arrangement entered into by, any Person (including any Disposition) (each, an “Applicable Transaction”), means, and shall be deemed to require, that such Applicable Transaction shall be consummated, conducted, effectuated, or otherwise take place on an arm’s length basis, in the ordinary course of such Person’s business and consistent with such Person’s past practice, and, in each case, in good faith and not for purposes of evading any covenant or restriction in, or any requirement of, any Notes Document, any Restructuring Transaction Document or Applicable Law; provided, that any Applicable Transaction involving Cryptocurrency (including any Asset Disposition or any other sale, transfer or other Disposition of any Cryptocurrency) shall, in each case, only be considered to be in the Ordinary Course of Business if consummated at Fair Market Value.

“Organizational Documents” means with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA” means the Occupational Safety and Hazard Act of 1970.

“Parent Company” means any other Person, or group of Persons that are Affiliates of the Issuer of which the Issuer is an indirect Subsidiary.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Patents” means all patents and all patent applications (whether issued, applied for or allowed in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) inventions, discoveries, designs and improvements described or claimed therein, (iii) reissues, divisions, continuations, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Paying Agent” means any Person authorized by the Issuer to pay principal of, and interest on, any Notes on behalf of the Issuer.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Issuer or any Guarantor or ERISA Affiliate or to which the Issuer, Guarantor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Acquisition” means any Acquisition by the Issuer or any Guarantor; provided:

(a) immediately prior to, and after giving effect to, such Acquisition, as of the time of, and pro forma for (after giving effect to) such Acquisition, no Event of Default shall have occurred or shall be continuing or would result therefrom; and

(b) in the case of an Acquisition of (i) Equity Interests, so long as all of the Equity Interests (except for any such Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person such Acquisition shall be owned 100% by the Issuer or a Guarantor and the Issuer or such Guarantor shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Issuer or such Guarantor, each of the actions set forth in Section 4.36, as applicable, and (ii) assets, including a business line or division of any Person, the Issuer or such Guarantor shall have taken, or caused to be taken, as of the date such assets are acquired, each of the actions set forth in Section 4.36, as applicable.

“Permitted Asset Disposition” means any of the following Dispositions:

(a) any sale of property or any Disposition of property not otherwise described pursuant to any other clause of this definition (except any issuance of any Equity Interests by any Subsidiary of the Issuer); provided, that (i) the aggregate Fair Market Value or book value (whichever is more) of property Disposed of in reliance on this clause (a) shall not exceed the greater of (A) $2,000,000 and (B) [TBD]% of Consolidated Adjusted EBITDA as of the last day of the Test Period most recently ended and (ii) the Net Cash Proceeds thereof shall be applied as required by Section 4.5.

(b) any sale-leaseback transaction consummated in the Ordinary Course of Business; provided, that (i) the aggregate Fair Market Value or book value (whichever is more) of property subject to, or disposed of, in all sale-leaseback transactions consummated in reliance on this clause shall not exceed $5,000,000 in the aggregate, (ii) such sale-leaseback transaction shall be at arm’s-length and with a Person who is not an Affiliate, (iii) as of the time of, and pro forma for, such sale-leaseback transaction, no Event of Default shall have occurred or shall be continuing, or would be expected to result therefrom and (iv) the Fixed Charge Coverage Ratio, as of the last day of the Test Period most recently ended prior to such sale-leaseback transaction, shall be at least 2:00 to 1.00 (pro forma for contemplated transaction) and (v) the Net Cash Proceeds of such sale-leaseback transaction shall be applied as required by Section 4.5 (sale-leaseback transactions consummated in compliance with the foregoing, “Permitted Sale-Leaseback Transactions”);

(c) other Asset Dispositions (except any issuance of any Equity Interests by any Subsidiary of the Issuer); provided, that (i) the aggregate Fair Market Value or book value (whichever is more) of property disposed of in reliance on this clause (c) shall not exceed $5,000,000 in any single Disposition or $15,000,000 in the aggregate in any Fiscal Year; (ii) the consideration received for such Asset Dispositions shall be in an amount at least equal to the Fair Market Value thereof (determined in good faith by the Board of Directors of the Issuer), (iii) for Assets Dispositions involving aggregate Fair Market Value or book value (whichever is more) of $10,000,000 in any single Disposition, no less than 75% of the consideration thereof shall be paid in cash or Cash Equivalents and (iv) the Net Cash Proceeds thereof shall be applied as required by Section 4.5; and

(d) other Dispositions (except any issuance of any Equity Interests by any Subsidiary of the Issuer); provided, that the aggregate Fair Market Value of all property Disposed of in reliance on this clause shall not exceed [5.0]% of the Consolidated Total Assets of the Issuer and its Subsidiaries as of the most recently ended Fiscal Quarter.

Notwithstanding anything to the contrary contained in this Indenture or in any other Notes Document, neither the Issuer nor any of its Subsidiaries shall be permitted to Dispose of any patents, copyrights, trademarks and other Intellectual Property rights of the Issuer or any of its Subsidiaries material to the business of the Issuer or any of its Subsidiaries (except to the extent constituting an Exempted Disposition).

“Permitted BTC Hedging Agreement” means any forward sales or hedging arrangement with respect to the Issuer and the Guarantors’ present or anticipated Bitcoin inventory.

“Permitted Contingent Obligations” means Contingent Obligations permitted pursuant to Section 4.1(m). “Permitted Debt” has the meaning set forth in Section 4.1.

“Permitted Holders” means any Person that, as of the Plan Effective Date, owns 10% or more of the Common Stock of the Issuer.

“Permitted Liens” has the meaning set forth in Section 4.2.

“Permitted Prior Lien” has the meaning set forth in Section 4.2(j).

“Permitted Refinancing” means with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Debt of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and customary fees, expenses, original issue discount and upfront fees incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the maturity date of, or has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Debt prior to such date of determination); (c) as of the time of, and pro forma for (after giving effect to) such modification, refinancing, refunding, renewal or extension, no Event of Default shall have occurred or shall be continuing or would result therefrom; (d) to the extent such Debt being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Notes, such modification, refinancing, refunding, renewal or extension shall be subordinated in right of payment to the Notes on terms, taken as a whole, at least as favorable to the Holders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended; (e) to the extent that the Debt being modified, refinanced, refunded, renewed or extended, (i) is secured, any Liens securing such modification, refinancing, refunding, renewal or extension shall only attach to the same (or lesser) assets, (ii) is secured on a junior or subordinated basis to the Notes, any Liens securing such modification, refinancing, refunding, renewal or extension shall be subordinated to any Liens securing the Notes, in each case, on terms, taken as a whole, at least as favorable to the Holders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended and on such other terms and subject to documentation reasonably acceptable to the Collateral Agent, (iii) is expressly permitted by this Agreement to be secured by any assets on a pari passu or senior basis to the Notes and any Liens securing such modification, refinancing, refunding, renewal or extension, and any holder of such Liens, shall be subject to an Acceptable Intercreditor Agreement; (f) any modification, refinancing, refunding, renewal or extension of any unsecured Debt shall only be permitted to the extent that any Debt incurred or arising as a result thereof shall be unsecured or could otherwise be secured by Lien pursuant to the terms of this Indenture; and (g) the terms and conditions of any such modification, refinancing, refunding, renewal or extension, taken as a whole, shall not be materially less favorable to the Holders than the terms and conditions of the Debt being modified, refinanced, refunded, renewed or extended, unless otherwise permitted pursuant to the terms of this Indenture.

[“Permitted Restrictions” means prohibitions, restrictions, or conditions under or with respect to any of the following: (a) the Notes Documents, the Secured Notes Documents and the Senior Credit Facility and any related security, collateral, intercreditor or similar agreements, (b) any Purchase Money Debt or Purchase Money Lien permitted by Sections 4.1 or 4.2 solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property subject thereto, (c) by reason of customary provisions restricting pledges, assignments, subletting or other transfers contained in leases, licenses, contracts and similar agreements entered into in the Ordinary Course of Business (provided, that such restrictions are limited to the property or assets subject to such leases, licenses, contracts or similar agreements, as the case may be), (d) any prohibition or limitation that consists of customary restrictions and conditions contained in any agreement relating to the sale of any real or personal property permitted under this Indenture, (e) under any Debt or Lien permitted to be outstanding on the date any Person first becomes a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary, and such Person is permitted hereunder to become a Subsidiary), (f) Liens that are negative pledges and restrictions on Liens in favor of any holder of Debt permitted under Section 4.1 but solely to the extent any negative pledge relates to (A) the property financed by such Debt and the proceeds, accessions and products thereof or (B) the property secured by such Debt and the proceeds, accessions and products thereof so long as the agreements governing such Debt permit the Liens on Collateral securing the Notes; (g) Liens that are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business; (h) Liens that arise with respect to cash or other deposits permitted under Sections 4.1 or 4.2 and limited to such cash or deposit or customary bank set-off rights; (i) Liens that are Licenses or restrictions regarding licensing or sublicensing by the Issuer and its Subsidiaries of Intellectual Property in the Ordinary Course of Business; and (j) Liens that are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder.]11

“Permitted Sale-Leaseback Transaction” has the meaning set forth in clause (b) of the definition of Permitted Asset Disposition.

“Person” means any natural person, company, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or any other entity.

“Plan Effective Date” means [•], 2024.

“Plan of Reorganization” means the joint chapter 11 plan of reorganization for the Debtors (as defined in the Senior Credit Facility) attached as Exhibit 1 to the Restructuring Support Agreement (including all appendices, exhibits, schedules, and supplements thereto, as may be modified from time to time in accordance with its terms and the terms of the Restructuring Support Agreement. For the avoidance of doubt, the Plan of Reorganization is also the Plan (as such term is defined in the Restructuring Support Agreement).

“Pledge Agreement” means each pledge agreement executed by the Issuer or a Guarantor in favor of Collateral Agent.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.12

“Properly Contested” means with respect to any obligation of the Issuer or a Guarantor, (a) the obligation is subject to a bona fide dispute regarding amount or the Issuer’s or Guarantor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly (or to be promptly) instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP (if so required by GAAP); (d) no Lien other than a Permitted Lien is imposed on assets of the Issuer or the Guarantor, unless bonded and stayed to the reasonable satisfaction of the Trustee; and (e) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“pro forma basis” or “pro forma effect” means that each relevant transaction shall be deemed to have occurred as of the first day of the Test Period (or with respect to any determination pertaining to the balance sheet, including the acquisition of cash and Cash Equivalents in connection with an acquisition of a Person, business line, unit, division or product line, as of the last day of the Test Period) with respect to any test or covenant for which such calculation is being made and that:

(a) (i) in the case of any Disposition of all or substantially all of the Capital Stock of any Subsidiary or any division and/or product line of the Issuer or any Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such relevant transaction shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made, and (ii) in the case of any acquisition permitted by this Indenture or Permitted Investment in a Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided, that any pro forma adjustment may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA”;

[11]	Note to Draft: To confirm that any restrictions in any agreements as a result of the Plan are permitted.
[12]	Note to Draft: Indenture to provide for the ability of Issuer and Subsidiaries to issue Preferred Stock.

(b) any retirement or repayment of Debt (other than normal fluctuations in revolving Debt incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; and

(c) any Debt incurred by the Issuer or any of its Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided, that, (x) if such Debt has a floating or formula rate, such Debt shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Debt at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Debt), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate determined by a responsible officer of the Issuer in good faith to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Issuer.

“Purchase Money Debt” means (a) Debt (other than the Notes) for payment of any of the purchase price of fixed assets (including Equipment); (b) Debt (other than the Notes) incurred within 365 days before or after acquisition of any fixed assets (including Equipment), for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

“Purchase Money Lien” means a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

“Qualified Equity Interests” means any Equity Interests issued by the Issuer (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Real Estate” means the Issuer or a Guarantor’s interest in all leases and all land, tenements, hereditaments and any estate or interest therein, together with the buildings, structures, parking areas and other improvements thereon (including all fixtures), now or hereafter owned or leased by the Issuer or any Guarantor, together with all easements, rights of way, and similar rights relating thereto and all leases, licenses, tenancies and occupancies thereof.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Issuer, by statute, by contract or otherwise).

“Regular Record Date” with respect to any Interest Payment Date shall mean the March 1, June 1, September 1 or December 1 (whether or not such day is a Business Day), as the case may be, immediately preceding the next applicable Interest Payment Date.

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinstated Other Secured Debt” means all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or the Guarantors to each holder of an Other Secured Claim (as defined in the Plan of Reorganization) pursuant to the applicable Other Secured Claims Agreement (as defined in the Plan of Reorganization).

“Related Parties” means with respect to any Person, (a) such Person’s Affiliates and (b) the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Relevant Stock Exchange” means [The Nasdaq Global Select Market] or, if the Common Stock (or other security for which a price must be determined) is not then listed on [The Nasdaq Global Select Market]13, any of the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Holders” means at any time, one or more Holders having at such time (on an aggregate basis) not less than a majority in aggregate principal amount of the Notes then outstanding.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, Trust Officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment by the Issuer, a Guarantor or any Subsidiary, other than any Investment made pursuant to clauses (a) through (m) below:

(a) Investments existing on the Issue Date;

(b) Investments in cash and Cash Equivalents (and assets that were Cash Equivalents when such Investment was made); provided, that the cash and Cash Equivalents subject to such Investment shall be held in a Deposit Account that constitutes Collateral and is either subject to a Control Agreement in favor of the Collateral Agent, or in an Excluded Account;

(c) advances to a director, officer, or employee for salary, travel expenses, relocation, commissions and other business-related expenses in the Ordinary Course of Business in an aggregate amount not to exceed $1,000,000 at any time;

(d) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;

(e) deposits with financial institutions permitted hereunder;

(f) (i) Investments in the Issuer or a Guarantor, (ii) Investments by the Issuer or a Guarantor in any Subsidiary that is not the Issuer or a Guarantor in an amount not to exceed $5,000,000; at any time, and (iii) Investments by any Subsidiary that is not the Issuer or a Guarantor in the Issuer or a Guarantor so long as such Investment is subordinated in right of payment to the Notes;

(g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business;

[13]	Note to Draft: Tier of Nasdaq TBD.

(h) promissory notes, securities and other non-cash consideration received in connection with Permitted Asset Dispositions, so long as the same shall constitute Collateral and be subject to the Collateral Agent’s Lien hereunder in accordance with the requirements hereof;

(i) Investments in Swap Agreements permitted under Section 4.12;

(j) Contingent Obligations in respect of leases (other than Capital Leases) or other obligations that do not constitute Debt, in each case entered into in the Ordinary Course of Business and constituting Permitted Contingent Obligations;

(k) any other Investment; provided, that, together with Distributions pursuant to Section 4.3(c), (i) the amount thereof, when aggregated with the amount of all other Investments made in reliance on this clause and Distributions pursuant to Section 4.03(c) at any time through to (and including on) the date of such Investment, shall not exceed 50% of Consolidated Net Income for the period beginning on the first day of the fiscal quarter in which the Plan Effective Date occurs and ending on the last day of the Issuer’s fiscal quarter ending immediately prior to the date of such proposed Investment, and (ii) pro forma for such Investment, the Fixed Charge Coverage Ratio (calculated on a pro forma basis) as of the last day of the Test Period most recently ended prior to such Investment shall be at least shall be at least 2:00 to 1.00;

(l) Permitted Acquisitions; and

(m) other Investments, so long as (i) the aggregate amount of such Investments shall not exceed the greater of (x) $2,000,000 and (y) [•]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in any Fiscal Year, and (ii) as of the time of and after giving pro forma effect to such Investment, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom.

“Restrictive Agreement” means an agreement that conditions or restricts the right of the Issuer or any Guarantor to grant Liens on any assets to secure the Notes, to declare or make Distributions, or to repay any intercompany Debt.

“Restructuring Support Agreement” is as defined in the Recitals to the Senior Credit Facility. A copy of the Restructuring Support Agreement is attached as Exhibit 1 to the Notice of (I) Execution of Restructuring Support Agreement and (II) Filing of Solicitation Versions of (A) Third Amended Plan and (B) Disclosure Statement for Third Amended Plan [Docket No. 1440].

“Restructuring Transaction Documents” means the Restructuring Support Agreement, and such other agreements, documents and instruments (if any) designated as such by the administrative agent under the Senior Credit Facility.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by the Issuer under a License.

“S&P” means Standard and Poor’s Ratings Service, a division of S&P Global Inc. and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Notes” means the 12.50% Secured Notes due 2027 issued pursuant to the Secured Notes Indenture and any additional Secured Notes issued pursuant to the Secured Notes Indenture from time to time.

“Secured Notes Documents” means collectively, the following (as the same now exist or may hereunder be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the Intercreditor Agreement): (a) the Secured Notes Indenture; (b) the Secured Notes, and (b) all other Notes Documents (as defined in the Secured Notes Indenture).

“Secured Notes Indenture” means that certain secured notes indenture dated as of the date hereof among the Issuer, as issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as amended, supplemented or modified from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Security Account” means a “Security Account” as such term is defined in accordance with the UCC in effect in the State of New York from time to time.

“Security Agreement” means each security agreement executed by the Issuer or a Guarantor in favor of Collateral Agent.

“Security Documents” means the Guaranties, the Control Agreements, the Landlord Collateral Access Agreements, the Pledge Agreement, the Security Agreement and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Notes, including any mortgages and deeds of trust, to the extent applicable.

[“Seller Financing Indebtedness” means any obligation or liability consisting of fixed deferred purchase price, installment payments, or promissory notes that, in each case, is issued or otherwise incurred as consideration for any Permitted Acquisition.]

[“Senior Credit Facility” that certain Credit and Guaranty Agreement dated as of the date hereof among Core Scientific, Inc., a Delaware corporation, as the borrower thereunder, (b) each person party thereto from time to time as a guarantor, (c) each person party thereto from time to time as a lender, and (d) Wilmington Trust, National Association, as administrative agent, as amended, supplemented, modified, extended, renewed, refunded, restated, replaced or refinanced as permitted thereunder from time to time.]

“Senior Credit Facility Obligations” means all Debt and other obligations of the Issuer and the Guarantees under or with respect to the Senior Credit Facility.

[“Series” means (i) the Notes, (ii) the Secured Notes, (iii) the obligations under the Senior Credit Facility and (iv) each other issuance or incurrence of Debt that is secured on a pari passu basis with any of the foregoing.]14

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations (or the Collateral Agent for their benefit) hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time. As of the Issue Date, all Collateral shall be Shared Collateral with respect to the Notes, the Senior Credit Facility and the Secured Notes.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

[14]	Note to Draft: Under review.

“Subordinated Debt” means any Debt incurred by the Issuer or any of its Subsidiaries that is expressly contractually subordinate and junior in right of payment to the payment in full of the Notes.

“Subsidiary” means with respect to any Person, any entity more than 50% of whose voting securities or Equity Interests is owned by such Person (including indirect ownership by such Person through other entities in which such Person directly or indirectly owns more than 50% of the voting securities or Equity Interests). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Swap Agreement” means (i) any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code, or any other agreement entered into by any Person with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and (ii) any Permitted BTC Hedging Agreement.

“Swap Obligation” means with respect to any Person, any obligation to pay or perform under any Swap Agreement or any other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Target” means with respect to any Person, any other Person acquired or proposed to be acquired by such Person.

“Technology” means all trade secrets, know how, technology (whether patented or not), rights in software (including source code and object code), rights in data and databases, rights in internet web sites, customer and supplier lists, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future misappropriations or violations thereof.

“Test Period” means the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 4.23 have been delivered (or are required to have been delivered).

“Trademarks” means all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names, brand names, and trade names and other identifiers of source, and all goodwill of the business connected with the use of and symbolized by any of the foregoing, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered or applied for in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements, dilutions or violations thereof.

“Trading Day” means (x) for purposes of determining Settlement Amounts pursuant to Section 17.02 only, a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock (or other security for which a price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on the Relevant Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading or traded or (y) except for purposes of determining Settlement Amounts pursuant to Section 17.02, a day during which trading in the Common Stock (or other security for which a price must be determined) generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is listed for trading and a Last Reported Sale Price or Daily VWAP for the Common Stock (or price for such other security), as applicable, is available on such securities exchange or market. For purposes of both clause (x) and (y), if the Common Stock (or other such security) is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Transactions” means (a) the execution and delivery by the Issuer and the Guarantors of this Indenture and the other Notes Documents to which they are a party on the Issue Date, and the performance of the obligations and transactions hereunder and thereunder, (b) the other transactions related to or entered into in connection with any of the foregoing or otherwise in connection with the Restructuring (as defined in the Restructuring Support Agreement), and (c) the payment of fees, premiums, charges, costs and expenses in connection with any of the foregoing.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Trust Officer” means, when used with respect to the Trustee, any director, vice president, assistant vice president or associate in the corporate trust administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder.

“UCC” means, as applicable to the jurisdiction in determination, (i) the Uniform Commercial Code, as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests, or (ii) any statute, code or law of any other state, country or jurisdiction (including, without limitation, any other jurisdiction applicable to the Issuer or any of their respective direct or indirect Subsidiaries, or any of the respective assets of any of the foregoing), to the extent such statute, code or law governs or set forth any rules, regulations or procedures relating to the creation or perfection of security interests in such jurisdiction.

“Upstream Payment” means a Distribution by a Subsidiary of the Issuer to the Issuer or to another Subsidiary of the Issuer that holds Equity Interests in such Subsidiary so long as the Issuer or the Subsidiary that holds Equity Interests in such Subsidiary received at least its pro rata share of such Distribution based on its relative ownership of such Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged.

“United States” or “U.S.” means the United States of America.

“Warrants” means the Tranche 1 Warrants and the Tranche 2 Warrants issued pursuant to the warrant agreement, dated the Plan Effective Date, between the Issuer and [    ], as warrant agent.

“Weighted Average Life to Maturity” means when applied to any Debt any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by, (b) the then outstanding principal amount of such Debt.

“Wholly-Owned” mans any Subsidiary of a specified Person, that 100% of the Equity Interests of such Subsidiary (other than (x) directors’ qualifying shares, and (y) shares issued to foreign nationals to the extent required by applicable law) is owned, directly or indirectly, by such Person and/or one or more of such specified Person’s other Subsidiaries that also qualify as Wholly-Owned Subsidiaries under this definition.

Section 1.2 Other Definitions.15

Term	Defined in Section
“Act”	[10.18]
“Cash Interest”	[4.21(b)]
“Combination Settlement”	[11.1(b)]
“Conversion Rate”	[11.1(a)]
“Covenant Defeasance”	[7.3]
“Defaulted Amounts”	[11.3(m)]
“Deposit Trustee”	[7.5]
“Effective Date”	[11.4(c)]
“Eligible Market”	[11.2(b)(2)]
“Event of Default”	[5.1]
“Fundamental Change Purchase Notice”	[3.2]
“Fundamental Change Offer”	[3.2]
“Fundamental Change Payment Date”	[3.2]
“Fundamental Change Purchase Price”	[3.2]
“Legal Defeasance”	[7.2]
“Mandatory Conversion”	[11.2(a)]
“Mandatory Conversion Date”	[11.2(a)]
“Mandatory Conversion Event”	[11.2(a)]
“Merger Event”	[11.8(a)]
“Optional Conversion”	[11.1(a)]
“Optional Conversion Date”	[11.1(a)]
“Physical Settlement”	[11.1(b)]
“PIK Interest”	[4.21(b)]
“PIK Interest Shares”	[4.21(b)]
“PIK Notice”	[4.21(a)]
“Reference Property”	[11.8(a)]
“Registrar”	[2.3]
“Spin-Off”	[11.5(c)]
“Successor Issuer”	[4.7(b)]
“Valuation Period”	[11.5(c)]

Section 1.3 Certain Calculations; Terms Generally.

(a) For purposes of determining compliance at any time with any of Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.14, in the event that any Debt, Lien, Distribution, Restricted Investment, Disposition or Affiliate Transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.14, it is understood and agreed that any Debt, Lien, Distribution, Restricted Investment, Disposition or Affiliate Transaction, as applicable, need not be permitted or not prohibited solely by reference to one of the clauses of Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.14, but may instead be permitted or not prohibited in part under any combination thereof.

[15]	Note to Draft: Subject to further updates.

(b) Unless the context of this Indenture or any other Notes Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.

(c) Unless otherwise expressly stated, if this Indenture or any other Notes Document does not permit any Person to take any action or consummate any transaction directly, then such Person shall also not be permitted to take such action or consummate such transaction indirectly, or to assist or support any other Person in taking such action or consummating such transaction.

Section 1.4 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with the United States generally accepted accounting principles in effect [as of the date thereof]16 (“GAAP”).

(c) “or” is not exclusive;

(d) “including” or “include” means including or include without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

(g) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(h) references to a Person shall include its successors and assigns; and

(i) the terms “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the Applicable Procedures (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Security Register (in the case of a certificated Note), in each case, in accordance with Section 10.2. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered”, as applicable, under this Indenture.

Section 1.5 Incorporation by Reference of Trust Indenture Act. This Indenture, the Notes and each supplemental indenture are or will be, as applicable, subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture, the Notes and each supplemental indenture. The following Trust Indenture Act terms have the following meanings:

(a)	“indenture securities” means the Notes;

(b)	“indenture security holder” means a Holder;

(c)	“indenture to be qualified” means this Indenture;

(d)	“indenture trustee” or “institutional trustee” means the Trustee; and

(e)	“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor with respect to the Notes and the Guarantees, respectively.

[16]	Note to Draft: Under review.

All other terms used in this Indenture, the Notes or in any supplemental indenture which are defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act, as applicable.

Article II

THE NOTES

Section 2.1 Form and Dating. The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes will be issued in registered form, without coupons, and in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. The registered Holder will be treated as the owner of such Note for all purposes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1 and Section 2.2, authenticate and deliver the Global Notes that (a) shall be registered in the name of the Depositary or the nominee of the Depositary and (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary.

Section 2.2 Execution and Authentication. An Officer shall sign the Notes for the Issuer by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Issuer signed by one Officer directing the Trustee to authenticate the Notes authenticate Notes for original issue in the aggregate principal amount stated in such written order.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent or agents. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

Section 2.3 Registrar; Paying Agent; Conversion Agent. The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (b) an office or agency where Notes may be presented for payment to a Paying Agent or for conversion to a Conversion Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents and Conversion Agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional Paying Agent, and the term “Agent” includes any additional Conversion Agent. The Issuer may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Issuer and/or any Subsidiary may act as Paying Agent, Conversion Agent or Registrar.

The Issuer shall notify the Trustee in writing, and the Trustee shall notify the Holders, of the name and address of any Agent not a party to this Indenture. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the relevant provisions of the Trust Indenture Act that relate to such Agent. If the Issuer fails to appoint or maintain a Registrar, Conversion Agent or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7.

The Issuer initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent, at its Corporate Trust Office.

The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

Section 2.4 Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, or interest on, the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay to the Trustee all money held by it in trust for the benefit of the Holders or the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it in trust for the benefit of the Holders or the Trustee to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) shall have no further liability for such money. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of any of the events specified in Section 6.1, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Issuer shall otherwise comply with the Trust Indenture Act Section 312(a).

Section 2.6 Book-Entry Provisions for Global Notes. (a) Each Global Note shall (a) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (b) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary and (c) bear the Global Note legends as required by Section 2.6(e).

Members of, or Participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Note Custodian, or under such Global Note, and the Depositary may be treated by the Issuer, and the Trustee or any Agent and any of their respective agents, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any Holder that is a member of (or a Participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any member or Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of repurchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee and any Agent may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners in the Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary. In addition, certificated Notes shall be transferred to beneficial owners in exchange for their beneficial interests only if (1) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or (2) an Event of Default of which a Responsible Officer of the Trustee has notice or knowledge as provided in Section 7.2(j) has occurred and is continuing and the Registrar has received a request from any Holder of a Global Note to issue such certificated Notes.

(c) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.6(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of certificated Notes of authorized denominations.

(d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) Each Global Note shall bear the Global Note Legend on the face thereof.

(f) At such time as all beneficial interests in Global Notes have been exchanged for certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and certificated Notes at the Registrar’s request.

(2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.2, [Section 4.10], Section 9.5, Section 11.1 and Section 11.2).

(3) All Global Notes and certificated Notes issued upon any registration of transfer or exchange of Global Notes or certificated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes (or interests therein) or certificated Notes surrendered upon such registration of transfer or exchange.

(4) The Registrar is not required to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or the Issuer shall be affected by notice to the contrary.

(6) The Trustee shall authenticate Global Notes and certificated Notes in accordance with the provisions of Section 2.2. Except as provided in Section 2.6(c), neither the Trustee nor the Registrar shall authenticate or deliver any certificated Note in exchange for a Global Note.

(7) Each Holder agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(8) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7 Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of each of the Trustee and the Issuer to protect each of the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer, the Trustee and the Agents may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the UCC).

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on any payment date, money sufficient to pay the amounts under the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9 Treasury Notes. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Responsible Officer of the Trustee has written notice as being so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.10 Temporary Notes. Until certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by one Officer of the Issuer. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of a written order of the Issuer signed by one Officer, authenticate certificated Notes in certificate form in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation; Repurchase. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that it has redeemed, repurchased or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to the Issuer upon its written request therefor.

The Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market, by tender offer or exchange offer, by private agreement through counterparties or otherwise, including structured or derivatives transactions, whether by the Issuer or its Subsidiaries. The Issuer shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation in accordance with this Section 2.11, and they shall no longer be considered outstanding under this Indenture upon their repurchase. Any Notes held by the Issuer or any of its Affiliates shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Holders.

Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1. The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least 15 days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.14 CUSIP Number. The Issuer in issuing the Notes may use a “CUSIP” number, and if it does so, the Trustee shall use the CUSIP number in notices of repurchase, conversion, redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase, redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in any CUSIP number.

Section 2.15 [Reserved.]

Section 2.16 Issuance of Additional Notes. The Issuer shall be entitled to issue Additional Notes in an unlimited aggregate principal amount under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first Interest Payment Date applicable thereto, transfer restrictions, any registration rights agreement and additional interest with respect thereto; provided, that such issuance is not prohibited by the terms of this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date, the CUSIP number of such Additional Notes, the first Interest Payment Date and the amount of interest payable on such first Interest Payment Date applicable thereto and the date from which interest shall accrue; and

(3) that such issuance is not prohibited by this Indenture.

The Trustee shall, upon receipt of the Officer’s Certificate, authenticate the Additional Notes in accordance with the provisions of Section 2.2 of this Indenture.

Article III

REDEMPTION; REPURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 3.1 Redemption of Notes. Except as may be otherwise provided in this Indenture, the Notes shall not be redeemable by the Issuer.

Section 3.2 Repurchase at Option of Holders Upon a Fundamental Change. Upon the occurrence of a Fundamental Change, each Holder will have the right, at such Holder’s option, except as provided below, to require that the Issuer purchase all or any portion (equal to a minimum of $1.00 or an integral multiple of $1.00 in excess thereof) of such Holder’s Notes for a cash price (the “Fundamental Change Purchase Price”) equal to 100.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon to the date of purchase (assuming a 10% per annum interest rate); provided, however, that if Notes are purchased pursuant to this Section 3.2 on a Fundamental Change Purchase Date that occurs after the close of business on a Regular Record Date but on or prior to the close of business on the related Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record on such Regular Record Date, in which case, the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes being purchased.

Not later than 10 Business Days following the date on which a Fundamental Change becomes effective, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice (a “Fundamental Change Purchase Notice”):

(1) describing (i) the transaction or transactions that constitute the Fundamental Change, (ii) the effective date of the Fundamental Change, (iii) the Fundamental Change Purchase Price, (iv) any conditions to the Fundamental Change Offer, (v) the Fundamental Change Payment Date, and (vi) the name and address of the Paying Agent and the Conversion Agent;

(2) offering to purchase, pursuant to the procedures required by this Indenture and described in the Fundamental Change Purchase Notice (a “Fundamental Change Offer”), on a date specified in the Fundamental Change Purchase Notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the Fundamental Change Purchase Notice is delivered (the “Fundamental Change Payment Date”), and for the Fundamental Change Purchase Price, all Notes properly tendered by such Holder pursuant to such Fundamental Change Offer prior to 5:00 p.m. New York time on the second Business Day preceding the Fundamental Change Payment Date;

(3) describing the procedures (including all applicable dates and deadlines), as determined by the Issuer, consistent with this Indenture, that Holders must follow to accept the Fundamental Change Offer; and

(4) with respect to any Notes that are Global Notes, the Fundamental Change Purchase Notice shall include any information required by, and otherwise comply with, the Applicable Procedures.

On or before the Fundamental Change Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent (or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount equal to the Fundamental Change Purchase Price in respect of the Notes or portions of Notes properly tendered.

On the Fundamental Change Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of a minimum of $1.00 or integral multiples of $1.00 in excess thereof) properly tendered pursuant to the Fundamental Change Offer; and

(2) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder who has so tendered Notes the Fundamental Change Purchase Price for such Notes. If the Paying Agent holds money sufficient to purchase on the Fundamental Change Purchase Date all the Notes or portions thereof that are to be purchased on the Fundamental Change Purchase Date, then, on and after the Fundamental Change Purchase Date, (i) such Notes shall cease to be outstanding and interest, if any, shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made and whether or not the Notes have been delivered to the Trustee or Paying Agent and (ii) all other rights of the Holders of such Notes shall terminate, other than (A) the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Notes, and (B) if the Fundamental Change Purchase Date falls after the close of business on a Regular Record Date but on or prior to the close of business on related Interest Payment Date the right of the Holder of record on such Regular Record Date to receive the interest payable in respect of such Interest Payment Date.

A Fundamental Change Offer shall remain open for at least 20 Business Days or for such longer period as is required by applicable law. The Issuer shall publicly announce the results of the Fundamental Change Offer on or as soon as practicable after the Fundamental Change Payment Date.

In connection with the purchase of Notes pursuant to a Fundamental Change Offer, the Issuer shall (i) comply with all applicable securities legislation in the United States, including, without limitation, the tender offer rules under the Exchange Act that may then be applicable and (ii) file a Schedule TO or any other required schedules under the Exchange Act, in each case, so as to permit the rights and obligations under this Section 3.2 to be exercised in the time and in the manner specified in this Section. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.2, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

The provisions under this Indenture relating to the Issuer’s obligation to make a Fundamental Change Offer may be waived, modified or terminated with the written consent of the Trustee, acting in accordance with Section 6.2 hereof.

Notwithstanding anything to the contrary contained herein, a Fundamental Change Offer may be made in advance of a Fundamental Change or conditional upon such Fundamental Change or other corporate transaction (including a securities offering or other financing), if a definitive agreement is in place for the Fundamental Change at the time of making of the Fundamental Change Offer.

Notwithstanding anything to the contrary herein, no Notes may be purchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the entire principal amount of the Notes as been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default of the Issuer in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any certificated Notes held by it following the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Purchase Price with respect to such Notes), and any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

To the extent the aggregate amount of cash deposited by the Issuer pursuant to this Section 3.2 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Issuer is obligated to purchase, then promptly after the Fundamental Change Payment Date, the Paying Agent or the Trustee, as the case may be, shall return such excess cash to the Issuer.

If any Note is to be purchased only in part, (i) if such Note is a certificate Note, such certificate Note shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered, or, (ii) if such Note is a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby for the purchased portion of the principal of such Global Note.

Article IV

COVENANTS

Section 4.1 Permitted Debt. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, create, incur, guarantee or suffer to exist any Debt, except Debt incurred or arising in compliance with Section 4.1(a) through Section 4.2(ff) below (collectively, “Permitted Debt”):

(a) the Debt and other obligations under the Senior Credit Facility and any Permitted Refinancing thereof;

(b) (i) the Notes in an aggregate principal amount not to exceed $260,000,000 at any one time outstanding, (ii) the Secured Notes in an aggregate principal amount not to exceed $150,000,000 at any one time outstanding and (iii) any Permitted Refinancing of any Debt incurred pursuant to clauses (i) or (ii) hereof;

(c) any (i) Debt incurred by the Issuer or any Guarantor to finance the acquisition, construction, or improvement of any fixed or capital assets (whether or not constituting Purchase Money Debt), including Capital Lease Obligations; and (ii) Debt assumed by the Issuer or any Guarantor in connection with the acquisition of any of the foregoing assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that, in the case of foregoing clauses (i) and (ii), (A) as of the time of, and after giving pro forma effect to the incurrence of such Debt, no Event of Default shall have occurred or shall be continuing, or would result therefrom, (B) such Debt is incurred or arises in connection with an arm’s length transaction consummated in the Ordinary Course of Business, (C) such Debt shall either be unsecured, or shall be secured solely by the assets acquired with such Debt and (D) the aggregate principal amount of all Debt incurred or outstanding in reliance on this clause (c) shall not at any one time exceed the greater of (x) $750,000,000 and (y) 300% of Consolidated Adjusted EBITDA for the Test Period most recently ended;

(d) Acquired Debt; provided, that as of the time of, and after giving pro forma effect to, the incurrence of such Debt, no Event of Default shall have occurred or shall be continuing or would result therefrom;

(e) Debt incurred or arising prior to the Issue Date and permitted to be outstanding pursuant to the terms of the Plan of Reorganization and any Permitted Refinancing thereof;

(f) Debt with respect to Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections, treasury, depository, corporate purchasing cards and other credit cards, cash management, and similar arrangements, in each case, incurred in the Ordinary Course of Business;

(g) New Miner Equipment Lender Debt in an amount not to exceed [$159,000,000] at any one time outstanding and any Permitted Refinancing thereof;

(h) Debt owing by the Issuer or any Guarantor to the Issuer or any other Guarantor; provided, that any such Debt shall be evidenced by a Global Intercompany Note;

(i) Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;

(j) Debt owed to any Person providing workers’ compensation, unemployment insurance, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business;

(k) Debt in respect of performance bonds, completion guarantees, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the Ordinary Course of Business;

(l) Debt owed by any Subsidiary that is not the Issuer or a Guarantor to the Issuer or any Guarantor; provided, that such Debt shall (i) be evidenced by a Global Intercompany Note, and (ii) be permitted under clause (f) of the definition of “Restricted Investment”;

(m) permitted contingent obligations comprising Guarantee Obligations of the Issuer or any Guarantor with respect to Debt of the Issuer or any other Guarantor expressly permitted by this Section 4.1; provided, that such Guarantee Obligations shall not rank senior to the Guarantees of the Notes, and, if the Debt being guaranteed is subordinated or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Debt being guaranteed (“Permitted Contingent Obligations”);

(n) Debt owing by the Issuer or any Guarantor to any Subsidiary that is not the Issuer or a Guarantor, so long as such Debt (i) is unsecured, (ii) is not guaranteed by the Issuer or any other Guarantor or Subsidiary thereof, (iii) is subordinated in right of payment to the Notes and (iv) is permitted under Section 4.4;

(o) (i) Swap Obligations incurred in the Ordinary Course of Business for purposes of hedging the cost of up to 100% of the power required for customary operational needs of the Issuer and the Guarantors (as projected in good faith by the Issuer based upon historical usage); provided, that the Swap Agreements and related arrangements pursuant to which such Swap Obligations shall not be incurred for speculative purposes (such Swap Obligations and related Swap Agreements as the “Permitted Power Hedges”), and (ii) Permitted BTC Hedging Agreements, if any;

(p) M&M Lien Takeback Debt and M&M Lien Settlement Debt in an aggregate amount not to exceed $55,000,000 at any one time outstanding;

(q) Debt consisting of take or pay obligations contained in supply arrangements entered into in the Ordinary Course of Business; provided, that the aggregate amount thereof incurred or arising or outstanding at any one time shall not exceed $500,000;

(r) guarantees required by Governmental Authorities in the Ordinary Course of Business;

(s) (1) Debt of the Issuer or any Guarantor incurred to finance any Permitted Acquisition or the purchase of any Equipment by the Issuer or such Guarantor (except for the acquisition of real property), so long as the proceeds thereof are used for such purposes and such Debt is incurred on or about the date that such Permitted Acquisition is actually contemplated, and solely for the purpose of financing such Permitted Acquisition, and any Permitted Refinancing thereof; provided, that, (i) as of the time of, and after giving pro forma effect to, such Permitted Acquisition and the incurrence of such Debt, no Event of Default shall have occurred or shall be continuing or would result therefrom, (ii) no portion of such Debt shall be incurred for working capital purposes, (iii) the aggregate principal amount of such Debt outstanding at any one time shall not exceed an amount equal to the greater of (A) [$30,000,000] and (B) [•]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period and (iv) after giving pro forma effect to such Permitted Acquisition and the incurrence of such Debt, the Fixed Charge Coverage Ratio as of the last day of the Test Period most recently completed prior to such Permitted Acquisition and the incurrence of such Debt shall be at least 2.00 to 1.00 and (2) any Permitted Refinancing thereof;

(t) (1) Debt of the Issuer or any Guarantor incurred to finance a Permitted Acquisition by the Issuer or such Guarantor consisting solely of real property, so long as the proceeds thereof are used for such purposes and such Debt is incurred on or about the date that such Permitted Acquisition is actually contemplated; provided, that (i) as of the time of, and after giving pro forma effect to the incurrence of such Permitted Acquisition and Debt, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom, (ii) no portion of such Debt shall be incurred for working capital purposes, (iii) the aggregate principal amount of such Debt outstanding at any one time shall not exceed an amount equal to the greater of (A) [$30,000,000] at any time and (B) [•]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, at any time and (iv) after giving pro forma effect to such Permitted Acquisition and the incurrence of such Debt, the Fixed Charge Coverage Ratio as of the last day of the Test Period most recently completed prior to such Permitted Acquisition and the incurrence of such Debt shall be at least 2.00 to 1.00 and (2) any Permitted Refinancing thereof;

(u) Mortgage Takeback Debt in an aggregate amount at any one time outstanding not to exceed $1,000,000 and any Permitted Refinancing Debt thereof;

(v) endorsements for collection, deposit, or negotiation and warranties of products or services, in each case incurred in the Ordinary Course of Business;

(w) Reinstated Other Secured Debt in an aggregate amount at any one time outstanding not to exceed $21,000,000;

(x) Debt (other than Debt of the types listed in the foregoing clauses) of the Issuer or any Guarantor, so long as the aggregate amount thereof outstanding at any one time shall not exceed $10,000,000; provided, that such Debt shall be unsecured or shall be secured on a junior basis to the Notes and subject to an Acceptable Intercreditor Agreement and any Permitted Refinancing thereof;

(y) (1) Debt of the Issuer or any Guarantor (other than Debt of the types listed in the foregoing clauses) so long as the aggregate amount thereof outstanding at any one time shall not exceed an amount equal to the greater of (i) $10,000,000 and (ii) [•]% of Consolidated Adjusted EBITDA for the Test Period most recently ended; provided, that such Debt shall not be Borrowed Money and shall not be secured or guaranteed and (2) any Permitted Refinancing Debt thereof;

(z) all interest accruing on (including capitalized interest), and all reasonable and documented fees and expenses payable in connection with, the obligations described in the foregoing clauses;

(aa) (1) Debt of the Issuer or any Guarantor incurred to finance Permitted Sale-Leaseback Transactions so long as the proceeds thereof are used for such purposes and such Debt is incurred on or about the date that such Permitted Sale-Leaseback Transaction is actually contemplated; provided, that the aggregate amount of such Debt at any one time outstanding shall not exceed an amount equal to $25,000,000 and (2) any Permitted Refinancing thereof; and

(bb) to the extent constituting Debt, obligations under Permitted BTC Hedging Agreements.

For purposes of determining compliance with this Section 4.1, if an item of Debt meets the criteria of more than one of the categories of Debt described above, the Issuer shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or more of the above clauses; provided, that all Debt outstanding under the Notes Documents will be deemed to have been incurred in reliance only on the exception in clause (b) of this Section 4.1.

Section 4.2 Permitted Liens. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, create or suffer to exist any Lien upon any of its property or assets, except the following Liens (collectively, “Permitted Liens”):

(a) Liens securing Debt and other obligations under the Senior Credit Facility and any Permitted Refinancing thereof, which Liens may rank senior to, pari passu with, or junior to, the Notes; provided, that such Liens, and the holders thereof and secured parties thereunder, shall be subject to the Intercreditor Agreement or other Acceptable Intercreditor Agreement;

(b) Liens on Collateral to secure any (i) Notes, (ii) Secured Notes or (iii) Permitted Refinancing Debt of the foregoing and permitted under Section 4.01(b)(iii); provided, that, in the case of foregoing clauses (i) and (iii) with respect to Notes, such Liens shall rank junior to the Liens securing the Secured Notes and, in the case of (ii) and (iii) with respect to Secured Notes, such Liens may rank senior to, pari passu with, or junior to, the Notes and, in each case, (x) such Liens shall rank junior to the Liens securing the Senior Credit Facility, and (y) such Liens, and the holders thereof and secured parties thereunder, shall be subject to the Intercreditor Agreement or other Acceptable Intercreditor Agreement;

(c) Liens for Taxes not yet due or being Properly Contested;

(d) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the real or personal property or materially impair operation of the business of any the Issuer or any Subsidiary;

(e) customary Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations, surety, stay, customs, and appeal bonds, performance bonds, and other similar obligations, or arising as a result of progress payments under government contracts;

(f) pledges, deposits, or Liens in the Ordinary Course of Business in connection with (i) workers’ compensation, payroll taxes, unemployment insurance, and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer, any Guarantor or any of the Subsidiaries;

(g) Liens arising by virtue of a judgment or judicial order against the Issuer or any Guarantor, or any real or personal property of the Issuer or any Guarantor, as long as such judgment does not otherwise result in an Event of Default under Section 5.1(vii);

(h) easements, rights-of-way, restrictions, encroachments, other survey defects or matters that would be shown by a current, accurate survey of physical inspection, and covenants, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions, or other agreements of record, and other similar charges, encumbrances or irregularities in title on Real Estate imposed by law or arising in the Ordinary Course of Business that do not or could not reasonably be expected to materially detract from the value of the affected property nor secure any monetary obligation and do not interfere with the business of the Issuer or the Guarantors in any material respect;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j) Liens that are listed on [Schedule 5] hereto, (the “Permitted Prior Liens”);

(k) leases, licenses, subleases or sublicenses granted to others that do not (i) interfere in any material respect with the business of the Issuer or its Subsidiaries or (ii) secure any Debt;

(l) Liens arising from UCC financing statements filed regarding (i) operating leases entered into by the Issuer or a Guarantor and (ii) goods consigned or entrusted to or bailed to a Person in the Ordinary Course of Business;

(m) Liens in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods;

(n) Liens solely on any cash earnest money deposits made by the Issuer or a Guarantor or any Subsidiary in connection with any letter of intent or purchase agreement not prohibited by this Indenture;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or a Guarantor in the Ordinary Course of Business permitted by this Indenture;

(p) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(q) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in an Asset Disposition permitted hereunder, to the extent that such Asset Disposition would have been permitted on the date of the creation of such Lien;

(r) ground leases in respect of real property on which facilities owned or leased by the Issuer or any Guarantor are located;

(s) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto not to exceed the amount of such premiums in the Ordinary Course of Business;

(t) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the Ordinary Course of Business;

(u) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any Guarantor to secure the performance of the Issuer’s or such Guarantor’s obligations under the terms of the lease for such premises in the Ordinary Course of Business;

(v) Purchase Money Liens in respect of Purchase Money Debt permitted to be incurred under Section 4.1(c);

(w) Liens on property subject to any Permitted Sale-Leaseback Transaction;

(x) Liens securing Mortgage Debt incurred in accordance with Section 4.01(g), so long as such Liens shall only attach to the real property acquired with proceeds of such Mortgage Debt, and so long as such Liens and the secured parties under such Mortgage Debt shall be subject to an Acceptable Intercreditor Agreement;

(y) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(z) Liens securing Acquired Debt and Liens securing Debt in connection with a Permitted Acquisition permitted under Section 4.1, so long as, in each case, (i) such Liens were existing on property at the time of its acquisition by the Issuer or any Guarantor in accordance herewith, or existing on the property of any Person at the time such Person becomes the Issuer or a Guarantor accordance herewith, but excluding Liens on the Equity Interests of any Person that becomes a Subsidiary and (ii) such Liens encumbers only the property acquired;

(aa) other Liens securing Debt or other obligations of the Issuer or any Guarantor in an aggregate principal amount at any one time outstanding not to exceed the greater of $10,000,0000 and [TBD]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided, that such Liens shall rank junior to the Liens securing the Notes, and such Liens (and the holders thereof) shall be subject to an Acceptable Intercreditor Agreement;

(bb) Liens (which shall rank junior to the Liens securing the Notes) upon real or personal property leased under operating leases in the Ordinary Course of Business by the Issuer or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Issuer or any of its Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(cc) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of the Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the in the Ordinary Course of Business of the Issuer or any of the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of any Subsidiary in the Ordinary Course Of Business;

(dd) Liens on cash and Cash Equivalents securing reimbursement obligations under letters of credit permitted hereunder;

(ee) Liens securing New Miner Equipment Lender Debt permitted under clause (g) of Permitted Debt and attaching only to the assets financed with proceeds of such New Miner Equipment Lender Debt; provided, that, (i) such Liens (and the holders thereof) shall be subject to the New Miner Equipment Intercreditor Agreements, and (ii) such Liens shall not rank pari passu with, or senior to, any Liens securing the Notes except on the terms expressly set forth in the New Miner Equipment Intercreditor Agreement;

(ff) Liens securing M&M Lien Takeback Debt or M&M Lien Settlement Debt permitted under Section 4.1 and attaching only to the assets and securing such M&M Lien Takeback Debt or M&M Lien Settlement Debt, as applicable, including, without limitation to the applicable liens set forth on [Schedule 5] and the applicable mortgages or deeds of trust set forth on [Schedule 5];

(gg) Liens in connection with any zoning, building or similar requirement of law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon; and

(hh) Liens, if any, under Section [     ]17 or on affected Cryptocurrency securing any Permitted BTC Hedging Agreement.

For the avoidance of doubt, notwithstanding anything else herein to the contrary, no Lien on any property or assets of the Issuer or a Guarantor (including any Permitted Lien or Permitted Prior Lien) shall rank pari passu with, or senior to, any Lien thereon granted in favor of the Collateral Agent or otherwise securing the Notes except to the extent expressly permitted pursuant to this Section 4.2 (as in effect on the Issue Date).

Section 4.3 Distributions; Upstream Payments. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, declare or make any Distributions, except the following, so long as, as of the time of, and pro forma for, any Distribution, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom:

(a) Upstream Payments;

(b) any distribution or payment in order to pay Taxes imposed on, or incurred by the Issuer or a Guarantor;

[17]	Note to Draft: To include reference to applicable provision of Collateral Agreement.

(c) any other Distribution; provided, that together with all Investments made pursuant to clause (k) of the definition of “Restricted Investments”, the amount thereof when aggregated with the amount of all other Distributions made in reliance on this clause through and including on the date of such Distribution, shall not exceed 50% of Consolidated Net Income for the period beginning on the first day of the Fiscal Quarter in which the Plan Effective Date occurs and ending on the last day of the Issuer’s fiscal quarter ending immediately prior to the date of such proposed Distribution; and

(d) Distributions the proceeds of which are used to pay reasonable and customary operating or overhead costs required to maintain the Issuer’s and any of its Subsidiary’s corporate or organizational existence.

The Issuer shall not create or permit to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for Permitted Restrictions.

For the avoidance of doubt, nothing herein shall prohibit or limit any payment of any principal, interest, premium (if any), fees or other amounts payable in respect of the Senior Credit Facility, the Notes, the Secured Notes, or any Permitted Refinancing of the foregoing, to the extent such payment is made in accordance with the terms of the definitive documentation governing such Debt and the Intercreditor Agreement.18

Section 4.4 Restricted Investments. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, make any Restricted Investment.

Section 4.5 Dispositions.

(a) The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, consummate any Asset Disposition, except a Permitted Asset Disposition; provided, that, any Net Cash Proceeds received at any time by the Issuer or any Subsidiary from a Permitted Asset Disposition shall be maintained by them in accordance with this Indenture (it being agreed that, in the case of any Net Cash Proceeds in the form of cash or Cash Equivalents, the same shall at all times be held in a Deposit Account subject to a Control Agreement; provided, further, that, if any such cash or Cash Equivalents is initially received by the Issuer or the applicable Subsidiary in any other account, the Issuer or the applicable Subsidiary shall cause such cash or Cash Equivalents to be transferred and deposited into a Deposit Account subject to a Control Agreement as promptly as practicable following initial receipt); provided, further, that, no such cash or Cash Equivalents shall be transferred out of any such Deposit Account except as provided for in this Indenture.

(b) The Issuer may apply the Net Cash Proceeds from any such Permitted Asset Disposition to comply with the mandatory prepayment or similar requirements set forth in (x) the Senior Credit Facility, (y) any Debt secured by Liens that are senior in right of priority to the Liens securing the Notes, including the Secured Notes, or (z) any Debt senior in right of payment to the Notes. Any Net Cash Proceeds from any Permitted Asset Disposition that are not applied in accordance with the immediately preceding sentence will be deemed to constitute “Excess Proceeds”. Within thirty (30) days of the date that the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuer make an offer (an “Excess Proceeds Offer”) to all the Holders on a pro rata basis, in accordance with the procedures set forth in this Indenture, to purchase the maximum aggregate principal amount of the Notes (expressed as a multiple of $1.00) that may be purchased out of such Excess Proceeds in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The Issuer may satisfy the foregoing obligations with respect to any Net Cash Proceeds from an Asset Sale by making an Excess Proceeds Offer with respect to such Net Cash Proceeds with respect to Excess Proceeds of $50,000,000 or less.

(c) If the Issuer is obligated to make an Excess Proceeds Offer, the Issuer will offer to purchase the Notes from the Holders thereof in minimum amounts of $1.00 and integral multiples of $1.00 above such amount, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Excess Proceeds Offer is given to such holders, or such later date as may be required under the Exchange Act.

(d) If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof in an Exceeds Proceeds Offer exceeds the aggregate amount of Excess Proceeds, the Notes to be purchased will be selected by the Trustee on a pro rata basis (based upon the principal amount of Notes tendered by each Holder) and in

[18]	Note to Draft: To confirm whether any other debt agreements should be included.

accordance with the procedures of DTC. To the extent that the aggregate amount of Notes validly tendered and accepted pursuant to an Exceeds Proceeds Offer is less than the amount of Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited under this Indenture. Upon completion of any such Exceeds Proceeds Offer, the amount of Excess Proceeds that resulted in the Exceeds Proceeds Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

(e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. Any Notes so purchased in an Excess Proceeds Offer shall be delivered to the Trustee for cancellation.

Section 4.6 Prepayments of Subordinated Indebtedness. Neither the Issuer nor any Guarantor shall, nor shall it permit any of its Affiliates to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, of any Subordinated Debt of the Issuer or any of its Subsidiaries prior to its scheduled maturity.

Section 4.7 Merger and Other Changes.

(a) Other than pursuant to Section 4.7(b) or (c), the Issuer and any Guarantor shall not change its legal name; change its tax, charter or other organizational identification number; or change its form or state of organization.

(b) The Issuer shall not liquidate, wind up its affairs or dissolve itself, or effect a Division, merge, combine or consolidate with any Person, or Dispose of all or substantially all of its assets, whether in a single transaction or in a series of related transactions, to any Person, unless:

(i) (A) the Issuer shall be the continuing or surviving Person or (B) (1) the Person (x) formed by or surviving any such Division, merger, combination or consolidation (if other than the Issuer), (y) into which the Issuer has been liquidated, wound up or dissolved, or (z) to which such Disposition of all or substantially all of the assets of the Issuer is made (any such Person, the “Successor Issuer”) is an entity organized or existing under the laws of the State of Delaware; (2) concurrently with transaction, the Successor Issuer expressly assumes all Obligations of the Issuer (including all obligations under this Indenture and the other Notes Documents to which the Issuer is a party), and grants Liens in favor of the secured parties hereunder on all of its assets to at least the same extent, and on terms at least as favorable to the Holders as, the Liens granted by the Issuer, in each case, pursuant to a supplemental indenture hereto or thereto, (3) each Guarantor, unless it is the other party to such transaction, shall have reaffirmed, pursuant to an agreement in form and substance satisfactory to the Trustee, that its Guarantee Obligations, and any other guarantee of, and grant of Liens as security for the Obligations of the Issuer, shall apply to the Successor Issuer’s obligations under this Indenture and the Notes to at least the same extent and on terms at least as favorable to the Holders, (4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Indenture, and (5) if the Issuer or the Notes, as the case may be, have a credit rating at the time of such transaction, the Successor Issuer or the Notes, as the case may be, shall have a credit rating from S&P and Moody’s following such transaction equal to or better than that of the Issuer or the Notes, as the case may be;

(ii) as of the time of, and after giving pro forma effect to, such transaction, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom; and

(iii) immediately after giving pro forma effect to such transaction, the Fixed Charge Coverage Ratio of the Issuer or the Successor Issuer, as the case may be, would be at least 2.00 to 1.00.

The Successor Company will succeed to, and be substituted for, the Issuer under this Indenture and the Notes and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes.

(c) Subject to Section 9.8, each Guarantor shall not liquidate, wind up its affairs or dissolve itself, or effect a Division, merge, combine or consolidate with any Person, or Dispose of all or substantially all of its assets, whether in a single transaction or in a series of related transactions, to any Person, unless:

(i) as of the time of, and after giving pro forma effect to such transaction, no Event of Default shall have occurred or shall be continuing or result therefrom; and

(ii) the Person (x) formed by or surviving any such Division, merger, combination or consolidation (if other than the Guarantor), (y) into which the Guarantor has been liquidated, wound up or dissolved, or (z) to which such Disposition of all or substantially all of the assets of the Guarantor is made (any such Person, the “Successor Guarantor”) is an entity organized or existing under the laws of United States; (2) concurrently with transaction, the Successor Guarantor expressly assumes all Obligations of such Guarantor (including all obligations under this Indenture and the other Notes Documents to which the Guarantor is a party), and grants Liens in favor of the secured parties hereunder on all of its assets to at least the same extent, and on terms at least as favorable to the Holders as, the Liens granted by the Guarantor, in each case, pursuant to a supplemental indenture hereto or thereto, and (3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Indenture.

Notwithstanding anything else to the contrary in this Section 4.7, any Subsidiary may liquidate, wind up its affairs or dissolve itself into the Issuer or a Guarantor, or effect a Division, merge, combine or consolidate with the Issuer or any Guarantor, or Dispose of all or substantially all of its assets, whether in a single transaction or in a series of related transactions, to the Issuer or any Guarantor.

Section 4.8 Subsidiaries. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, (a) form or acquire any Subsidiary after the Issue Date unless such Subsidiary complies with the requirements set forth in Section 4.34; (b) permit any existing Subsidiary to issue any Equity Interests, or (c) permit any Subsidiary to become “unrestricted” under, or for purposes of, the Notes Documents (including by permitting any Subsidiary to not be required to comply with any covenant in this Indenture including in Article 4 hereof, that is expressed to be applicable to or binding on Subsidiaries of the Issuer as of the Issue Date (unless the Holders have consented thereto in accordance with Article 8)).

Section 4.9 Organizational Documents. Other than as permitted by this Indenture, the Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, amend, modify or otherwise change any of its Organizational Documents other than in the Ordinary Course of Business, in a manner that is not adverse to the Holders.

Section 4.10 Accounting Changes. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, make any material change in accounting treatment or reporting practices, except as required by GAAP or change its Fiscal Year.

Section 4.11 Restrictive Agreements. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, become a party to any Restrictive Agreement other than agreements containing solely Permitted Restrictions.

Section 4.12 Swap Obligations and Permitted BTC Hedging Agreements. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, enter into any Swap Agreement, or incur any Swap Obligation, or amend or modify any Swap Agreement (including, directly or indirectly, with respect to any notional amount, or any Swap Obligation or other obligation or exposure thereunder), except to the extent that such Swap Agreement and Swap Obligation constitutes a Permitted Power Hedge. Notwithstanding the foregoing, this Section 4.12 shall not restrict or otherwise limit any (i) sale of Bitcoin pursuant to clause (d) of the definition of Permitted Asset Disposition and Section 4.05 or (ii) Permitted BTC Hedging Agreement to the extent reviewed and approved in writing by the Trustee prior to the entry into any such arrangement.

Section 4.13 Conduct of Business. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, engage in any line of business materially different than the lines of business conducted by it on the Issue Date and any activities related, similar or incidental thereto or synergistic therewith.

Section 4.14 Affiliate Transactions. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, enter into, be party to, or consummate, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (each, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is consummated in good faith, and for a legitimate business purpose, (ii) such Affiliate Transaction is on terms that are no less favorable to the Issuer or such Guarantor than those that might be obtained at such time in a comparable arm’s length transaction consummated with a Person who is not an Affiliate (except in the case of any Affiliate Transaction or series of related Affiliate Transactions involving payments or property with a Fair Market Value not in excess of $500,000 in the aggregate), and (iii) in the case of any Affiliate Transaction or series of related Affiliate Transactions involving payments or property with a Fair Market Value in excess of $15,000,000 in the aggregate, such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors (or equivalent governing body) of the Issuer and any Subsidiary consummating such Affiliate Transaction; provided, that the foregoing shall not apply to:

(a) any transaction between or among the Issuer, any Subsidiary thereof (or any entity that becomes a Subsidiary as a result of such transaction) or any Affiliate thereof or any of their respective Related Parties, or among any of them, to the extent such transaction is otherwise permitted under any other provision of Sections 4.1 through 4.18 of this Indenture, and is consummated in the Ordinary Course of Business, or as part of any customary tax, accounting, pension, cash management or other administrative activities, and not for the purpose of circumventing any covenant hereunder;

(b) payment of reasonable compensation to officers and employees of the Issuer and its Subsidiaries for services actually rendered; and

(c) payment of reasonable and customary compensation and indemnities to directors of the Issuer and its Subsidiaries for services actually rendered.

Section 4.15 Plans. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Issue Date.

Section 4.16 [Reserved].

Section 4.17 Classification. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, the Issuer shall not take any action (or permit any parent entity or other Person Controlling the Issuer to take any action at any time (including, but not limited to, an election under Treasury Regulations Section 301.7701-3)) that would result in a change in the tax classification of the Issuer for U.S. federal income tax purposes.

Section 4.18 Immaterial Subsidiaries. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, Permit any Immaterial Subsidiary to own any property (real or personal) or assets (in each case, of whatever nature) with a Fair Market Value in excess of $2,500,000 or together with all other Immaterial Subsidiaries more than $5,000,000 in the aggregate, (ii) create, incur, assume or suffer to exist any Debt or (iii) create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatever nature (whether now owned or hereafter acquired).

Section 4.19 Anti-Hoarding. The Issuer and each Guarantor shall cause all Cryptocurrency in which the Issuer or any Guarantor has any interest to be converted into Dollars within ten (10) days of receipt of such Cryptocurrency and deposit such proceeds into a Deposit Account subject to a Control Agreement; provided, that, solely for purposes of determining compliance with the this Section 4.19, any Cryptocurrency held in any Deposit Account shall satisfy this Section 4.19 regardless of whether it is subject to a Control Agreement in favor of the Collateral Agent until the date on which Control Agreements must be put in place (the obligations hereunder, the “Anti-Hoarding Covenant”); provided, however, that (i) any such Cryptocurrency may also be sold or retained to the extent required in accordance with the terms of any applicable Permitted BTC Hedging Agreement, and (ii) that to the extent that such Cryptocurrency may not be or is not sold during such time period as a result of circumstances beyond the Borrower’s control, such failure to convert Cryptocurrency into Dollars shall not constitute a Default or Event of Default.

Section 4.20 Wallet Management. Pending its compliance with the Anti-Hoarding Covenant, the Issuer and each Guarantor shall cause any Cryptocurrency it has any interest in to be held in a Security Account in the Issuer or such Guarantor’s name at an Acceptable Custodian.

Section 4.21 Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal of, and interest on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and Cash Interest shall be considered paid for all purposes hereunder on the date the Trustee or the Paying Agent (if other than the Issuer or a Subsidiary thereof) holds, as of 11:00 a.m. (New York City time) on the relevant payment date, U.S. dollars deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal and interest then due. In the event that Issuer determines to pay PIK Interest for any interest period, then Issuer will deliver a notice (a “PIK Notice”) to the Trustee no later than 10 Business Days prior to the applicable Interest Payment Date, which PIK Notice will state the total amount of interest to be paid on the Interest Payment Date in respect of such interest period and the amount of such interest to be paid as PIK Interest. The Trustee, on behalf of and at the expense of the Issuer, will promptly deliver such PIK Notice to the Holders no later than five (5) Business Days prior to the applicable Interest Payment Date. For the avoidance of doubt, interest on the Notes in respect of any interest period for which a PIK Notice is not delivered pursuant to the terms hereof must be paid entirely in cash.

PIK Interest will be considered paid on the date due if on such date the Trustee has received from the Issuer an Officer’s Certificate (a) certifying (i) the Issuer has authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the payment of PIK Interest Shares in accordance with this Indenture, (ii) the Issuer has furnished to the transfer agent an irrevocable instruction to issue to the Holders as of the applicable Regular Record Date for such Interest Payment Date, the PIK Interest Shares, (iii) the Issuer has received confirmation from the transfer agent that the issuance of the aforementioned PIK Interest Shares to the Applicable Holders has been completed, (iv) the PIK Interest Shares have been issued to the Holders as of the applicable Regular Record Date for such Interest Payment Date, which PIK Interest Shares are fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof, and (v) providing the calculations to determine the number of PIK Interest Shares payable in connection with such Interest Payment Date; and (b) which Officer’s Certificate shall have appended to it (i) written evidence acceptable to the Trustee of the authorization and reservation by the Issuer for issuance of the sufficient number of shares of Common Stock to provide the payment of PIK Interest Shares in accordance with this Indenture for such Interest Payment Date, (ii) a signed copy of the irrevocable instruction to the transfer agent referenced in clause (ii) hereof, and (iii) a signed copy of the confirmation from the transfer agent referenced in clause (iii) hereof. In connection with the payment of PIK Interest in respect of the Notes, the Issuer will, without the consent of Holders (and without regard to any restrictions or limitations set forth under Section 4.9), issue PIK Interest Shares in accordance with this Indenture.

(b) Interest will be payable, at the election of the Issuer (made by delivering the PIK Notice to the Trustee, which PIK Notice shall be delivered by the Trustee to the Holders, in each case as set forth in Section 4.1(a)), (1) entirely in cash (“Cash Interest”) at a fixed rate of 10.00% per annum or (2) by paying 6.00% per annum as Cash Interest and 6.00% per annum by issuing shares of Common Stock to the applicable Holders (such shares of Common Stock, “PIK Interest Shares”, and such interest, “PIK Interest”). The number of PIK Interest Shares payable to the applicable Holders shall be determined using a price per share of Common Stock equal to the Daily VWAP of shares of the Common Stock for the 20-consecutive Trading Days immediately preceding the date that is three (3) Business Days prior to the applicable Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from and including the most recent date to which interest has been paid. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Notwithstanding anything to the contrary, the payment of accrued interest at maturity or in connection with any redemption or purchase of Notes, as described under Sections 3.2 [and 4.10] will be made solely in cash.

(c) [The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable 10% per annum Cash Interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.]19

Section 4.22 Corporate Existence. Except as otherwise permitted under this Indenture, the Issuer and each Guarantor will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

Section 4.23 Statement as to Compliance.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, starting with the Fiscal Year ended December 31, 2024, an Officer’s Certificate, stating that in the course of the performance by the signer of its duties as an officer of the Issuer such signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Issuer is taking or proposed to take with respect thereto.

(b) If the Issuer shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall promptly deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Issuer is taking or proposed to take in respect thereof).

Section 4.24 No Impairment of the Security Interests. Except as otherwise permitted under this Indenture (including, for the avoidance of doubt, pursuant to a transaction otherwise permitted by this Indenture), the Intercreditor Agreement and the other Collateral Documents, none of the Issuer nor any of the Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders.

Section 4.25 Reports. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to the Trustee and the Holders:

(a) Within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated basis for the Issuer and its Subsidiaries, which consolidated statements shall be audited and certified (without a “going concern” or like qualification or exception, other than a “going concern” qualification or exception solely as a result of the Chapter 11 Cases or Debt within one year of its maturity) by the independent certified public accountants of the Issuer, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

(b) within 60 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated basis for the Issuer and its Subsidiaries, setting forth in comparative form corresponding figures for the corresponding period in the preceding Fiscal Year and accompanied by an Officer’s Certificate stating that such financial statements have been prepared in accordance with GAAP and fairly present the financial position and results of operations for such Fiscal Quarter and period, subject only to normal year-end and audit adjustments and the absence of footnotes; and

(c) concurrently with delivery of financial statements pursuant to clauses (a) and (b) above, delivery of a management discussion and analysis of, and describing the operations of the Issuer and its Subsidiaries for the applicable Fiscal Quarter or Fiscal Year, as the case may be, and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate, with comparison to, and variances from, the immediately preceding period and budget.

[19]	Subject to review.

Notwithstanding the foregoing, the Issuer shall be deemed to satisfy the requirements of this Section 4.25 by filing the applicable periodic or other reports (including any amendments thereto) on the SEC’s Electronic Data Gathering and Retrieval System (or any such successor system) as long as such reports are publicly available. Furthermore, in the event that any Parent Company is or becomes a guarantor (a “Parent Guarantor”) of the Notes, the Issuer may satisfy its obligations under this Section 4.25 with respect to financial information relating to the Issuer by furnishing financial information relating to such Parent Guarantor.

Notwithstanding anything to the contrary set forth above, if the Issuer or a Parent Guarantor has provided the reports described in the preceding paragraphs with respect to the Issuer or such Parent Guarantor, in each case, the Issuer shall be deemed to be in compliance with the provisions of this Section 4.25.

To the extent any such information, reports or other documents are filed electronically on the SEC’s Electronic Data Gathering and Retrieval System (or any successor system), such filing shall be deemed to be delivered to the Holders and the Trustee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.26 [Reserved].

Section 4.27 [Reserved].

Section 4.28 Compliance with Laws. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and Anti-Corruption Laws, and maintain all Governmental Approvals necessary to the ownership of its properties or conduct of its business unless failure to comply or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any properties of the Issuer or of a Subsidiary thereof, it shall act promptly and diligently to investigate and report to the Trustee and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release to the extent required by Environmental Laws, whether or not directed to do so by any Governmental Authority.

Section 4.29 Taxes. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or the failure to pay or discharge such Taxes could not reasonably be expected to have a Material Adverse Effect.

Section 4.30 Insurance. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall maintain insurance with insurers with respect to the properties and business of the Issuer and its Subsidiaries of such type (including workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

Section 4.31 Licenses. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall keep each License affecting any Collateral (including the manufacture, distribution or Disposition of Inventory) or any other material real or personal property of the Issuer and its Subsidiaries in full force and effect except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect; promptly notify the Trustee of any proposed modification to any such License, or entry into any new material License, in each case at least fifteen (15) days prior to its effective date; pay all material Royalties when due; and notify the Trustee of any default or breach asserted by any Person to have occurred under any material License.

Section 4.32 [Reserved].

Section 4.33 Designation of Subsidiaries. Each Person that is a Subsidiary of the Issuer at any time, other than an Immaterial Subsidiary, shall be required to be a Guarantor and shall be subject to all terms and conditions hereof applicable to Guarantors. For the avoidance of doubt, no Investment shall be made by the Issuer or any Subsidiary thereof in any Person other than an Guarantor unless permitted under Section 4.4.

Section 4.34 Further Instruments and Acts. Upon request of the Trustee (but without imposing any duty or obligation of any kind on the Trustee to make any such request), the Issuer and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article V

DEFAULTS AND REMEDIES

Section 5.1 Events of Default.

“Event of Default”, wherever used herein, means any of the following events:

(i) default for thirty (30) days in the payment when due of any interest on any Note;

(ii) default in the payment of the principal of any Note when due, or at a date fixed for prepayment thereof or otherwise or at its Maturity (upon acceleration, optional or mandatory conversion, if any, required repurchase or otherwise), as applicable;

(iii) failure by the Issuer to comply with its obligation to convert any of the Notes in accordance with the terms of this Indenture upon exercise of a Holder’s conversion right, and such default continues for three (3) Business Days;

(iv) breach of, failure to comply with or default under any other covenant or agreement of the Issuer or of any Subsidiary that is contained in this Indenture (other than specified in Section 5.1(i) through (iii)) and such failure continues for a period of 60 days or more after the receipt of written notice as specified in this Indenture; provided, however, that such opportunity to cure shall not apply if the breach, failure to perform or default is not capable of being cured within such period; provided, further, that that with respect to Section 4.25, such period of continuance of such default shall be 120 days after the notice specified above;

(v) [any Guarantor repudiates, revokes or attempts to revoke its Guarantee; the Issuer or any Guarantor denies or contests the validity or enforceability of any Notes Documents, or the perfection or priority of any Lien granted to the Collateral Agent or the Trustee; any material provision of a Notes Document (including any subordination provision) or any Notes Document in its entirety ceases to be in full force or effect for any reason (other than a waiver or release by the Trustee and the Holders and other than in accordance with the terms of this Indenture) or any party thereto so asserting; any lien created hereunder or under the Security Documents ceases to be a valid and perfected lien (subject only to limited Liens that are expressly permitted to be senior by the Notes Documents) on any material portion of the Collateral purported to be covered thereby, or any party thereto so asserting (other than as a result of any action or inaction by the Trustee and other than by reason of a release of Collateral in accordance with the terms hereof or thereof or payment in full);]20

[20]	Note to Draft: Under review.

(vi) any “Event of Default” (in each case, as defined in the Senior Credit Facility and the Secured Notes Documents) occurs under the Senior Credit Facility or the “Secured Notes Documents or any breach or default of the Issuer or any Guarantor occurs under any Swap Agreement, or under any instrument or agreement to which it is a party or by which it or any of its properties is bound, in each case, relating to any Debt (other than the Notes) (including, for the avoidance of doubt, the New Miner Equipment Lender Debt) in excess of $10,000,000 [(in the case of any Swap Agreement, any “termination event” or similar event, determined on a net basis)]21, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(vii) any judgment or order for the payment of money is entered against the Issuer or any Guarantor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against the Issuer and the Guarantors, $10,000,000 (excluding amounts of insurance coverage therefor that has not been denied by the insurer, or subject to another contractual indemnity arrangement reasonably acceptable to the Trustee, and available to the Issuer or any Guarantor for payment of such liabilities), and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 consecutive days;

(viii) [reserved.];

(ix) an Insolvency Proceeding is commenced by the Issuer or any Guarantor; the Issuer or any Guarantor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial real or personal property of or to operate any of the business of the Issuer or any Guarantor; or an Insolvency Proceeding is commenced against the Issuer or any Guarantor, and the Issuer or such Guarantor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Issuer or such Guarantor, the petition is not dismissed within 60 days after filing, or an order for relief approving such Insolvency Proceeding is entered in the proceeding;

(x) [reserved.];

(xi) [reserved.]; and

(xii) [(i) any Notes Document shall, in whole or in part, cease to be effective and legally valid, binding and enforceable against the Issuer or the Guarantors, or shall otherwise cease or fail be effective to create the rights and obligations purported to be created thereunder in favor of any Secured Party, or (ii) the Issuer or Guarantor thereof shall repudiate or revoke (or attempt or purport to repudiate or revoke) any of its obligations or covenants under any Notes Document, or (iii) or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iv) any Liens intended to be subordinated to the Liens securing the Notes shall cease, for any reason, to be validly subordinated to the Liens securing the Notes or any subordination documents ceasing to be in full force and effect or the Issuer or any of its Subsidiaries so asserting; or any default with respect to the Contingent Obligations.]22

Section 5.2 Acceleration.

(a) If an Event of Default (other than as specified in Section 5.1(ix) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, in the manner and to the extent provided in the Trust Indenture Act, shall, declare the principal of, and any accrued and unpaid interest on, all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable.

[21]	Note to Draft: Under review.
[22]	Note to Draft: Under review.

(b) If an Event of Default specified in Section 5.1(ix) occurs and is continuing with respect to the Issuer, then the principal of, and accrued and unpaid interest on, all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c) [Reserved.]

(d) In the event of any Event of Default specified in Section 5.1(vi), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within twenty (20) days after such Event of Default arose:

(1) the Debt or guarantee that is the basis for such Event of Default has been discharged;

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

(e) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action; and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.23 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.23 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 5.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and shall proceed to protect and enforce the rights of the Holders consistent with Section 5.5. Such protection and enforcement shall be conducted by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights consistent with Section 5.5, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.4 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences. Notwithstanding anything to the contrary in this Indenture, no Holder nor the Trustee may waive any Default or Event of Default on behalf of another Holder, as applicable, in respect of the payment of the principal of, or interest on, any Note.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.5 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided, that:

(a) the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;

(b) the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and

(c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 5.6 Limitation on Suits. No Holder has any right to institute any proceedings with respect to this Indenture or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request, and offered reasonable indemnity or security, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee within such 30-day period has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders in the case of any Event of Default, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders. Such limitations do not, however, apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, or interest on, such Note on or after the respective due dates expressed in such Note.

Section 5.7 Unconditional Right of Holders To Receive Payment and to Convert. Subject to the provisions of Section 9.1(c), but notwithstanding any other provision of this Indenture, the absolute and unconditional right of any Holder to receive payment of principal of, and interest, if any, and the consideration due upon conversion of, if any, on the Notes held by such Holder in accordance with Article 11, on the respective due dates expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. Collection Suit by Trustee. If an Event of Default in Section 5.1(i) or (ii) occurs and is continuing, the Issuer shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.7 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If the Issuer fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

Section 5.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10 Application of Money Collected. Subject to the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article Five (including upon realization of the Collateral, but subject to the Intercreditor Agreement), it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 6.7;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, and accrued and unpaid interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, and accrued and unpaid interest, if any, respectively; and

THIRD: to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10. At least 30 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid or deliver such notice in accordance with the applicable procedures of the Depositary.

Section 5.11 Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the Trust Indenture Act, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 5.7.

Section 5.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.14 Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.15 Record Date. The Issuer may set a record date (which need not be within the time limits otherwise prescribed by Section 316(c) of the Trust Indenture Act) for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.4, 6.5 and 12.4. Such record date shall be the later of five (5) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation.

Section 5.16 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article VI

TRUSTEE23

Section 6.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act , and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Trust Indenture Act and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); however, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(d) The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

[23]	Trustee to comment.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 6.1.

Section 6.2 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, debenture or other document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated therein.

(b) Other than with respect to authentication of the Initial Notes on the Plan Effective Date, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing, and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated and indemnified under this Article Six, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, to the Agents and to each other agent, custodian and Person employed to act hereunder.

(i) The Trustee may request that the Issuer and each of the Guarantors shall deliver to the Trustee an Officer’s Certificate setting forth the names of individuals and/or titles of Officers of the Issuer and each Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture of the Issuer, the Notes and the Guarantees, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or the Trustee shall have received from the Issuer or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.2 and such notice references the Notes and this Indenture. In the absence of such actual knowledge or such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee and Collateral Agent may take direction from Required Holders as to matters described herein as being permitted with the consent of the Trustee or Collateral Agent.

Section 6.3 Individual Rights of the Trustee. The Trustee in its individual or any other capacity (including in its capacity as the Agent) may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act ), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11.

Section 6.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, it shall not be accountable for the use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any Officer’s Certificate delivered to the Trustee hereunder, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication hereunder.

Section 6.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has notice or knowledge as provided in Section 6.2(j), the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in (a) payment of principal of, or interest on, any Note, or (b) payment or delivery, as the case may be, of the consideration due upon conversion, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.6 Compensation and Indemnity. The Issuer, failing which the Guarantors, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, failing which the Guarantors, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances or expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, advances and expenses of the Trustee’s agents and counsel.

The Issuer, failing which the Guarantors, shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it without willful misconduct or gross negligence on its part arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 6.6) and defending itself against any claim, whether asserted by the Issuer, the Guarantors, any Holder or any other Person, or liability in connection with the execution and performance of any of its powers and duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any Guarantor of its obligations hereunder. The Issuer shall, at the Trustee’s sole discretion, defend the claim and the Trustee shall reasonably cooperate and may participate at the Issuer’s expense in such defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Issuer’s payment obligations in this Section 6.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on, particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(a)(vii) or (viii) with respect to the Issuer, the Guarantors, or any Subsidiary, the expenses are intended to constitute expenses of administration under any applicable bankruptcy law.

The Issuer’s obligations under this Section 6.6 and any claim or lien arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to Article Eight and any rejection or termination under any applicable bankruptcy law, and the termination of this Indenture.

(a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 6.6 are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall to the extent permitted by applicable law, on request, be executed, acknowledged and delivered by the Issuer; provided, that if an Event of Default shall have occurred and be continuing, if the Issuer do not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii) no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Six.

(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by-law, without the appointment of a new or successors trustee.

Section 6.7 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor trustee’s acceptance of appointment as provided in this Section 6.7.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor trustee. Within one year after the successor trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor trustee to replace the successor trustee appointed by the Issuer.

If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, such retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to such Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 6.7, the Issuer’s and the Guarantors’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 6.8 Successor Trustee by Merger, Etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

Section 6.9 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. Such Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act §§ 310(a)(l), (2) and (5). Such Trustee is subject to Trust Indenture Act § 310(b) including the provision in § 310(b)(1) and (3); provided that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

Section 6.10 Collateral Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreement (and any other applicable intercreditor agreements referred to herein from time to time) and any other Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreement(or any other applicable intercreditor agreements referred to herein from time to time) or any other Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). Each of the Holders by acceptance of the Notes agrees that upon the Collateral Agents’ entry into the Intercreditor Agreement, the Holders shall be subject to and bound by the provisions of the Intercreditor Agreement in their capacity as holders of [Third Lien Obligations and as Third Lien Notes Secured Parties] (as each such term is defined in the Intercreditor Agreement).

Section 6.11 No Conflict of Interest. The Trustee represents to the Issuer that, to the best of its knowledge, at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder. If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days, apply to the SEC for permission to continue as Trustee, or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. There shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act the Notes under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. The Trustee represents and warrants to the Issuer hat it has no conflicting interest or material conflict of interest within the meaning of the Trust Indenture Act. A Trustee hereunder that has resigned shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

Section 6.12 Preferential Collection of Claims Against Corporation. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein, excluding, as applicable, any creditor relationship listed in Section 311(b) of the Trust Indenture Act.

Article VII

DEFEASANCE; DISCHARGE OF THIS INDENTURE

Section 7.1 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, by delivery of an Officer’s Certificate, at any time, elect to have either Section 7.2 or Section 7.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Seven.

Section 7.2 Legal Defeasance. Upon the Issuer’s exercise under Section 7.1 of the option applicable to this Section 7.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 7.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Obligations represented by the Notes, the Security Documents and the Guarantees, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other Obligations under such Notes, Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute instruments acknowledging the same), and this Indenture shall cease to be of further effect as to all such Notes and Guarantees, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, interest on, and the consideration due upon conversion of their Notes on or after the respective due dates expressed or provided for in this Indenture and the Notes from the trust funds referred to in Section 7.4(1); (b) the Issuer’s obligations with respect to such Notes under [Section 2.2, Section 2.3, Section 2.4, Section 2.6, Section 2.7, Section 2.10,] and Section 4.21; (c) the rights, powers, trusts, duties and immunities of the Trustee or the Collateral Agent, including without limitation thereunder, under Section 6.6 and the obligations of the Issuer and the Guarantors in connection therewith; and (d) the provisions of this Article Seven. Subject to compliance with this Article Seven, the Issuer may exercise its option under this Section 7.2 notwithstanding the prior exercise of its option under Section 7.3.

Section 7.3 Covenant Defeasance. Upon the Issuer’s exercise under Section 7.1 above of the option applicable to this Section 7.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 7.4 below, be released from its obligations under [Section 3.2, Section 4.3, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.12, Section 4.16,] and the [Security Documents] and all Liens on the Collateral shall be released on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 7.4 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 7.2 or Section 7.3 to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee, to pay the principal of and interest (entirely in Cash Interest), on the outstanding Notes on the stated date for payment thereof or on the applicable repurchase date,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(A) the Issuer has received from, or there has been published by the United States Internal Revenue Service, a ruling, or

(B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming, subject to customary assumptions and exclusions, that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that the conditions precedent provided for in clauses (1) through (6) of this Section 7.4 have been complied with.

To the extent the aggregate amount of U.S. dollars, U.S. Government Obligations or a combination thereof, and deposited by the Issuer pursuant to this Section 7.4 exceeds the aggregate amounts sufficient to pay the principal of and interest, on the outstanding Notes, then promptly after the satisfaction and discharge of this Indenture, the Trustee shall return such excess U.S. dollars, U.S. Government Obligations or a combination thereof, as the case may be, to the Issuer.

If the Issuer exercise their Legal Defeasance option or their Covenant Defeasance option, all Liens on the Collateral in favor of the Collateral Agent will be released and the Collateral Documents shall cease to be of further effect, solely with respect to the Notes, all without delivery of any instrument or performance of any act by any party.

Section 7.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6, all U.S. dollar and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.5, the “Deposit Trustee”) pursuant to Section 7.4 or Section 7.8 in respect of the outstanding Notes shall be segregated and held and in trust, shall not be invested, and shall be applied by the Deposit Trustee in accordance with the provisions of such Notes and this Indenture to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Deposit Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest.

The Issuer shall pay and indemnify the Deposit Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 7.4 or Section 7.8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Seven to the contrary notwithstanding, the Deposit Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any U.S. dollars or non-callable U.S. Government Obligations held by it as provided in Section 7.4 or Section 7.8 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Deposit Trustee (which may be the Opinion of Counsel delivered under Section 7.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge, as the case may be.

Section 7.6 Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, or interest on, any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof; and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 7.7 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 7.2, Section 7.3 or Section 7.8, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer and the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.2, Section 7.3 or Section 7.8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.2, Section 7.3 or Section 7.8, as the case may be; provided, however, that, if the Issuer makes any payment of the principal of, or interest on, any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 7.8 Discharge. This Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and the rights, protections and immunities of the Trustee) as to all outstanding Notes when either:

(a) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust), have been delivered to the Trustee for cancellation; or

(b)

(1) all Notes not delivered to the Trustee for cancellation otherwise (A) have become due and payable, or (B) will become due and payable within one year and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee to pay and discharge the entire Indebtedness (including all principal and accrued interest (entirely in Cash Interest)) on the Notes not theretofore delivered to the Trustee for cancellation;

(2) the Issuer has paid or caused to be paid all other sums payable by it under this Indenture; and

(3) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity.

In addition, the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

After the Notes are no longer outstanding, the Issuer’s and the Guarantors’ obligations in Section 6.6 shall survive any discharge pursuant to this Section 7.8.

If this Indenture shall be discharged pursuant to this Section 7.8, all Liens on the Collateral in favor of the Collateral Agent for the benefit of the [Secured Parties] will be released and the Collateral Documents, solely with respect to the Notes, shall cease to be of further effect, all without delivery of any instrument or performance of any act by any party.

After such delivery or irrevocable deposit and receipt of the Officer’s Certificate and Opinion of Counsel, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

Article VIII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.1 Without Consent of Holders. The Issuer, when authorized by a resolution of its Board of Directors (as evidenced by the delivery of such resolution to the Trustee), the Guarantors and the Trustee (and, with respect to any Collateral Document, the Collateral Agent) may modify, amend or supplement this Indenture, any Collateral Document, any Guarantee or the Notes without notice to or consent of any Holder:

(a) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants in this Indenture and in the Notes in accordance with Article Four;

(b) to add to the Issuer’s covenants and those of any Guarantor or any other obligor upon the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Collateral Documents, in the Notes or in any Guarantees;

(c) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes, the Collateral Documents or any Guarantees that may be defective or inconsistent with any other provision in this Indenture, the Notes, the Collateral Documents or any Guarantees or make any other modifications with respect to matters or questions arising under this Indenture, the Notes or any Guarantees; provided, that, in each case, such provisions shall not materially adversely affect the interests of the Holders;

(d) to release any Guarantor in accordance with and if permitted by the terms of and limitations set forth in this Indenture or to add a Guarantor or other guarantor under this Indenture or the Collateral Documents;

(e) to evidence and provide the acceptance of the appointment of a successor Trustee or collateral agent under this Indenture and the Collateral Documents;

(f) to mortgage, pledge, hypothecate or grant a security interest for the benefit of the Collateral Agent, the Trustee and the Holders as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted for the benefit of the Collateral Agent, the Trustee and the Holders pursuant to this Indenture or otherwise or to release any Lien to the extent permitted hereby;

(g) to provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in this Indenture;

(h) to conform any provision to the New Secured Convertible Notes Term Sheet appended to the Plan of Reorganization;

(i) to secure the Notes or the Guarantees or to add additional assets as Collateral;

(j) to release Collateral from the Lien pursuant to this Indenture or the Collateral Documents when permitted or required by this Indenture or the Collateral Documents; or

(k) to comply with any requirement of the SEC in connection with qualifying this Indenture under the Trust Indenture Act or maintaining such qualification thereafter.

In addition, the Issuer, the Trustee and the Collateral Agent may amend the Intercreditor Agreement and the Collateral Documents to provide for the addition of any creditors to such agreements to the extent a pari passu lien for the benefit of such creditor is permitted by the terms of this Indenture and may enter into an intercreditor agreement with creditors for whom a junior lien on the Collateral is to be granted, provided the Issuer delivers an Officer’s Certificate to the Trustee and Collateral Agent certifying that the terms thereof are customary, the intercreditor agreement is permitted by the terms of this Indenture and that the Trustee and Collateral Agent are authorized to enter into an intercreditor agreement. Upon delivery of the aforementioned Officer’s Certificate, the Trustee and Collateral Agent may request an Opinion of Counsel confirming that the intercreditor agreement is permitted under this Indenture.

Section 8.2 With Consent of Holders.

(a) Except as provided below in Section 8.2(b) below and without prejudice to Section 8.1, the Issuer, the Guarantors and the Trustee (and with respect to the Collateral Documents, the Collateral Agent) may amend or supplement this Indenture, the Notes, the Guarantees and the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) and, subject to Section 5.4 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or interest on, the Notes) or compliance with any provision of this Indenture, the Notes, the Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes (including Additional Notes, if any) (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, waiver or consent, but it shall be sufficient if such consent approves the substance thereof.

(b) Without the consent of the Holder of each outstanding Note affected thereby, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 5.4 and an amendment, modification or supplement pursuant to Section 8.1, may:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(ii) reduce (or have the effect of reducing) the principal amount of any Note or the rate of or change the time for payment of interest on any Note or any rate applicable to any fee, reimbursement or indemnity obligation, or any other amount payable or obligation owing to any Holder;

(iii) forgive, waive, delay, or reduce the amount of, any payment of any principal, interest, fee, reimbursement or indemnity obligation, or any other amount payable to any Holder or under any Notes Document, including in connection with any mandatory prepayment or conversion owing to such Holder;

(iv) change the coin or currency in which the principal of any Note or form of (including from cash-pay to paid-in-kind), or any the interest thereon is payable to paid in any coin or currency other than Dollars in immediately available funds in the form of Cash;

(v) waive, amend or modify any provision of any Notes Document if the effect thereof would be to deprive any Holder of its equal and ratable share of any payment that is otherwise required to be made to it on an equal and ratable basis pursuant to this Indenture as in effect on the Issue Date, whether applicable prior to or after an Event of Default, and including pursuant to the Intercreditor Agreement or any other intercreditor agreement, subordination agreement or other agreement among creditors;

(vi) (x) subordinate (or permit the subordination of) (i) any Note (or any series or tranche of Note) or any Obligation, or any right to any payment on account of any Note or Obligation, to any other Debt or other obligations (such other Debt or obligations, “Subject Debt”), or (ii) any Liens on any Collateral securing any Obligations to any Liens thereon securing any Subject Debt, or (y) permit the ranking or priority of any Note or Obligation, or any Lien on any Collateral, to be impaired or otherwise adversely affected (including pursuant to the creation of any series of Loans having priority over any other series);

(vii) [amend, modify or waive any provision of this Indenture or any other Notes Document in a manner that adversely affects a Holder disproportionately as compared to any other Holder];

(viii) make any modification that would alter Sections [4.1, 4.3, 4.19, 4.36, 4.37, 12.5, or 8.2 or the proviso at the end of Permitted Asset Dispositions]24;

(ix) amend any payment provision in a manner that would alter the pro rata sharing of payments required thereby;

(x) (x) permit (i) the release of all or substantially all of the Collateral (or value thereof) from the Liens securing the Obligations (except upon full payment thereof) or (ii) the release of any Lien on any property or assets securing the Obligations, or (y) modify [the Security Agreement], except, with respect to foregoing clause (x) or (y), in the circumstances expressly set forth in [the Security Agreement];

(xi) permit (x) the release of all or substantially all of the Guarantees of the Obligations (or value thereof), or of the Guarantors from any of their obligations (including their Guarantee Obligations or other obligations under any Guarantee, this Indenture or any other Notes Document) (except upon full payment thereof), or (y) any Subsidiary to be released from its Guarantee of the Obligations, except, with respect to foregoing clause (x) or (y), in the circumstances expressly set forth in this Indenture;

(xii) permit any Subsidiary to become or be designated as “unrestricted” under, or released or exempted from any obligation or requirement applicable to Subsidiaries under the Notes Documents (including any affirmative or negative covenant, further assurance provision or Guarantee or collateral obligation);

(xiii) modify or waive (x) Section 4.18, (y) the definition of “Immaterial Subsidiary” in a manner that would increase the number or type of Persons eligible to be Immaterial Subsidiaries, as compared to on the Issue Date, or (z) any other provision of any Notes Document to permit any Subsidiary to constitute, or to become, or to be designated as, an Immaterial Subsidiary, if the same would not be permitted pursuant to the provisions of this Indenture as in effect on the Issue Date;

(xiv) permit any modification to the Intercreditor Agreement (or any other intercreditor agreement, subordination agreement, agreement among creditors or similar) if the effect thereof could be the same as or substantially similar to anything that, if effectuated pursuant to a modification to, or consent under, this Indenture, would have required the consent of each Holder;

(xv) enter into any intercreditor agreement, subordination agreement, agreement among creditors or similar agreement or arrangement (or any amendment or modification to any such existing agreement) at any time that is adverse to the rights, interests, or Notes, or Liens securing the Obligations;

(xvi) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of conversion, on or after the conversion date);

(xvii) after the occurrence of a Fundamental Change, amend, change or modify the obligation to make and consummate a Fundamental Change Offer in accordance with Section 3.2, as applicable, including, in each case, amending, changing or modifying any definition relating thereto;

(xviii) [reserved.];

(xix) modify any of the provisions of this Article Eight relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

[24]	Note to Draft: Under review.

(xx) permit the assignment or transfer by the Issuer of all of its rights and obligations under this Indenture or any other Notes Document;

(xxi) make any change to any provisions of this Indenture affecting the ranking or subordination provisions of the Notes or the Guarantees, in each case in a manner that adversely affects the rights of the Holders; and

(xxii) make any change in Section 4.26 that adversely affects the rights of any Holder or amend the terms of the Notes or this Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement or waiver.

Section 8.3 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Eight shall conform to the requirements of the Trust Indenture Act.

Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 8.6 Payment for Consent. The Issuer shall not, and shall not permit any of their Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the provisions of this Indenture or any other Notes Document, unless, in each case, such consideration (which includes the opportunity to participate in any financing entered into in connection with such consent, waiver or amendment to the extent the financing is offered to any holder of Notes as consideration for, or as an inducement to provide, such consent, waiver or amendment) is offered to all Holders of Notes on a ratable basis and otherwise on the same terms.

Section 8.7 Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.1, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 13.2(b), setting forth in general terms the substance of such supplemental indenture or waiver.

Section 8.8 Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant and adopted in accordance with this Article Eight; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, if requested, an indemnity or security reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Eight is authorized or permitted by this Indenture. Such Opinion of Counsel shall be an expense of the Issuer.

Article IX

GUARANTEE

Section 9.1 Notes Guarantees.

(a) Each Guarantor hereby fully and, including any limitations set forth in any notation of Guarantee and the limitations on the effectiveness and enforceability set forth in Section [9.3], unconditionally guarantees, on a secured, joint and several basis, in each case to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, or interest on, the Notes, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture. The Guarantors further agree that the Notes guaranteed hereby may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors will remain bound under this Article Nine notwithstanding any extension or renewal of any obligation guaranteed hereby. All payments under each Guarantee will be made in dollars.

(b) The Guarantors hereby agree that their obligations hereunder shall be as if they were each principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under a Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Guarantor or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and each covenant that their Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section [9.3]. If at any time any payment of the principal of, or interest on, such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(c) The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 9.1.

Section 9.2 Subrogation.

(d) Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Guarantee.

(e) The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations. The Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the Notes guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of the Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Notes guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.2, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 9.2 subject to Sections 9.1(c) and (d) above.

Section 9.3 Limitation and Effectiveness of Guarantees. Each Guarantee is limited to (i) an amount not to exceed the maximum amount that can be guaranteed by the Guarantor that gave such Guarantee without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or (ii) the maximum amount otherwise permitted by law.

Section 9.4 Notation Not Required. Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

Section 9.5 Successors and Assigns. This Article Nine shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

Section 9.6 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Nine shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Nine at law, in equity, by statute or otherwise.

Section 9.7 Modification. No modification, amendment or waiver of any provision of this Article Nine, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

Section 9.8 Release of Guarantees. A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged (and all Liens granted pursuant to any Security Document upon any Collateral of such Guarantor automatically released), and no further action by such Guarantor, the Issuer, the Collateral Agent or the Trustee is required for the release of such Guarantor’s Guarantee upon:

(a) any direct or indirect sale, exchange or transfer (by merger, consolidation or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Subsidiary or (ii) all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in a manner not in violation of the applicable provisions of this Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with this Indenture or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; or

(d) the applicable Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing the Notes or other exercise of remedies in respect thereof in accordance with the Intercreditor Agreement, then such Guarantor or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under its Guarantee, except in the event of a sale or other disposition to the Issuers or any other Guarantor.

Prior to (or concurrent with) the release of any Guarantee of any Guarantor hereunder, the Issuer shall deliver to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

Upon request of the Issuer, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.

Article X

MISCELLANEOUS

Section 10.1 Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 10.2 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile transmission addressed as follows:

If to the Issuer or any Guarantor:

Core Scientific, Inc.

210 Barton Springs Road, Suite 300

Austin, Texas 78704

Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Facsimile: (212) 310-8007

Attention: Merritt S. Johnson

Email: merritt.johnson@weil.com

If to the Trustee:

Wilmington Trust, National Association

[•]

Facsimile: [•]

Attention: [•]

If to the Collateral Agent:

Wilmington Trust, National Association

[•]

Facsimile: [•]

Attention: [•]

The Issuer, any Guarantor, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be delivered pursuant to the Applicable Procedures of the depository (in the case of a Global Note) or mailed, to the Holder at the Holder’s address as it appears on the registration books of the Registrar (if a certificated Note) and shall be sufficiently given if so delivered or mailed within the time prescribed. Any notice or communication will also be so mailed or delivered electronically to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Notwithstanding any provision of this Indenture to the contrary, so long as the Notes are evidenced by Global Notes, any notice to the Holders shall be sufficient if given in accordance with the Applicable Procedures of the Depositary within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Any notice or communication to the Issuer or any Guarantor shall be deemed given or made as of the date so delivered if personally delivered or if delivered electronically, in PDF format; when receipt is acknowledged, if telecopied; and seven (7) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee or Collateral Agent shall only be deemed delivered upon receipt.

If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee or Collateral Agent shall be effective only upon receipt.

Notwithstanding any other provision of this Indenture or the Notes, where this Indenture or any Note provides for notice of any event (including any notice of redemption, purchase or conversion) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 10.3 Communication by Holders of Notes with Other Holders of Notes. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuer and the Trustee shall comply with Section 312(b) of the Trust Indenture Act and the Trustee shall provide to any Holder the information specified under Section 312 of the Trust Indenture Act with respect to other Holders as is required under, and subject to the terms of, the Trust Indenture Act. None of the Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 10.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the issuance of the Initial Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer and include other customary qualifications and exclusions.

Section 10.5 Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 10.6 Rules by Trustee, the Paying Agent and the Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 10.7 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder, partner or member of the Issuer or any Guarantor, as such, will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or this Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 10.8 Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

Section 10.9 Governing Law; Conflict with Trust Indenture Act; Consent to Jurisdiction; Waiver of Jury Trial. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Additionally, this Indenture, the Notes and each supplemental indenture shall be subject to the mandatory provisions of the Trust Indenture Act that are required to be part of this Indenture, the Notes or any supplemental indenture and shall, to the extent applicable and as not otherwise provided for herein or therein, as applicable, be governed by such provisions and, if and to the extent that any provision hereof or thereof limits, qualifies or conflicts with any mandatory provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the Notes or any supplemental indenture, the Trust Indenture Act provision shall control (and notwithstanding any provisions of this Indenture, the Notes or any supplemental indenture to the contrary).

For greater certainty, if and to the extent that, the Notes or any supplemental indenture or applicable law limits, qualifies or conflicts with the duties imposed by the mandatory provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision required by or deemed to be included in this Indenture, the Notes or any supplemental indenture by operation of such Trust Indenture Act sections (and notwithstanding any provisions of this Indenture, the Notes or any supplemental indenture to the contrary, as applicable), the Trust Indenture Act shall control unless otherwise provided for herein or therein as to non-mandatory provisions of the Trust Indenture Act, as applicable. The Issuer and the Trustee agree to comply with all mandatory provisions of the Trust Indenture Act applicable to or binding upon it in connection with this Indenture, the Notes and any supplemental indenture.

The Issuer and each Guarantor agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Guarantee or the Notes may be instituted in any state or federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

EACH OF THE PARTIES TO THIS INDENTURE HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREBY, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.10 No Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.11 Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 10.13 Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 10.14 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.15 Force Majeure. The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 10.16 Counterparts. This Indenture may be signed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture, the Notes the Collateral Documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture, the Notes or any Collateral Document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the Collateral Documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee, Collateral Agent, Paying Agent, Transfer Agent or Registrar acts on any Executed Documentation sent by electronic transmission, it will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (i) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (ii) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee, Collateral Agent, Paying Agent, Transfer Agent and Registrar shall each conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee, Collateral Agent, Paying Agent, Transfer Agent or Registrar acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 10.17 USA Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States, the Trustee and the Collateral Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and the Collateral Agent. Accordingly, the Issuer and each Holder shall provide to the Trustee and the Collateral Agent, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Collateral Agent to comply with such laws, rules, regulations and executive orders.

Section 10.18 [Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (or, with respect to Global Notes, otherwise in accordance with the rules and procedures of the Depositary); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 10.18.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the register maintained by the Registrar hereunder.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a board resolution of the Issuer’s Board of Directors, fix in advance a record date, which record date shall not be more than thirty (30) days prior to the commencement of solicitation of such request, demand, authorization, direction, notice, consent, waiver or other Act, for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.]

Section 10.19 Calculations in Respect of the Notes. Except as otherwise provided above, the Issuer will be responsible for making all calculations under the Notes and this Indenture. These calculations include, but are not limited to, determinations of the sales prices of the Common Stock, the Daily VWAPs, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Issuer will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders of Notes. The Issuer will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The

Trustee will forward the Issuer’s calculations to any Holder of Notes upon the request of that Holder. In no event shall the Trustee, Registrar or Conversion Agent have any responsibility for any calculations called for under the Notes or this Indenture. Neither the Trustee nor the Conversion Agent shall have any responsibility or obligation to determine when and if any Notes may be converted at any time or to notify the Issuer, the Depositary or any Holder of Notes if the Notes have become convertible.

Article XI

CONVERSION

Section 11.1 Optional Conversion.

(a) Subject to and upon compliance with the provisions of this Article Eleven, each Holder shall have the right, at such Holder’s option, at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity, to convert all or a portion of such Holder’s Notes (provided that any amount to be converted is a minimum of $1.00 in principal amount or an integral multiple thereof) into Common Stock (any conversion pursuant to this paragraph, an “Optional Conversion” and the date of any such conversion, an “Optional Conversion Date”) at an initial conversion rate (subject to adjustment as described below, the “Conversion Rate”) of [•] shares of Common Stock per $1,000 principal amount of Notes (equal to an initial Conversion Price of $[•] per share of Common Stock).25

(b) In each case in accordance with the terms of this Article Eleven, the Issuer may elect to deliver shares of Common Stock together with cash, if applicable, in lieu of any fractional shares of Common Stock (“Physical Settlement”), or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional shares of Common Stock (“Combination Settlement”), at the Issuer’s option, in connection with any Optional Conversion. Any cash that is delivered by the Issuer pursuant to a Combination Settlement shall be equal to the product of (A) the applicable Conversion Price of the Common Stock and (B) the number of shares of Common Stock that would have been delivered in lieu of such cash if the Issuer had elected Physical Settlement; provided, further, that such cash amount shall not be greater than an amount equal to the par value of the Notes being converted in connection with such Optional Conversion.

Section 11.2 Mandatory Conversion.

(a) The Issuer shall convert (a “Mandatory Conversion”) the aggregate principal amount of Notes then outstanding into a number of shares of Common Stock computed pursuant to the Conversion Price then in effect (plus cash, if applicable, in lieu of fractional shares) if the Daily VWAP of the Common Stock for any 20 consecutive Trading Days is greater than or equal to [•]% of the Conversion Price (as adjusted), calculated based on the average of the Daily VWAPs of the Common Stock for such period (a “Mandatory Conversion Event”).26 Upon the occurrence of a Mandatory Conversion Event, the Issuer shall deliver a notice (a “Mandatory Conversion Notice”) to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) not later than the open of business on the second Business Day following such Mandatory Conversion Event, which notice shall specify the date on which the Mandatory Conversion shall occur, which date shall not be later than the second Business Day following delivery of such Mandatory Conversion Notice (the “Mandatory Conversion Date”).

(b) [Reserved.]

(c) The Issuer shall not issue fractional shares of Common Stock upon a Mandatory Conversion. Instead, the Issuer shall pay the cash value of such fractional shares based upon the closing sale price of the Common Stock on the Trading Day immediately preceding the Mandatory Conversion Date.

(d) Interest shall cease to accrue on any Notes that are converted on the Mandatory Conversion Date.

[25]	To be populated based on a total enterprise value of $1,650,000,000.
[26]	The percentage to be inserted will reflect the $2,100,000 total enterprise value of the Issuer contemplated by the term sheet.

(e) Settlement in connection with a Mandatory Conversion shall be solely by Physical Settlement and shall occur on the second Business Day immediately following the applicable Mandatory Conversion Date.

Section 11.3 Conversion Generally.

(a) The Trustee shall initially act as Conversion Agent with respect to the Notes. Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall have any duty to determine or verify the Issuer’s determination of whether any of the conditions to conversion have been satisfied or to notify the Holders of such. Each Note shall be convertible at the office of the Conversion Agent.

(b) The Issuer shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of the Common Stock upon the conversion of a Note. However, such Holder shall pay any such tax or duty that is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name.

(c) The converting Holder shall also provide or cause to be provided to the Trustee and the Conversion Agent (if other than the Trustee) all information necessary to allow the Trustee and the Conversion Agent (if other than the Trustee) to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee and the Conversion Agent (if other than the Trustee) may rely on information provided to it and shall have no responsibility whatsoever to verify or ensure the accuracy of such information.

(d) Notes shall be deemed to have been converted immediately prior to the close of business on the Business Day that the converting Holder has complied with the applicable requirements set forth in this Article Eleven (such date to be deemed the applicable Conversion Date). The Issuer shall pay or deliver, as the case may be, the consideration due in respect of the conversion on the second Business Day immediately following the applicable Conversion Date, unless such Conversion Date occurs on or after the Regular Record Date immediately preceding the Stated Maturity, in which case the Issuer shall make such delivery (and payment, if applicable) on the Stated Maturity. For any shares of Common Stock due to converting Holders, the Issuer shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s transfer agent, nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of, as applicable, shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuer’s conversion obligation hereunder, and cash in lieu of any fractional shares of Common Stock.

(e) The Trustee (and if different, the Conversion Agent) shall notify the Issuer of any conversion pursuant to this Article Eleven on the Conversion Date for such conversion. No Notice of Conversion (as defined herein) with respect to any Notes may be surrendered by a Holder thereof if such Holder has also properly tendered such Notes in connection with a Fundamental Change Offer and has not validly withdrawn such Notes in accordance with Section 3.2.

(f) In case any Note shall be partially converted, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of such Note a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(g) Except as provided in Section 11.4, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article Eleven.

(h) Upon the conversion of an interest in a Global Note, the Trustee, or the Note Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

(i) The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such converted Notes.

(j) In the case of a Global Note that is being converted, the converting Holder shall comply with the procedures of the Depositary in effect at that time.

(k) In the case of a Physical Note that is being converted, the converting Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the conversion, and (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent.

(l) If more than one Note shall be surrendered for conversion at one time by the same Holder, the conversion with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(m) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below in this clause (m), and the Issuer shall not adjust the applicable Conversion Rate to account for accrued and unpaid interest on the Notes. The Issuer’s settlement of the conversion shall be deemed to satisfy in full its obligation to pay the principal amount of the converted Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Stated Maturity; (2) if the Issuer has specified a Fundamental Change Payment Date with respect to such Notes that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any amounts on such Note that are payable pursuant to this Indenture but are not punctually paid or duly provided for (the “Defaulted Amounts”), if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Stated Maturity shall receive the full interest payment due on the Stated Maturity regardless of whether their Notes have been converted following such Regular Record Date.

(n) The Issuer shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Notes, the Issuer shall make payment of an amount in cash in lieu of any fractional share of Common Stock otherwise issuable upon conversion.

(o) In respect of any Conversion Date, the Issuer shall deliver or cause delivery of a notice (the “Settlement Notice”) of the relevant Settlement Method it has elected in connection with such conversion to converting Holders and the Conversion Agent (and the Trustee if not the Conversion Agent) no later than the close of business on the Trading Day immediately following the relevant Conversion Date. Such Settlement Notice shall specify the relevant elected Settlement Method and in the case of an election of Combination Settlement, the Specified Dollar

Amount to be settled in cash and in shares of Common Stock, respectively. If the Issuer does not elect a Settlement Method for any Conversion Date prior to the deadline set forth in the second preceding sentence, the Issuer shall no longer have the right to elect a Settlement Method for such Conversion Date and the Issuer shall be deemed to have elected Physical Settlement for such Conversion Date. If the Issuer delivers a Settlement Notice electing Combination Settlement in respect of its conversion obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. The Issuer shall have the right to irrevocably elect a Settlement Method and specified dollar amount for all subsequent Conversion Dates by delivering the Settlement Notice to all Holders of the Notes, the Trustee and the Conversion Agent and issuing a press release containing information regarding its election of Settlement Method and Specified Dollar Amount and expressly stating such election is irrevocable and making such information available on its website. Following such an irrevocable Settlement Notice, the Issuer will not have the right to change the Selection Method or Specified Dollar Amount.

(p) Except as otherwise set forth in this Article Eleven, the shares of Common Stock, or combination of shares of Common Stock and cash, in respect of any conversion of Notes shall be computed by the Issuer pursuant to Section 11.1(b).

Section 11.4 Increased Conversion Rate in Connection with Make-Whole Fundamental Changes.

(a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Stated Maturity and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Issuer shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Payment Date (such period, the “Make-Whole Fundamental Change Period”).

(b) The Issuer shall notify the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five (5) Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table set forth in Section 11.4(e) below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If a Holder receives cash upon the conversion of its Notes in connection with a Make-Whole Fundamental Change, the Stock Price in connection with such receipt of cash upon conversion shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table set forth in Section 11.4(e) below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table set forth in Section 11.4(e) below shall be adjusted in the same manner and at the same time as the Conversion Rate is adjusted as set forth in Section 11.5.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 11.4 for each Stock Price and Effective Date set forth below:27

STOCK PRICE
EFFECTIVE DATE	$	$	$	$	$	$	$	$

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in such table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $[•]28 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $[•]29 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no further Additional Shares shall be added to the Conversion Rate.

(f) Nothing in this Section 11.4 shall prevent an adjustment to the Conversion Rate pursuant to Section 11.5 in respect of a Make-Whole Fundamental Change.

Section 11.5 Adjustments to Conversion Rate.30 The Conversion Rate shall be adjusted as described below, except that the Issuer shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Issuer exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Issuer effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

[27]	Table to be completed.
[28]	To be derived from the table when completed.
[29]	To be derived from the table when completed.
[30]	To be confirmed.

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date (before giving effect to any such dividend, distribution, share split or share combination), as applicable; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 11.5(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 11.5(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Issuer or a committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Issuer distributes to all or substantially all holders of Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X = the total number of shares of Common Stock distributable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this Section 11.5(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For the purpose of this Section 11.5(b), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the last reported sales prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement of the distribution of such rights, options or warrants, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Issuer in good faith.

(c) If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of Common Stock, excluding:

(1) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 11.5(a) or Section 11.5(b) above;

(2) except as otherwise described below, rights issued pursuant to any stockholder rights plan of the Issuer then in effect;

(3) distributions of Reference Property issued in exchange for, or upon conversion of, the Common Stock as described in Section 11.8;

(4) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 11.5(d) below shall apply; and

(5) Spin-Offs as to which the provisions set forth below in this Section 11.5(c) shall apply;

then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance or distribution, as applicable;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 = the average of the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such issuance or distribution, as applicable; and

FMV = the fair market value (as determined by the Issuer in good faith) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants issued or distributed, as applicable, with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such issuance or distribution.

Any increase made under the portion of this Section 11.5(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance or distribution, as applicable. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of the Applicable Percentage of each $1,000 principal amount of Notes held by such Holder, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Issuer’s Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire the Issuer’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the issuance or distribution, as applicable.

With respect to an adjustment pursuant to this Section 11.5(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CRO ×	FMV + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1 = the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV = the average of the Last Reported Sales Prices of the Capital Stock or similar Equity Interests distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sales Prices as if references therein to the Common Stock were to such Capital Stock or similar Equity Interests) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sales Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, such Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Issuer or a committee thereof determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(d) If the Issuer makes any cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the Last Reported Sales Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share of Common Stock the Issuer distributes to all or substantially all holders of the Common Stock.

Any increase made under this Section 11.5(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Issuer or a committee thereof determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for the Applicable Percentage of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Issuer or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sales Prices of the Common Stock over the 10-consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Issuer in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the Last Reported Sales Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such expiration date of such tender or exchange offer to, but excluding, such Conversion Date in determining the Conversion Rate.

If the Issuer is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer described in this Section 11.5(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

(f) If the Issuer issues additional shares of its Common Stock for consideration at a price per share (before including any applicable underwriting discounts, fees, commissions or similar discounts paid by the Issuer in connection with such issuance) that is less than the average of the Last Reported Sales Prices of the Common Stock for the 10-consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of definitive agreement in connection with such issuance (such price the “Market Price”), then the Conversion Rate shall be adjusted in accordance with the following formula:

CR1 = CR0 ×	OS1
	OS0 +	AC
MP

where,

CR1 = the adjusted Conversion Rate.

CR0 = the Conversion Rate immediately prior to any such issuance.

OS0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock.

OS1= the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

AC = the aggregate consideration received for the issuance of such additional shares of Common Stock.

MP = the average of the Last Reported Sales Prices of the Common Stock for the 10-consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of definitive agreement in connection with such issuance of such additional shares of Common Stock.

This Subsection 11.5(f) shall not apply to (i) any of the transactions for which an adjustment has been made pursuant to other provisions of this Section 11.5 or (ii) any “at-the-market” offering, “equity line of credit” or similar offering by the Issuer.

(g) Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h) Except as stated herein, the Issuer shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(i) In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 11.5, and subject to applicable exchange listing rules, the Issuer is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Issuer determines that such increase would be in its best interest. Subject to applicable exchange listing rules, the Issuer may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(j) If the Issuer has a rights plan in effect upon conversion of the Notes into Common Stock, Holders will receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock or the rights have become exercisable in accordance with the provisions of the applicable rights plan, the Conversion Rate shall be adjusted at the time of separation or upon the occurrence of such triggering event as if the Issuer distributed to all or substantially all holders of Common Stock, shares of the Issuer’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 11.5(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(k) Notwithstanding any of the foregoing, the Conversion Rate shall not be adjusted:

(1) upon the issuance of shares of Common Stock at a price below the Conversion Price or otherwise, other than any such issuance described in clauses (b), (c) or (f) of this Section 11.5;

(2) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program of or assumed by the Issuer or any of its Subsidiaries;

(4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued, including this Indenture, the Notes or the Contingent Value Rights;

(5) for a third-party tender offer by any party other than a tender offer by one or more of the Issuer’s subsidiaries as described in Section 11.5(e);

(6) upon the repurchase of any shares of Common Stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under Section 11.5(e) above;

(7) solely for a change in the par value of the Common Stock; or

(8) for accrued and unpaid interest, if any.

(l) Adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share.

(m) If an adjustment to the Conversion Rate otherwise required by the provisions described above would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Issuer may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earlier to occur of the following: (1) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate and (2) on the Conversion Date for any Notes.

Section 11.6 No Adjustments. The Conversion Rate shall not be adjusted for any transaction or event other than as specified in this Article Eleven.

Section 11.7 Notice of Adjustments. Whenever the Conversion Rate is adjusted, the Issuer shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The Officer’s Certificate shall be conclusive evidence of the correctness of such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Conversion Rate, the Trustee(and the Conversion Agent if not the Trustee) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.

Section 11.8 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales of Assets.

(a) In the event of:

(1) any reclassification, recapitalization or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination);

(2) a consolidation, merger, binding share exchange or combination involving the Issuer; or

(3) a sale or conveyance to another person or entity of all or substantially all of the Issuer’s property or assets;

in which holders of Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock (any such event, a “Merger Event”), the Applicable Percentage of each $1,000 in principal amount of the Notes will, from and after the effective time of such Merger Event, in lieu of being convertible into Common Stock, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert the Notes.

(b) If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (1) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election; and (2) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (1) of this Section 11.8(b) above attributable to one share of Common Stock. The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

(c) If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or Cash Equivalents) of a Person other than the Issuer or the successor or purchasing entity, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Issuer shall reasonably consider necessary by reason of the foregoing.

(d) The supplemental indenture referred to in this Section 11.8 shall, in the good faith judgment of the Issuer as evidenced by an Officer’s Certificate, (1) provide for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments to the Conversion Rate provided for in this Indenture and for the delivery of cash by the Issuer in lieu of fractional securities or property that would otherwise be deliverable to Holders upon conversion as part of the Reference Property, with such amount of cash determined by the Issuer in a manner as nearly equivalent as may be practicable to that used by the Issuer to determine the Last Reported Sales Prices of the Common Stock and (2) provide that after the Merger Event, the Mandatory Conversion Event (and related calculations) shall be determined with reference to the trading value of the Reference Property as determined in good faith by the Issuer in a manner as nearly equivalent as may be practicable to that used by the Issuer to determine the Last Reported Sales Prices of the Common Stock.

(e) The Issuer shall not become a party to any Merger Event unless its terms are consistent with this Section 11.8.

Section 11.9 Notice of Certain Transactions.

(a) In the event that:

(1) the Issuer or any of its Subsidiaries takes any action that would require an adjustment in the Conversion Rate;

(2) the Issuer takes any action that would require a supplemental indenture pursuant to Section 11.8; or

(3) there is a dissolution or liquidation of the Issuer,

the Issuer shall promptly mail to the Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record date and effective date of the transaction referred to in clause (1), (2) or (3) above.

Section 11.10 [Reserved.]

Section 11.11 Issuer to Reserve, Provide and List Common Stock.

(a) The Issuer shall at all times reserve out of its authorized but unissued and unreserved shares of Common Stock or shares of Common Stock held in its treasury a sufficient number of shares of Common Stock to (i) provide the payment of PIK Interest Shares in accordance with the terms of this Indenture, and (ii) permit the conversion, in accordance with the terms of this Indenture, of the Applicable Percentage of all of the Notes outstanding (assuming that such Notes are converted after the last Interest Payment Date prior to the Stated Maturity).

(b) All PIK Interest Shares issued and shares of Common Stock issued upon conversion of the Notes shall be duly and validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any tax, lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Notes or the Person to whom such shares of Common Stock will be delivered).

(c) The Issuer shall comply with all securities laws regulating the offer and delivery of PIK Interest Shares and shares of Common Stock upon conversion of Notes and, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Issuer shall list upon issuance and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any PIK Interest Shares or Common Stock issued upon conversion of the Notes.

Section 11.12 Responsibility of the Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article Eleven. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.8 relating either to the kind or amount of Common Stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 11.8 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.1, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee, nor the Conversion Agent shall have any obligation to independently determine or verify if any Mandatory Conversion Event or any other event has occurred or notify the Holders of any such event. The Parties hereto agree that all notices to the Trustee or the Conversion Agent under this Article Eleven shall be in writing.31

[signature pages follow]

[31]	Note to Draft: Collateral section to be moved to separate agreement.

Dated as of [___________], [2024]

CORE SCIENTIFIC, INC.

By:
Name: [Adam Sullivan]
Title: Chief Executive Officer

[___________][32] By:
Name:
Title:

[•] as Trustee and Collateral Agent

By:
Name:
Title:

[32]	Guarantor signature blocks to be inserted.

EXHIBIT A

FORM OF NOTE

(Face of 10.00%/12.00% Cash/Cash-and-Payment in Stock Convertible Secured Note)

10.00%/12.00% Cash/Cash-and-Payment in Stock Convertible Secured Notes due 2029

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE SECURITIES REPRESENTED BY THIS GLOBAL SECURITY HAVE BEEN ISSUED PURSUANT TO SECTION 1145 OF TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. §§ 101-1532, AS AMENDED (THE “BANKRUPTCY CODE”) THAT PROVIDES AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, PROVIDED, THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(B) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF [CORE]. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(B) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF [CORE], THEN THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) [CORE] IS IN RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO [CORE] AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS GLOBAL SECURITY ARE SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, AS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. NO REGISTRATION OR TRANSFER OF SUCH SECURITIES MAY BE MADE UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

Ex. A - 1

No.

CUSIP NO. [•]

[ISIN [•]]

CORE SCIENTIFIC, INC.

10.00%/12.00% CASH/CASH-AND-PAYMENT IN STOCK CONVERTIBLE SECURED NOTES DUE 2029

Core Scientific, Inc. (the “Issuer”, which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof) promises to pay to [Cede & Co.]33 or registered assigns, the principal sum of $[260,000,000] 34 [(as may be increased or decreased as set forth on the Schedule of Increases and Decreases attached hereto)]35 on [•], 2029.

Interest Payment Dates: March 15, June 15, September 15 and December 15, beginning on June 15, 2024

Regular Record Dates: March 1, June 1, September 1 and December 1 (whether or not a Business Day)

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[33]	To include in Global Note.
[34]	To include in Global Note.
[35]	To include in Global Note.

Ex. A - 2

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, electronically or by facsimile by one of its duly authorized officers.

CORE SCIENTIFIC, INC.

By:
Name:
Title:

Ex. A - 3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Officer

Ex. A - 4

(Back of 10.00%/12.00% Cash/Cash-and-Payment in Stock Convertible Secured Note)

10.00%/12.00% Cash/Cash-and-Payment in Stock Convertible Secured Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Core Scientific, Inc., a Delaware corporation, and any successor thereto (the “Issuer”) promises to pay interest on the unpaid principal amount of this 10.00%/12.00% Cash/Cash-and-Payment in Stock Convertible Secured Note due 2029 (a “Note”) (i) entirely in Cash Interest at a fixed rate of 10.00% per annum or (ii) by paying 6.00% per annum as Cash Interest and 6.00% per annum by issuing PIK Interest Shares to the applicable Holders as PIK Interest, in each case pursuant to the terms set forth in the Indenture. The Issuer will pay interest quarterly in arrears on each Interest Payment Date or if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest shall accrue solely as a result of such delayed payment. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from and including the date of issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes pursuant to the terms set forth in the Indenture to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders at the close of business on the Regular Record Date preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in [Section 2.12] of the Indenture with respect to defaulted interest. The Issuer will make payments in respect of Global Notes by wire transfer of immediately available funds to the accounts specified by the Depositary or its nominee. If a Holder of at least $10.0 million principal amount of certificated Notes has given written wire transfer instructions to the Issuer at least ten (10) Business Days prior to the applicable Interest Payment Date, the Issuer will make all payments of principal and interest on such Holder’s Notes by wire transfer of immediately available funds to the account in New York specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Trustee or Paying Agent in the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The final principal amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the Depositary.

In the event that Issuer determines to pay PIK Interest for any interest period, then Issuer will deliver a PIK Notice to the Trustee no later than ten (10) Business Days prior to the applicable Interest Payment Date, which PIK Notice will state the total amount of interest to be paid on the Interest Payment Date in respect of such interest period and the amount of such interest to be paid as PIK Interest. The Trustee, on behalf of and at the expense of the Issuer, will promptly deliver such PIK Notice to the Holders no later than five (5) Business Days prior to the applicable Interest Payment Date. For the avoidance of doubt, interest on the Notes in respect of any interest period for which a PIK Notice is not delivered pursuant to the terms of the Indenture must be paid entirely in cash. PIK Interest will be considered paid on the date due if on such date the conditions set forth in Section 4.21 of the Indenture have been satisfied.

(3) Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder, and the Issuer or any Subsidiaries may act as Paying Agent or Registrar.

Ex. A - 5

(4) Indenture. The Issuer issued the Notes under an Indenture, dated as of [•], 2024 (the “Indenture”), among the Issuer, the Guarantors thereto, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Initial Notes were initially issued in an aggregate principal amount of $260,000,000. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal and interest on the Notes and all other amounts under the Indenture is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors and secured by Collateral.

(5) [Reserved.]

(6) Mandatory Redemption. Except as provided in the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to Notes.

(7) Repurchase at Option of Holders Upon a Fundamental Change.

(a) Upon the occurrence of a Fundamental Change, each Holder will have the right, except as provided in the Indenture, to require that the Issuer purchase all or any portion (equal to a minimum of $1.00 or an integral multiple of $1.00 in excess thereof) of such Holder’s Notes for a cash price (the “Fundamental Change Purchase Price”) equal to 100.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon to the date of purchase.

(b) Not later than ten (10) Business Days following the date on which a Fundamental Change becomes effective, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice (a “Fundamental Change Purchase Notice”):

(A) describing (i) the transaction or transactions that constitute the Fundamental Change, (ii) the effective date of the Fundamental Change, (iii) the Fundamental Change Purchase Price, (iv) any conditions to the Fundamental Change Offer, (v) the Fundamental Change Payment Date, and (vi) the name and address of the Paying Agent and the Conversion Agent;

(B) offering to purchase, pursuant to the procedures required by the Indenture and described in the Fundamental Change Purchase Notice (a “Fundamental Change Offer”), on a date specified in the Fundamental Change Purchase Notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the Fundamental Change Purchase Notice is delivered (the “Fundamental Change Payment Date”), and for the Fundamental Change Purchase Price, all Notes properly tendered by such Holder pursuant to such Fundamental Change Offer prior to 5:00 p.m. New York time on the second Business Day preceding the Fundamental Change Payment Date; and

(C) describing the procedures (including all applicable dates and deadlines), as determined by the Issuer, consistent with the Indenture, that Holders must follow to accept the Fundamental Change Offer.

Simultaneously with providing the Fundamental Change Purchase Notice, the Issuer shall publish the information on the Issuer’s website or through a public medium the Issuer may use at that time.

The procedures in connection with any purchase of Notes by the Issuer upon a Fundamental Change are set forth in Section 3.2 of the Indenture.

(8) [Reserved.]

(9) Conversion. The Notes shall be convertible into shares of Common Stock in accordance with, and upon the conditions set forth in, Article Eleven of the Indenture. Upon conversion of any Notes pursuant to an Optional Conversion, the Holder thereof shall be entitled to receive the shares of Common Stock (in connection with a Physical Settlement), or a combination of shares of Common Stock and cash (in connection with a Combination Settlement), upon conversion in accordance with Article Eleven of the Indenture, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. Upon conversion of any Notes pursuant to a Mandatory Conversion, the Holder thereof shall be entitled to receive the shares of Common Stock issuable upon conversion in accordance with Article Eleven of the Indenture, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Ex. A - 6

(10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar, the Trustee and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any stamp or transfer tax or similar government charge required by law or permitted by the Indenture in accordance with Section 2.6(g)(2) of the Indenture. Except as otherwise required by the Indenture, the Registrar is not required to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. The Indenture, the Notes and the Guarantees may be amended or supplemented as provided in the Indenture.

(12) Defaults and Remedies. If an Event of Default (other than an Event of Default relating to certain bankruptcy events with respect to the Issuer) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of, and accrued and unpaid interest, on the outstanding Notes shall become due and payable immediately. Accelerations may be rescinded, and Events of Default may be waived as provided in the Indenture.

(13) No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

(14) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

(16) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of repurchase or redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase or redemption, and reliance may be placed only on the other identification numbers placed thereon.

Ex. A - 7

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES

The following decreases/increases in the principal amount of this Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

Ex. A - 8

[ATTACHMENT 1]

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

Ex. A - 9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.2 [or Section 4.10] of the Indenture, check the box below:

[    ] Section 3.2 [[    ] Section 4.10]

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 3.2 [or Section 4.10] of the Indenture, state the amount you elect to have purchased: $

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature guarantee:

Ex. A - 10

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

Core Scientific, Inc.

10.00%/12.00% Cash/Cash-and-Payment in Stock Convertible Secured Notes due 2029

To: [__]

[__]

[__]

Attention: Core Scientific, Inc. 10.00%/12.00% Cash/Cash-and-Payment in Stock Convertible Secured Notes due 2029

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that has a minimum principal amount of $1.00 and any integral multiples of $1.00 in excess thereof) below designated, into shares of Common Stock, or a combination of shares of Common Stock and cash, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 11.3(b) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 of the Securities and Exchange Commission if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Ex. B - 1

Principal amount to be converted (if less than all): $

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

Ex. B - 2

EXHIBIT C

REPURCHASE EXERCISE NOTICE UPON A FUNDAMENTAL CHANGE

To: Core Scientific, Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Core Scientific, Inc. (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and requests and instructs the Issuer to repurchase the entire principal amount of this Issuer, or the portion thereof (which is $1.00 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Purchase Price, to the registered Holder hereof.

Dated: ___________________________________

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
Signature Guaranty

Principal amount to be repurchased

(in an integral multiple of $1.00, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Security in every particular, without alteration or any change whatsoever.

Ex. C - 1

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED

BY SUBSEQUENT GUARANTORS]

This Supplemental Indenture and Guarantee, dated as of ___________, 20__ (this “Supplemental Indenture” or “Guarantee”), among (the “New Guarantor”), Core Scientific, Inc. (together with its successors and assigns, the “Issuer”), each other then-existing Guarantor under the Indenture referred to below (the “Guarantors”), and [•], as Trustee under such Indenture.

W I T N E S E T H:

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered an Indenture, dated as of [________], [2024] (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of $260,000,000 aggregate principal amount of 10.00%/12.00% Cash/Cash-and-Payment in Stock Convertible Secured Notes due 2029 of the Issuer (the “Notes”);

WHEREAS, Section 4.16 of the Indenture provides that the Issuer will cause certain subsidiaries of the Issuer to execute and deliver a Guarantee with respect to the Notes on the same terms and conditions as those set forth in the Indenture.

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder to add an additional Guarantor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.2 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Ex. D - 1

SECTION 3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the New Guarantor’s Guarantee. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, the New Guarantor and the Guarantors, and the Trustee makes no representation with respect to any such matters.

SECTION 3.4 Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.5 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signatures on following page]

Ex. D - 2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CORE SCIENTIFIC, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[NEW GUARANTOR], as a Guarantor

By:
Name:
Title:

[•], as Trustee

By:
Name:
Title:

Ex. D - 3

Exhibit C

WEIL DRAFT

CORE SCIENTIFIC, INC.

AS ISSUER,

THE GUARANTORS NAMED HEREIN

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS TRUSTEE AND COLLATERAL AGENT

INDENTURE

Dated as of [•], 2024

12.50% SECURED NOTES DUE 2028

CROSS-REFERENCE TABLE1

Reconciliation and tie showing the location in this Indenture of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, as amended. This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

Trust Indenture Act of 1939 Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.12
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.08, 7.10, 7.14
311(a)	7.03, 7.08, 7.14, 7.15
(b)	7.03, 7.15
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.05
(b)	7.05, 14.02
(c)	7.05
(d)	7.05
314(a)(1)	4.23
(a)(2)	4.23
(a)(3)	4.23
(a)(4)	4.05
(b)	14.09
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	13.04
(d)	14.02, 14.10
(e)	13.05
(f)	7.02, 13.04
315(a)	7.01, 7.02
(b)	6.01, 7.05
(c)	7.01, 7.02
(d)	7.01, 7.02
(e)	6.11
316(a)(1)	6.04, 6.05
(a)(2)	Not Applicable
(a) (last sentence)	2.09
(b)	6.06, 6.07
(c)	6.15
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01, 13.08

[1]	Note to Draft: To be updated.

TABLE OF CONTENTS2

[2]	Table of Contents to be updated; all page numbers, section references and cross references to be confirmed/revised as necessary as document is advanced.

-ii-

INDENTURE, dated as of [    ], 2024, among Core Scientific, Inc., a Delaware corporation (together with its successors and assigns under this Indenture, the “Issuer”), the Guarantors party hereto from time to time, and Wilmington Trust, National Association (together with its successors and assigns under this Indenture, the “Trustee”), as trustee, and Wilmington Trust, National Association (together with its successors and assigns under this Indenture, the “Collateral Agent”), as collateral agent.

RECITALS

WHEREAS, pursuant to the terms and conditions of the [Third] Amended Joint Chapter 11 Plan, dated November [    ], 2023, as the same may be amended, modified or restated from time to time (the “Plan of Reorganization”) relating to the reorganization under Chapter 11 of Title 11 of the United States Code of the Issuer and certain of its direct and indirect Subsidiaries, which Plan of Reorganization was confirmed by order, dated December [    ], 2023, of the Bankruptcy Court (the “Bankruptcy Order”), the holders of [Existing Convertible Noteholder Claims] (as defined in the Plan of Reorganization) are to be issued the Notes (as hereinafter defined) in an initial aggregate principal amount of $150,000,000 (the “Initial Notes”);

WHEREAS, (a) all acts and things necessary to make (i) the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer; (ii) the Guarantees of the Guarantors hereunder the valid, binding and legal obligations of the Guarantors; and (iii) this Indenture a valid agreement of the Issuer and the Guarantors, according to its terms, have been done and performed, and (b) the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises set forth herein, the Issuer and the Guarantors covenant and agree with the Trustee and Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acceptable Custodian” means any institution organized under the laws of, and operating in, the United States that has been approved in writing by the Collateral Agent (with the consent of the Trustee, acting in accordance with Section 6.02 hereof). As of the Issue Date, each of (i) Coinbase Global, Inc. [(ii) Galaxy, (iii) FalconX, (iv) BitGo, (v) Anchorage, (vi) Fireblocks, (vii) Gemini, and (viii) NYDIG] shall be an Acceptable Custodian.

“Acceptable Intercreditor Agreement” means (a) the Intercreditor Agreement, and (b) any other intercreditor agreement, subordination agreement, or other similar document or instrument purporting to govern intercreditor liens, rights and/or obligations, as the case may be, in each case, entered into by and among the Collateral Agent and one or more other secured parties or representatives thereof, and signed or acknowledged by the Issuer and each of the Guarantors, and, in each case in form and substance satisfactory to the Collateral Agent (it being agreed that, without limitation of anything else in Article 8 hereof, the consent of the requisite Holders determined in accordance with Article 8 hereof shall be required for entry into any agreement pursuant to which any Notes or Liens securing the Notes shall be or shall become subordinated to any other Debt or any Liens securing any other Debt other than in accordance with the terms of this Indenture as of the date hereof).

“Acquired Debt” means (a) Debt of a Person that constitutes the Target of a Permitted Acquisition of Equity Interests; provided, that such Debt (i) was in existence prior to the date of such Permitted Acquisition, (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, (iii) is unsecured, or secured solely by a Lien on the assets of the Target, so long as such Lien was not granted or incurred in connection with, or in contemplation of, such Permitted Acquisition, and (iv) is not guaranteed by the Issuer or any Subsidiary thereof (except the Target), and (b) Debt assumed by the Issuer or any Guarantor pursuant to a Permitted Acquisition by the Issuer or such Guarantor, as applicable, of any assets; provided, that such Debt (i) was in existence prior to the date of such Permitted Acquisition,

1

(ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, (iii) is unsecured, or secured solely by a Lien on the assets acquired pursuant to such Permitted Acquisition, so long as such Lien was not granted or incurred in connection with, or in contemplation of, such Permitted Acquisition, and (iv) is not guaranteed by the Issuer or any Subsidiary thereof.

“Acquisition” means a transaction or series of transactions resulting in (a) acquisition of a business, division, or all or substantially all assets of a Person; (b) record or beneficial ownership of more than 50% of the Equity Interests of a Person; (c) merger, consolidation or combination of a Subsidiary with another Person or (d) acquisition of real property located in the United States from a Person that is not an Affiliate.

“Acquisition Consideration”: with respect to any Acquisition, including any Permitted Acquisition, the aggregate purchase consideration for such Acquisition or Permitted Acquisition and all other payments by the Issuer or any of its Subsidiaries in exchange for, or as part of, or in connection with, such Acquisition or Permitted Acquisition, whether paid in cash, by issuance of a note, or by exchange of Equity Interests or of other assets or otherwise, and, in each case, whether payable at or prior to the consummation of such Acquisition or Permitted Acquisition or deferred for payment at any future time, and whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Debt, Contingent Acquisition Consideration, Seller Financing Indebtedness, and agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow, profits or other performance (or the like) of any Person or business. For purposes of this Indenture, any such consideration not consisting of Cash paid or payable upon the closing of any such Acquisition or Permitted Acquisition shall be valued at the principal amount thereof in the case of notes or other debt Securities, the stated amount thereof in the case of fixed post-closing installments or similar Seller Financing Indebtedness obligations, the maximum payout amount in the case of any capped Contingent Acquisition Consideration or similar deferred contingent payment obligations, and reasonably estimable Fair Market Value in the case of any other non-Cash consideration.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II and otherwise in compliance with the provisions of this Indenture (including, without limitation, Section [4.1]). The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Affiliate” means with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, each of the Permitted Holders shall be an Affiliate of the Issuer and its Subsidiaries.

“Agent” means each of the Trustee, the Paying Agent and the Collateral Agent.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Anti-Corruption Law” the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar Applicable Law.

“Anti-Terrorism Law” means any law primarily relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law” means with respect to any Person, conduct, transaction, agreement or matter, as the case may be, all laws, rules, regulations and governmental guidelines applicable to such Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (including, with reference to the Issuer and certain of its direct subsidiaries, any order of the United States Bankruptcy Court, pursuant to the Bankruptcy Code or otherwise in connection with the Chapter 11 Cases).

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

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“Asset Disposition” means any sale, lease (as lessor), license, consignment, transfer or other Disposition of assets or property (real or personal) (including any Equity Interests) of the Issuer or any Guarantor or Subsidiary thereof, including any, unwinding or termination of any Swap Agreements, any discounting or selling of (with or without recourse) any notes receivable or accounts receivable, a Disposition of property in connection with a sale-leaseback transaction or synthetic lease, and including any Disposition of property pursuant to a Division at Fair Market Value; provided, that Asset Dispositions shall not include any Exempted Dispositions.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

“Bankruptcy Law” means (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment or reorganization law (including any moratorium or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally); (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or all or substantially all of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bitcoin” means the digital currency referred to as such by market practice and transacted via a payment system using peer-to-peer transactions verified by network nodes and recording in a public distributed ledger called the “Blockchain”.

“Bitcoin Disposition” means any Disposition of Bitcoin by the Issuer or any Subsidiary thereof in the Ordinary Course of Business or pursuant to any Permitted BTC Hedging Agreement.

“Board of Directors” means, with respect to any Person, (1) in the case of any corporation, the board of directors of such Person and (2) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Fundamental Change,” any duly authorized committee of such body.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States.

“Borrowed Money” means with respect to any Person, without duplication, (a) debt, indebtedness or other obligations of or owing by such Person that (i) arises from, is incurred as a result of, or otherwise relates to, the lending of any money to such Person by any other Person, (ii) is incurred pursuant to, or evidenced by, any notes, drafts, bonds, debentures, loan agreements or other credit documents, or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was incurred, issued or assumed, or arises, in respect of, or in consideration of, full or partial payment for any property; (b) obligations under Capital Leases; (c) reimbursement obligations with respect to drawn amounts under letters of credit; and (d) Guarantee Obligations with respect to any indebtedness or other obligations of the foregoing types owing by any other Person

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or Delaware.

“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligations” means as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or company, any and all equivalent ownership interests in a Person (other than a corporation or company), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Debt convertible into or exchangeable for any of the foregoing.

“Cash” or “cash” means money, currency or a credit balance in Dollars in any demand or Deposit Account.

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“Cash Equivalents” (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case, which are issued by a Lender under the Senior Credit Facility or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender under the Senior Credit Facility) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by any financial institution or other Person reasonably acceptable to the Trustee or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (f) any money market fund of which the assets are comprised of not less than 90% of the items specified in clauses (a) through (e) above. For the avoidance of doubt, Cryptocurrency shall not constitute “Cash Equivalents”.

“Change of Control” means the occurrence of any of the following events:

(a) at any time, and for any reason whatsoever, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, (i) shall obtain the power (whether or not exercised) to elect a majority of the members of the Board of Directors of the Issuer, or (ii) shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests of the Issuer representing more than 35% of the voting or economic power or interests in the Issuer;

(b) the sale or transfer (directly or indirectly, and whether pursuant to a single transaction or series of related transactions) of all or substantially all of the assets of the Issuer on a consolidated basis to any Person other than one or more of the Issuer’s direct or indirect Wholly Owned Subsidiaries; or

(c) a “change of control” or any comparable term under, and as defined in, any agreement governing Debt for Borrowed Money in an aggregate principal amount exceeding $10,000,000.

“Chapter 11 Cases” means the jointly administered cases under Chapter 11 of the Bankruptcy Code (Case No. 22-90341 (DRJ)).

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, (a) all property (including, personal property, mixed, owned, leased or operated by the Issuer or any Guarantor and Real Estate owned by the Issuer or any Guarantor) that is described in any Security Document as security for any Obligations, and (b) all other property (including all Real Estate, personal property, mixed, owned, leased or operated by the Issuer or any Guarantor) of the Issuer or any Guarantor that now or hereafter secures (or is intended to secure) any Obligations; but, in all cases, excluding Excluded Assets.

“Collateral Agent” (i) means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder [and also (ii) means the administrative agent under the Senior Credit Facility and the Senior Credit Facility lenders]3.

“Collateral Documents” means, collectively, the Intercreditor Agreement, any pledge agreement, security agreement, guarantee, control agreements, landlord collateral access agreements, mortgages and any other instruments and documents pursuant to which the Issuer or Guarantor grants a Lien on any Collateral as security for the Notes, in each case in accordance with the terms of this Indenture and the Notes.

[3]	Note to Draft: Under review.

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“Commodity Account” means a “Commodity Account” as such term is defined in accordance with the UCC in effect in the State of New York from time to time.

“Confirmation Order” is as defined in the Plan of Reorganization.

“Consolidated Adjusted EBITDA” means, for any period, an amount equal to (a) Consolidated Net Income for such period, plus (b) each of the following, without duplication, of the amounts for such period of the following in respect of the Issuer and its consolidated Subsidiaries (i) Consolidated Interest Expense, plus (ii) provisions for taxes based on income, plus (iii) total depreciation expense, plus (iv) total amortization expense, plus (v) other non-Cash charges reducing Consolidated Net Income (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charges in any future period or amortization of a prepaid Cash charge that was paid in a prior period), plus (vi) customary and reasonable fees, costs and expenses incurred in connection with (1) the negotiation, execution, delivery and performance of any third party Debt permitted hereunder and any amendments, modifications, supplements or waivers of any of the foregoing or of this Indenture, (2) any investments, dispositions or acquisitions (whether consummated or not consummated) and (3) the incurrence, issuance, administration, prepayment, amendment or refinancing of Debt or issuances of equity made (or attempted to be made) if permitted hereunder; plus (vii) with respect to any Permitted Acquisitions (or other Acquisition made in accordance with the terms of this Indenture) (exclusive of all reasonable fees and expenses of such transaction), losses attributable to purchase accounting (i.e., the effect of any non-cash items resulting from any amortization, write-down or write-off assets (including intangible assets, goodwill and deferred financing costs) in connection with any such Acquisition), in the event that such an adjustment is made, in each case, in accordance with GAAP, plus (viii) with respect to any Permitted Acquisitions, earn-outs to the extent accrued or paid in cash, plus (ix) extraordinary, unusual or non-recurring items, including non-recurring recruitment, relocation and/or severance expense, plus (x) compensation and reimbursement of expenses of members of the Board of Directors of the Issuer, plus (xi) all losses on sales of assets outside the ordinary course of business, plus (xii) proceeds of business interruption insurance and other charges, losses or expenses to the extent indemnified, insured, reimbursed or reimbursable or otherwise covered by a third party, in each case, to the extent actually received in cash, plus (xiii) any adjustments and add backs (other than pro-forma synergies, revenue enhancements or similar items) specifically identified (and only for specific amounts and time periods set forth therein) in any quality of earnings reports prepared in connection with any Permitted Acquisition or other acquisition constituting a permitted investment by an accounting firm of nationally recognized standing and, in each case, to the extent approved by the Trustee (such approval not to be unreasonably withheld, conditioned or delayed), minus (c) in each case, to the extent increasing Consolidated Net Income, the sum, without duplication, of the amounts for such period of (i) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), plus (ii) interest income, plus (iii) other non-ordinary course income.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Issuer and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property, equipment or similar items, or which should otherwise be capitalized” as reflected in the consolidated statement of cash flows of the Issuer and its Subsidiaries; provided, that (a) Acquisition Consideration or any capitalized software development cost shall not constitute Consolidated Capital Expenditures, (b) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in or sale of similar equipment or with insurance proceeds therefrom shall be included as Consolidated Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the proceeds of such sale or the amount of such insurance proceeds, as the case may be, and (c) Consolidated Capital Expenditures shall not include (i) any such expenditure made or paid with the Net Cash Proceeds in respect of the issuance of any Equity Interests (other than Disqualified Equity Interests) of the Issuer or any direct or indirect parent thereof, (ii) any such expenditure to the extent the Issuer or its Subsidiaries are reimbursed in cash by a third party (other than a Guarantor or any Subsidiary of a Guarantor) during the same period within which such expenditure was made and (iii) any such expenditure made in connection with the reinvestment of Net Cash Proceeds as permitted under Sections 4.05(a).

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period based upon GAAP, excluding (i) any paid-in-kind interest and any other amount not payable in cash, (ii) amortization of deferred financing costs and (iii) any realized or unrealized gains or losses attributable to Swap Agreements.

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“Consolidated Current Assets” means, as at any date of determination, the total assets of the Issuer and its Subsidiaries on a consolidated basis that are properly classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents, deferred bank fees and derivative financial instruments related to Debt, the current portion of current and deferred taxes and assets held for sale or pension assets.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Issuer and its Subsidiaries on a consolidated basis that are properly classified as current liabilities in conformity with GAAP, excluding the current portion of long-term debt.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for the Issuer and its Subsidiaries on a consolidated basis equal to (a) Consolidated Cash Interest Expense, (b) scheduled payments of principal (or equivalent amounts) on Consolidated Total Debt, and any scheduled payments principal and/or rent related to any Capital Leases (including the New Miner Equipment Lender Debt), (c) Consolidated Maintenance Capital Expenditures, and (d) the current portion of taxes provided for with respect to such period in accordance with GAAP.

“Consolidated Interest Expense” [means, for any period, total interest expense of the Issuer and its Subsidiaries on a consolidated basis with respect to all outstanding Debt, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swap Agreements, but excluding, however, (i) any amount not payable in cash, (ii) any amounts referred to in Section [•] payable on or before the Issue Date, including any underwriting fees or original issue discount paid in connection with the consummation of the Transactions and any agency fees payable to the Trustee or the Collateral Agent in connection with the Notes Documents, (iii) any expenses paid in connection with the consummation of the Transactions, and (iv) any fees and/or expenses paid in connection with any Permitted Acquisition or other Investments or in connection with any amendment or waiver with respect to any outstanding Indebtedness or any expenses and upfront fees (including any original issue discount) incurred in connection with any Indebtedness the proceeds of which are applied to fund any Permitted Acquisition or other Investment.]

“Consolidated Maintenance Capital Expenditures” means, for any period, Consolidated Capital Expenditures and any other expenditure made by the Issuer or its Subsidiaries to maintain the operating capacity of, extend the useful life of or refurbish the condition or usefulness of, (a) facilities for the repair and storage of equipment, (b) office facilities, (c) equipment, (d) computers, (e) furniture, (f) vehicles, or (g) other Consolidated Capital Expenditures and other such expenditures not to exceed [$100,000] in any trailing twelve month period, but that are not properly chargeable to repairs and maintenance in accordance with GAAP and the Issuer’s historical capitalization policies before the Issue Date (unless required otherwise by new rules implemented under GAAP).

“Consolidated Net Income” means, for any period, (a) the net income (or loss) of the Issuer and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (b) in each case, to the extent otherwise included in such net income (or loss) and without duplication, (i) the income (or loss) of any Person that is not a Wholly-Owned Subsidiary, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Wholly-Owned Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its Wholly-Owned Subsidiaries or that Person’s assets are acquired by the Issuer or any of its Wholly-Owned Subsidiaries, (iii) the income of any Subsidiary of the Issuer to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Dispositions or returned surplus assets of any Pension Plan, [(v) any after tax gain or loss attributable to returned surplus assets of any Pension Plan for such period, (vi) the income or loss of any Person for such period attributable to the early extinguishment of any Indebtedness or obligations under any Swap Contracts or other derivative instruments, in each case, to the extent permitted hereunder, (vii) all foreign currency translation gains or losses to the extent such gains or losses are non-cash items, (viii) the cumulative effect of any change in accounting principles and (ix) to the extent not included in clauses (i) through (viii) above, any net extraordinary gains or net extraordinary losses (in each case, as determined by reference to GAAP immediately prior to giving effect to FASB’s Accounting Standards Update No. 2015-01).]

“Consolidated Total Debt” means, as at any date of determination, the aggregate amount of Debt of the type described in clauses (a), (c), (e) (to the extent drawn and not reimbursed), (f), (g) and (i) of the term “Debt” of the Issuer and its Subsidiaries then-outstanding (which shall be determined on a consolidated basis in accordance with GAAP).

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“Consolidated Working Capital” means, as at any date of determination, the difference of Consolidated Current Assets minus Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) equal to the difference of (i) Consolidated Working Capital as of the beginning of such period, minus (ii) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded (a) the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period, (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Swap Agreement and (d) the application of purchase or recapitalization accounting.

“Contingent Acquisition Consideration” means any earnout obligation or similar deferred or contingent obligation of the Issuer or any of its Subsidiaries incurred or created in connection with any Acquisition.

“Contingent Obligation” means any obligation of a Person arising from any guarantee (including all Guarantee Obligations), indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guarantee, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto as determined by such Person in good faith.

“Contingent Value Rights” means the contingent value rights issued by the Issuer pursuant to, and governed by, the Contingent Value Rights Agreement, dated [•], 2024, by and between the Issuer and [•], a [•] [trust company], as calculation agent and rights agent.

“Control Agreement” means an agreement with respect to any Deposit Account, Security Account or Commodity Account entered into by and among the Issuer or the Guarantor in whose name such Deposit Account, Security Account or Commodity Account is maintained, the institution(s) maintaining such Deposit Account, Security Account or Commodity Account, and Collateral Agent, which agreement shall be in form and substance reasonably acceptable to the Trustee and effective to establish “control” (within the meaning set forth in Sections 9-104 and 9-106 of the Uniform Commercial Code) of such Deposit Account, Security Account or Commodity Account in favor of the Collateral Agent to the extent required to perfect the Collateral Agent’s Lien on such Deposit Account, Security Account or Commodity Account.

“Convertible Notes” means the 10.00% Cash / 12.00% Cash / PIK Convertible Secured Notes due 2029 issued pursuant to the Convertible Notes Indenture and any additional Convertible Notes issued pursuant to the Convertible Notes Indenture from time to time.

“Convertible Notes Documents” means collectively, the following (as the same now exist or may hereunder be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the Intercreditor Agreement): (a) the Convertible Notes Indenture; (b) the Convertible Notes, and (c) all other Notes Documents (as defined in the Convertible Notes Indenture).

“Convertible Notes Indenture” means that certain convertible notes indenture dated as of the date hereof among the Issuer as issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as amended or modified from time to time in accordance with the Intercreditor Agreement.

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“Copyrights” means all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at [•], Attn: [•],4 or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Cryptocurrency” means any digital or electronic asset or currency (including Bitcoin and Ethereum) transacted, exchanged or otherwise subsisting on the blockchain or other decentralized or distributed ledger or similar digital platform.

“Debt” means, as applied to any Person, without duplication, (a) all indebtedness and obligations of such Person for Borrowed Money; (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities on the balance sheet of such Person; (c) all obligations of such Person arising with respect to non-contingent earnout or similar non-contingent obligations incurred in connection with an Acquisition; (d) all Disqualified Equity Interests; (e) all reimbursement obligations in respect of letters of credit issued for the account of such Person; (f) all Debt of a second Person secured by any Lien on any property owned by such first Person, whether or not such Debt has been assumed; (g) all Capital Lease Obligations of such Person; (h) all obligations of such Person under Swap Agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount) and (i) without duplication, all Contingent Obligations of such Person with respect to Debt described in (a) through (h) above; provided, that Debt shall not include (i) trade payables and accrued expenses, in each case arising in the Ordinary Course of Business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller or (iv) any obligations or liabilities under any agreement relating to any Permitted Asset Disposition, power purchase agreements or hosting agreements. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. The amount of Debt of any Person for purposes of clause (iii) shall be deemed to be equal to the lesser of (1) the aggregate unpaid amount of such Debt and (2) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Default” means an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Deposit Account” means a “Deposit Account” as such term is defined in accordance with the UCC in effect in the State of New York from time to time.

“Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company (“DTC”) and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disposition” means with respect to any Person, any conveyance, sale, lease (as lessor), license (as licensor), exchange, assignment, transfer or other Disposition by such Person of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of Cash, Cash Equivalents, Securities or any other property or assets. For purposes of clarification, “Dispose” shall include (a) any issuance, sale or other transfer of any Equity Interests of a Subsidiary (other than to the Issuer or another Subsidiary) and shall not include any issuance, sale or other transfer of any Equity Interests of the Issuer, (b) the sale or other Disposition for value of any Bitcoin or other Cryptocurrency, or any contracts in respect thereof, (c) the early termination

[4]	Trustee to provide.

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or modification of any contract by any Person resulting in the receipt by such Person of a Cash payment or other consideration in exchange for such event (other than payments in the ordinary course for previously accrued and unpaid amounts due through the date of termination or modification), and (d) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto) by the Issuer or any of its Subsidiaries. “Dispose” shall have a corresponding meaning.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable (other than (i) solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering, asset disposition or similar event shall be subject to the payment in full of the Notes), or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity Interests solely because the holders of the Equity Interests have the right to require the Issuer or any Subsidiary to repurchase such Equity Interest upon the occurrence of a change of control or an asset disposition will not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that the Issuer or such Subsidiary, as applicable, may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 4.03.

“Distribution” means any (a) any dividend or other distribution, liquidation preference, direct or indirect, on account of any shares of any class of Equity Interests of the Issuer or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests (other than any Disqualified Equity Interests); (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests of the Issuer (or any direct or indirect parent thereof) or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of the Issuer (or any direct or indirect parent thereof) or any of its Subsidiaries now or hereafter outstanding (other than pursuant to the terms of the Convertible Notes, the Warrants or the Contingent Value Rights).

“Division” the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“dollars” or “$” means the lawful currency of the United States of America.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice” means a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

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“Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.

“Equipment” means “Equipment” as such term is defined in accordance with the UCC in effect in the State of New York from time to time.

“Equity Interest” means the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) Person having any other form of equity security or ownership interest in another Person, including common stock and preferred stock, and including all of the warrants, options or other rights for the purchase or acquisition from such Person of such Equity Interests in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Issuer or a Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Issuer, any Guarantor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Issuer, any Guarantor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Issuer or any Guarantor or ERISA Affiliate; or (h) with respect to any Pension Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or a failure to make a required contribution to a Multiemployer Plan.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Account” means any Deposit Account in the name of the Issuer or any Guarantor (a) that is used exclusively for payroll, payroll taxes and other employee wage and benefit payments in the Ordinary Course of Business; (b) that is a trust, fiduciary, or withholding tax payment account or (c) accounts set forth on Schedule 1 hereto which are listed as Excluded Accounts; provided, that no other Deposit Accounts shall constitute an Excluded Account.

“Excluded Assets” means each of the following:

(a) any lease, license, contract, or agreement (including, with respect to any Purchase Money Debt or similar arrangement, in each case, permitted hereunder, the assets subject thereto) to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder and its interests in any Real Estate which is demised thereby and any improvement thereon, in each case, if and only for so long as the grant of a security interest or Lien under this Indenture (i) is prohibited by Applicable Law, or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or such Guarantor therein pursuant to Applicable Law, (ii) would require the consent of third parties, and such consent shall have not been obtained notwithstanding the Issuer’s or such Guarantor’s commercially reasonable efforts to obtain the same (other than with respect to Real Estate existing as of the Closing

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Date, for which no such efforts shall be required), or (iii) would constitute or result in a breach, termination or default under any such lease, license, contract or agreement (in each case other than to the extent that any such prohibition, limitation, consent requirement or other term thereof is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction, the Bankruptcy Code or any other Applicable Law or any principles of equity); provided, that such lease, license, contract or agreement (including, with respect to any Purchase Money Debt or similar arrangement, in each case, permitted hereunder, the assets subject thereto), the rights and interests of the Issuer or any Guarantor thereunder and/or the Issuer or such Guarantor’s interest in any such Real Estate which is demised thereby and any improvements thereon will, in any case, will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset, and will become Collateral, immediately and automatically, at such time as such consequences will no longer result;

(b) Excluded Accounts;

(c) any United States intent-to-use trademark applications to the extent the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; and

(d) Margin Stock;

provided, that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets); provided, further, that upon the occurrence of an event that renders property to no longer constitute Excluded Assets, including submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) with respect to an intent-to-use trademark application, a security interest in such property shall be automatically and simultaneously be granted under the Security Documents and such property shall be automatically and immediately included as Collateral hereunder.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any Swap Agreement, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Agreement (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Exempted Dispositions” means:

(a) any Disposition of property or assets with an aggregate Fair Market Value or book value (whichever is more) not in excess $2,000,000; provided, that the aggregate Fair Market Value or book value (whichever is more) of all such Dispositions shall not exceed $2,000,000 in any Fiscal Year;

(b) any Disposition of property that is obsolete, surplus, unmerchantable or otherwise unsalable, including the abandonment or other Disposition of immaterial Intellectual Property, in the Ordinary Course of Business

(c) the sale or discount (or forgiveness), in each case, without recourse and in the Ordinary Course of Business, of accounts receivable or notes receivable overdue by more than 90 days, but only in connection with the compromise or collection thereof or in connection with the bankruptcy or reorganization of the applicable account debtors and Dispositions of any securities received in any such bankruptcy or reorganization;

(d) any Disposition resulting from any casualty or other insured damage to, or any taking under any power of eminent domain or by condemnation or similar proceeding of, any real or personal property of the Issuer or any Guarantor;

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(e) any transaction permitted by Sections [4.02, 4.03, 4.04 or 4.07];

(f) any non-exclusive License for any Intellectual Property, leases or subleases, in each case, in the Ordinary Course of Business;

(g) any Disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (and such purchase is consummated within 270 days after the date of such exchange), or (ii) the proceeds of such Disposition are applied to the purchase price of replacement property (which replacement property is actually purchased within 270 days after the initial receipt of such monies (which may be extended by ninety-five (95) days if a written commitment to reinvest has been entered into prior to the lapse of such 270 day period); provided, that, any property acquired hereunder shall constitute Collateral, and the Collateral Agent shall be granted a fully perfected Lien thereon in accordance with the requirements hereof and having the same priority as all other Liens granted to secure the Notes;

(h) any lease, sublease, license or sublicense of any real or personal property which is entered into in good faith and does not materially interfere with the business of the Issuer or the Guarantors, taken as a whole, or which is entered into in the Ordinary Course of Business;

(i) the unwinding of any Swap Agreements;

(j) any Disposition approved in writing by the Trustee;

(k) any Disposition of any asset by the Issuer or a Guarantor to the Issuer or another Guarantor in the Ordinary Course of Business, so long as any property subject to the same shall remain subject to a fully perfected, first-priority Lien in favor of the Collateral Agent to the extent provided hereunder;

(l) any Bitcoin Disposition; and

(m) (i) any issuance, sale or other transfer of any Equity Interests of a Subsidiary to the Issuer or another Subsidiary or (ii) any issuance, sale or other transfer of any Equity Interests of the Issuer;

(n) the liquidation or other Disposition of cash or Cash Equivalents in the Ordinary Course of Business.

“Fair Market Value” means with respect to any asset or item of property, the sale value that would be obtained therefor in an arm’s-length, free market transaction between an informed and willing seller under no compulsion to sell, and an informed and willing buyer under no compulsion to buy, as determined in good faith.

“Fiscal Quarter” means each period of three months, commencing on the first day of a Fiscal Year.

“Fiscal Year” means the fiscal year of the Issuer and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means the ratio, as of the last day of each Fiscal Quarter, of (i) Consolidated Adjusted EBITDA for the Test Period then most recently ended, to (ii) Consolidated Fixed Charges for the Test Period then most recently ended.

“FLSA” means the Fair Labor Standards Act of 1938.

“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by the Issuer, any Guarantor or any Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of the Issuer, any Guarantor or any Subsidiary.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Global Intercompany Note” means a Global Intercompany Note substantially in the form of Exhibit D hereto.

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“Global Note Legend” means the legend identified as such in Exhibit A.

“Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee issued in accordance with Section 2.6.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

“Grantor” has the meaning given to such term (or any equivalent term, such as pledgor or mortgagor) in the applicable Collateral Documents.

“Group” shall have the meaning used in Section 13(d) and 14(d) of the Exchange Act.

“Guarantee” means any guarantee in accordance with the provisions of this Indenture of the Issuer’s Debt or other obligations under, or with respect to, the Notes, this Indenture and the other Notes Documents, whether provided by any direct or indirect Subsidiary of the Issuer (including the Guarantees by the Guarantors dated as of the date of this Indenture) or by any other Person. When used as a verb, to “Guarantee” shall have a corresponding meaning.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”) any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Debt, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof, as determined by the Issuer in good faith.

“guarantees” means, as applied to any Debt or other obligation,

(a) a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(b) except for the purposes of [Section 4.15], an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the mortgage, charge or pledge of assets and the payment of amounts drawn down under letters of credit;

provided, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Indenture (other than such obligations with respect to Debt). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

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“Guarantors” means each Subsidiary of the Issuer on the Issue Date that is a party to this Indenture for purposes of providing a Guarantee, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of this Indenture.

“Holder” means any registered holder, from time to time, of the Notes.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Issuer (a) whose assets as of the end of the most recent Fiscal Quarter have an aggregate Fair Market Value of less than $2,500,000, and (b) whose Consolidated Adjusted EBITDA for the most recently ended Fiscal Quarter are less than $2,500,000; provided, that, (i) in no event shall the total assets or Consolidated Adjusted EBITDA of all Immaterial Subsidiaries exceed $5,000,000 at any time; (ii) a Subsidiary shall not constitute an Immaterial Subsidiary until such time as compliance with the requirements of this definition shall have been certified in an Officer’s Certificate that is delivered to the Trustee, and (iii) in no event shall a Person constitute an Immaterial Subsidiary if such Person shall, directly or indirectly, guarantee or provide any credit support for, or be subject to any Contingent Obligation in respect of, any Debt of the Issuer or any Subsidiary thereof. As of the Issue Date, the only Immaterial Subsidiaries are the Persons set forth on Schedule 2 hereto.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law, rule or regulation for, or any agreement of such Person to any or a combination of the following (each, a “Bankruptcy Law”): (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment or reorganization law (including any moratorium or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally); (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or all or substantially all of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, by and among the Trustee, the Collateral Agent, Wilmington Trust, National Association, as the trustee and collateral agent for the Convertible Notes, and Wilmington Trust, National Association, as the administrative agent for the Senior Credit Facility, as the same may be amended, amended and restated, supplemented, modified or replaced from time to time in accordance therewith.5

“Intellectual Property” means all intellectual and similar property of a Person, including: Patents, Trademarks, Copyrights and Technology; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; and all intellectual property rights in all books and records relating to the foregoing.

“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that the Issuer’s or any Subsidiary’s ownership, use, marketing, sale or distribution of any Intellectual Property or other property or methods, processes or services violates, infringes, dilutes or misappropriates another Person’s Intellectual Property.

“Intellectual Property Collateral” means all Intellectual Property and Licenses of the Issuer and each Guarantor, whether now or hereafter owned, licensed or acquired, in each case, excluding any Excluded Assets.

[5]	Note to Draft: Subject to review of the Intercreditor Agreement.

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“Interest Payment Date” means each March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2024.

“Inventory” is as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Person’s business (but excluding Equipment).

“Investment” means an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or a loan advance or capital contribution to or other debt or equity investment in a Person.

“Issue Date” means, in respect of (i) the Initial Notes, January [•], 2024, and (ii) any Additional Notes, the date on which such Additional Notes are initially issued.

“Issuer” means the party named as such in this Indenture until a successor replaces them and, thereafter, means such successor.

“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the Board of Directors of the Issuer.

“Landlord Collateral Access Agreement” means any agreement in favor of Collateral Agent, on behalf of the Secured Parties, of any lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon or having rights or interests in, any of the Collateral in form and substance reasonably satisfactory to the Collateral Agent, waiving or subordinating Liens or certain other rights or interests such Person may hold in regard to the Collateral and providing Collateral Agent access to its Collateral.

“License” means all license agreements with, and covenants not to sue, any other party with respect to any Intellectual Property or Intellectual Property Collateral, whether such the Issuer or a Guarantor is a licensor or licensee under any such license agreement, together with any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, breaches or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all of the Intellectual Property or Intellectual Property Collateral.

“Lien” means any Person’s interest in real or personal property securing an obligation owed to, or a claim by, such Person, including any mortgage, deed of trust, lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, encumbrance or other title exception.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board.

“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances (a) has had or could be reasonably expected to have a material adverse effect (i) on the business, operations, properties, or financial condition of the Issuer and its Subsidiaries, taken as a whole, (ii) on the value of Collateral, taken as a whole, (iii) on the enforceability of any Notes Documents, or (iv) on the validity or priority of Collateral Agent’s Liens on a material portion of the Collateral; (b) materially impairs or has a material adverse effect on the ability of the Issuer and the Guarantors, taken as a whole, to perform their obligations under the Notes Documents, including repayment of any Notes; or (c) otherwise impairs or has a material adverse effect on the ability of Collateral Agent to enforce or collect any Notes or to realize upon a material portion of the Collateral.

“Material Contract” means any written agreement or arrangement to which the Issuer or a Subsidiary is party (other than the Notes Documents or any other commercial contracts) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity” means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

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“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Takeback Debt” is as defined in the Plan of Reorganization.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Issuer or any Guarantor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“M&M Lien Settlement Debt” means all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or the Guarantors to each holder of an M&M Lien Secured Claim (as defined in the Plan of Reorganization) and issued pursuant to the applicable M&M Lien Settlement (as defined in the Plan of Reorganization).

“M&M Lien Takeback Debt” means all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or the Guarantors to each holder of an [M&M Lien Secured Claim (as defined in the Plan of Reorganization)].

“Net Cash Proceeds” means, subject to the terms of the New Miner Equipment Intercreditor Agreement, as applicable, with respect to any Asset Disposition by any Person, cash and Cash Equivalents received by or for such Person’s account with respect to, or in connection with, such Asset Disposition, net of (i) reasonable direct costs and expenses relating to, and payable as a condition to consummating, such Asset Disposition (including investment banking fees, consultant fees, survey costs, title insurance premiums, and related search and recording charges, legal fees and reasonable broker’s fees or sales commissions and similar costs and expenses paid or payable in connection with such Asset Disposition), (ii) Taxes paid, or reasonably expected to be payable, by such Person, the Issuer or any of its Subsidiaries as a result of, or in connection with, such Asset Disposition, and (iii) (x) the repayment of any Debt secured solely by the asset or property subject to such Asset Disposition, if such repayment is required as a condition to consummating such Asset Disposition, and (y) in the case of real property, the repayment of any mortgages secured by or obligations secured by mechanics’, construction or similar liens on such property, if such repayment is required as a condition to consummating such Asset Disposition.

“New Common Interests” means the new common equity of the Issuer to be issued (a) on the Plan Effective Date or thereafter under the Plan of Reorganization or (b) as otherwise permitted pursuant to the Plan of Reorganization and the New Corporate Governance Documents (as defined in the Plan of Reorganization).

“New Miner Equipment Lender Debt” means the Miner Equipment Lender Takeback Debt (Default) and Miner Equipment Lender Takeback Debt (Election 2), each as defined in the Plan of Reorganization.

“New Miner Equipment Lender Debt Documents” means those certain loan and security agreements, as in effect on the Plan Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof), in each case, by and between the Issuer or Guarantor that is party to the applicable Miner Equipment Lender Agreement (as defined in the Plan of Reorganization) and the applicable New Miner Equipment Lender.

“New Miner Equipment Lenders” means any of: (a) 36th Street Capital Partners, LLC, (b) Bank of the West, (c) Dell Financial Services L.L.C., (d) Indigo Direct Lending, LLC, (e) Meridian Equipment Finance LLC, (f) North Mill Equipment Finance LLC, (g) North Star Leasing, (h) Prime Alliance Bank, Inc., and (i) Wingspire Equipment Finance LLC (f/k/a Liberty Commercial Finance LLC).

“New Miner Equipment Intercreditor Agreement” means that certain first lien/second lien miner equipment intercreditor agreement entered into by and among any New Miner Equipment Lender (or any representative thereof) and the Collateral Agent, on the Issue Date.

“Note Custodian” means the Person appointed as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

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“Notes Documents” means this Indenture, any Note, each Guarantee, the Collateral Documents, and any other document or instrument designated by the Issuer as a “Notes Document”. Any reference in this Indenture or any other Notes Document shall include all appendices, exhibits or schedules thereto.

“Notes” means the Initial Notes and any Additional Notes.

“Obligation” means all (a) principal of, and premium, if any, on the Notes, (b) interest (including any interest which but for the filing of an Insolvency Proceeding would have accrued on any Obligation, whether or not a claim is allowed or allowable for such interest), expenses, indemnification obligations and other amounts payable by the Issuer or the Guarantors under the Note Documents, and (c) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Note Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an acceptance, loan, guarantee, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the President, any Executive Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by a director or an Officer of the Issuer, a Guarantor or a Surviving Entity, as the case may be, and delivered to the Trustee; each such Officer’s Certificate shall comply with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof.

“Opinion of Counsel” means a written opinion from external legal counsel reasonably acceptable to the Trustee or other applicable recipient(s) of such opinion; each such Opinion of Counsel shall comply with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof.

“Ordinary Course of Business” means when used in connection with, or in respect of, any obligation of, or any transaction involving, entered into, or consummated by, or any action taken by, or any agreement or arrangement entered into by, any Person (including any Disposition) (each, an “Applicable Transaction”), means, and shall be deemed to require, that such Applicable Transaction shall be consummated, conducted, effectuated, or otherwise take place on an arm’s length basis, in the ordinary course of such Person’s business and consistent with such Person’s past practice, and, in each case, in good faith and not for purposes of evading any covenant or restriction in, or any requirement of, any Notes Document, any Restructuring Transaction Document or Applicable Law; provided, that any Applicable Transaction involving Cryptocurrency (including any Asset Disposition or any other sale, transfer or other Disposition of any Cryptocurrency) shall, in each case, only be considered to be in the Ordinary Course of Business if consummated at Fair Market Value.

“Organizational Documents” means with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA” means the Occupational Safety and Hazard Act of 1970.

“Parent Company” means any other Person, or group of Persons that are Affiliates of the Issuer of which the Issuer is an indirect Subsidiary.

“Patents” means all patents and all patent applications (whether issued, applied for or allowed in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) inventions, discoveries, designs and improvements described or claimed therein, (iii) reissues, divisions, continuations, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

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“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Issuer or any Guarantor or ERISA Affiliate or to which the Issuer, Guarantor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Acquisition” means any Acquisition by the Issuer or any Guarantor; provided:

(a) immediately prior to, and after giving effect to, such Acquisition, as of the time of, and pro forma for (after giving effect to) such Acquisition, no Event of Default shall have occurred or shall be continuing or would result therefrom; and

(b) in the case of an Acquisition of (i) Equity Interests, all of the Equity Interests (except for any such Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person such Acquisition shall be owned 100% by the Issuer or a Guarantor and the Issuer or such Guarantor shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Issuer or such Guarantor, each of the actions set forth in Section 4.36, as applicable, and (ii) assets, including a business line or division of any Person, the Issuer or such Guarantor shall have taken, or caused to be taken, as of the date such assets are acquired, each of the actions set forth in Section 4.36, as applicable; and

(c) the aggregate amount of all Acquisition Consideration paid in cash or Cash Equivalents, for such Acquisition individually, or when aggregated with all other Acquisitions consummated in such Fiscal Year, shall not exceed the greater of (x) $30,000,000 or (y) [15%] of Consolidated Adjusted EBITDA as of the last day of the Test Period most recently ended in any Fiscal Year.

“Permitted Asset Disposition” means any of the following Dispositions:

(a) any sale of property or any Disposition of property not otherwise described pursuant to any other clause of this definition (except any issuance of any Equity Interests by any Subsidiary of the Issuer); provided, that (i) the aggregate Fair Market Value or book value (whichever is more) of property Disposed of in reliance on this clause (a) shall not exceed the greater of (A) $2,000,000 and (B) [TBD]% of Consolidated Adjusted EBITDA as of the last day of the Test Period most recently ended and (ii) the Net Cash Proceeds thereof shall be applied as required by Section 4.05.

(b) any sale-leaseback transaction consummated in the Ordinary Course of Business; provided, that (i) the aggregate Fair Market Value or book value (whichever is more) of property subject to, or disposed of, in all sale-leaseback transactions consummated in reliance on this clause shall not exceed $25,000,000 in the aggregate, (ii) such sale-leaseback transaction shall be at arm’s-length and with a Person who is not an Affiliate, (iii) as of the time of, and pro forma for, such sale-leaseback transaction, no Event of Default shall have occurred or shall be continuing, or would be expected to result therefrom and (iv) the Fixed Charge Coverage Ratio, as of the last day of the Test Period most recently ended prior to such sale-leaseback transaction, shall be at least 2:00 to 1.00 (pro forma for contemplated transaction) and (v) the Net Cash Proceeds of such sale-leaseback transaction shall be applied as required by Section 4.05 (sale-leaseback transactions consummated in compliance with the foregoing, “Permitted Sale-Leaseback Transactions”);

(c) other Asset Dispositions (except any issuance of any Equity Interests by any Subsidiary of the Issuer); provided, that (i) the aggregate Fair Market Value or book value (whichever is more) of property disposed of in reliance on this clause (c) shall not exceed $5,000,000 in any single Disposition or $15,000,000 in the aggregate in any Fiscal Year; (ii) the consideration received for such Asset Dispositions shall be in an amount at least equal to the Fair Market Value thereof (determined in good faith by the Board of Directors of the Issuer), (iii) for Assets Dispositions involving aggregate Fair Market Value or book value (whichever is more) of $10,000,000 in any single Disposition, no less than 75% of the consideration thereof shall be paid in cash or Cash Equivalents and (iv) the Net Cash Proceeds thereof shall be applied as required by Section 4.5; and

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(d) other Dispositions (except any issuance of any Equity Interests by any Subsidiary of the Issuer); provided, that the aggregate Fair Market Value of all property Disposed of in reliance on this clause shall not exceed [5.0]% of the Consolidated Total Assets of the Issuer and its Subsidiaries as of the most recently ended Fiscal Quarter.

Notwithstanding anything to the contrary contained in this Indenture or in any other Notes Document, neither the Issuer nor any of its Subsidiaries shall be permitted to Dispose of any patents, copyrights, trademarks and other Intellectual Property rights of the Issuer or any of its Subsidiaries material to the business of the Issuer or any of its Subsidiaries (except to the extent constituting an Exempted Disposition).

“Permitted BTC Hedging Agreement” means any forward sales or hedging arrangement with respect to the Issuer and the Guarantors’ present or anticipated Bitcoin inventory.

“Permitted Contingent Obligations” means Contingent Obligations permitted pursuant to Section 4.01(m).

“Permitted Debt” has the meaning set forth in Section 4.01.

“Permitted Holders” means any Person that, as of the Plan Effective Date, owns 10% or more of the Common Stock of the Issuer.

“Permitted Liens” has the meaning set forth in Section 4.02.

“Permitted Prior Lien” has the meaning set forth in Section 4.02(j).

“Permitted Refinancing” means with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Debt of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and customary fees, expenses, original issue discount and upfront fees incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Debt prior to such date of determination); (c) as of the time of, and pro forma for (after giving effect to) such modification, refinancing, refunding, renewal or extension, no Event of Default shall have occurred or shall be continuing or would result therefrom; (d) to the extent such Debt being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Notes, such modification, refinancing, refunding, renewal or extension shall be subordinated in right of payment to the Notes on terms, taken as a whole, at least as favorable to the Holders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended; (e) to the extent that the Debt being modified, refinanced, refunded, renewed or extended, (i) is secured, any Liens securing such modification, refinancing, refunding, renewal or extension shall only attach to the same (or lesser) assets, (ii) is secured on a junior or subordinated basis to the Notes, any Liens securing such modification, refinancing, refunding, renewal or extension shall be subordinated to any Liens securing the Notes, in each case, on terms, taken as a whole, at least as favorable to the Holders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended, and on such other terms and subject to documentation reasonably acceptable to the Collateral Agent, and (iii) is expressly permitted by this Agreement to be secured by any assets on a pari passu or senior basis to the Notes and any Liens securing such modification, refinancing, refunding, renewal or extension, and any holder of such Liens, shall be subject to an Acceptable Intercreditor Agreement; (f) any modification, refinancing, refunding, renewal or extension of any unsecured Debt shall only be permitted to the extent that any Debt incurred or arising as a result thereof shall be unsecured or could otherwise be secured by Lien pursuant to the terms of this Indenture; and (g) the terms and conditions of any such modification, refinancing, refunding, renewal or extension, taken as a whole, shall not be materially less favorable to the Holders than the terms and conditions of the Debt being modified, refinanced, refunded, renewed or extended, unless otherwise permitted pursuant to the terms of this Indenture.

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[“Permitted Restrictions” means prohibitions, restrictions, or conditions under or with respect to any of the following: (a) the Notes Documents, the Convertible Notes Documents and the Senior Credit Facility and any related security, collateral, intercreditor or similar agreements, (b) any Purchase Money Debt or Purchase Money Lien permitted by Sections 4.01 or 4.02 solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property subject thereto, (c) by reason of customary provisions restricting pledges, assignments, subletting or other transfers contained in leases, licenses, contracts and similar agreements entered into in the Ordinary Course of Business (provided, that such restrictions are limited to the property or assets subject to such leases, licenses, contracts or similar agreements, as the case may be), (d) any prohibition or limitation that consists of customary restrictions and conditions contained in any agreement relating to the sale of any real or personal property permitted under this Indenture, (e) under any Debt or Lien permitted to be outstanding on the date any Person first becomes a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary, and such Person is permitted hereunder to become a Subsidiary), (f) Liens that are negative pledges and restrictions on Liens in favor of any holder of Debt permitted under Section 4.01 but solely to the extent any negative pledge relates to (A) the property financed by such Debt and the proceeds, accessions and products thereof or (B) the property secured by such Debt and the proceeds, accessions and products thereof so long as the agreements governing such Debt permit the Liens on Collateral securing the Notes; (g) Liens that are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business; (h) Liens that arise with respect to cash or other deposits permitted under Sections 4.01 or 4.02 and limited to such cash or deposit or customary bank set-off rights; (i) Liens that are Licenses or restrictions regarding licensing or sublicensing by the Issuer and its Subsidiaries of Intellectual Property in the Ordinary Course of Business; and (j) Liens that are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder.]6

“Permitted Sale-Leaseback Transaction” has the meaning set forth in clause (b) of the definition of Permitted Asset Disposition.

“Person” means any natural person, company, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or any other entity.

“Plan Effective Date” means [•], 2024.

“Plan of Reorganization” means the joint chapter 11 plan of reorganization for the Debtors (as defined in the Senior Credit Facility) attached as Exhibit 1 to the Restructuring Support Agreement (including all appendices, exhibits, schedules, and supplements thereto, as may be modified from time to time in accordance with its terms and the terms of the Restructuring Support Agreement. For the avoidance of doubt, the Plan of Reorganization is also the Plan (as such term is defined in the Restructuring Support Agreement).

“Pledge Agreement” means each pledge agreement executed by the Issuer or a Guarantor in favor of Collateral Agent.

“Prepayment Premium” means a prepayment premium equal to: (a) 1.00% of the aggregate principal amount of the Notes prepaid if such prepayment occurs on or after the first anniversary of the Issue Date and prior to the second anniversary of the Issue Date, (b) 2.00% of the aggregate principal amount of the Notes prepaid if such prepayment occurs on or after the second anniversary of the Issue Date and prior to the third anniversary of the Issue Date and (c) 3.00% of the aggregate principal amount of the Notes prepaid if such prepayment occurs on or after the third anniversary of the Issue Date, in each case whether such payment is made before or after an Event of Default or an acceleration (including any acceleration as a result of an insolvency proceeding) of all or part of the Notes. For the avoidance of doubt, no prepayment premium shall be applicable in connection with any prepayment, repayment or refinancing that occurs prior to the first anniversary of the Issue Date.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.7

[6]	Note to Draft: To confirm that any restrictions in any agreements as a result of the Plan are permitted.
[7]	Note to Draft: Indenture to provide for the ability of Issuer and Subsidiaries to issue Preferred Stock.

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“Properly Contested” means with respect to any obligation of the Issuer or a Guarantor, (a) the obligation is subject to a bona fide dispute regarding amount or the Issuer’s or Guarantor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly (or to be promptly) instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP (if so required by GAAP); (d) no Lien other than a Permitted Lien is imposed on assets of the Issuer or the Guarantor, unless bonded and stayed to the reasonable satisfaction of the Trustee; and (e) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“pro forma basis” or “pro forma effect” means that each relevant transaction shall be deemed to have occurred as of the first day of the Test Period (or with respect to any determination pertaining to the balance sheet, including the acquisition of cash and Cash Equivalents in connection with an acquisition of a Person, business line, unit, division or product line, as of the last day of the Test Period) with respect to any test or covenant for which such calculation is being made and that:

(a) (i) in the case of any Disposition of all or substantially all of the Capital Stock of any Subsidiary or any division and/or product line of the Issuer or any Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such relevant transaction shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made, and (ii) in the case of any acquisition permitted by this Indenture or Permitted Investment in a Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided, that any pro forma adjustment may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA;”

(b) any retirement or repayment of Debt (other than normal fluctuations in revolving Debt incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; and

(c) any Debt incurred by the Issuer or any of its Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided, that, (x) if such Debt has a floating or formula rate, such Debt shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Debt at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Debt), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate determined by a responsible officer of the Issuer in good faith to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Issuer.

“Purchase Money Debt” means (a) Debt (other than the Notes) for payment of any of the purchase price of fixed assets (including Equipment); (b) Debt (other than the Notes) incurred within 365 days before or after acquisition of any fixed assets (including Equipment), for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

“Purchase Money Lien” means a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

“Qualified Equity Interests” means any Equity Interests issued by the Issuer (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Real Estate” means the Issuer or a Guarantor’s interest in all leases and all land, tenements, hereditaments and any estate or interest therein, together with the buildings, structures, parking areas and other improvements thereon (including all fixtures), now or hereafter owned or leased by the Issuer or any Guarantor, together with all easements, rights of way, and similar rights relating thereto and all leases, licenses, tenancies and occupancies thereof.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

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“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” with respect to any Interest Payment Date shall mean the March 1, June 1, September 1 or December 1 (whether or not such day is a Business Day), as the case may be, immediately preceding the next applicable Interest Payment Date.

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinstated Other Secured Debt” means all Debt, obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or the Guarantors to each holder of an Other Secured Claim (as defined in the Plan of Reorganization) pursuant to the applicable Other Secured Claims Agreement (as defined in the Plan of Reorganization).

“Related Parties” means with respect to any Person, (a) such Person’s Affiliates and (b) the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Holders” means at any time, one or more Holders having at such time (on an aggregate basis) not less than a majority in aggregate principal amount of the Notes then outstanding.

“Restricted Investment” means any Investment by the Issuer, a Guarantor or any Subsidiary, other than any Investment made pursuant to clauses (a) through (m) below:

(a) Investments existing on the Issue Date;

(b) Investments in cash and Cash Equivalents (and assets that were Cash Equivalents when such Investment was made); provided, that the cash and Cash Equivalents subject to such Investment shall be held in a Deposit Account that constitutes Collateral and is either subject to a Control Agreement in favor of the Collateral Agent, or in an Excluded Account;

(c) advances to a director, officer, or employee for salary, travel expenses, relocation, commissions and other business-related expenses in the Ordinary Course of Business in an aggregate amount not to exceed $1,000,000 at any time;

(d) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;

(e) deposits with financial institutions permitted hereunder;

(f) (i) Investments in the Issuer or a Guarantor, (ii) Investments by the Issuer or a Guarantor in any Subsidiary that is not the Issuer or a Guarantor in an amount not to exceed $5,000,000; at any time, and (iii) Investments by any Subsidiary that is not the Issuer or a Guarantor in the Issuer or a Guarantor so long as such Investment is subordinated in right of payment to the Notes;

(g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business;

(h) promissory notes, securities and other non-cash consideration received in connection with Permitted Asset Dispositions, so long as the same shall constitute Collateral and be subject to the Collateral Agent’s Lien hereunder in accordance with the requirements hereof;

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(i) Investments in Swap Agreements permitted under Section 4.12;

(j) Contingent Obligations in respect of leases (other than Capital Leases) or other obligations that do not constitute Debt, in each case entered into in the Ordinary Course of Business and constituting Permitted Contingent Obligations;

(k) any other Investment; provided, that, together with Distributions pursuant to Section 4.3(c), (i) the amount thereof, when aggregated with the amount of all other Investments made in reliance on this clause and Distributions pursuant to Section 4.03(c) at any time through to (and including on) the date of such Investment, shall not exceed 50% of Consolidated Net Income for the period beginning on the first day of the fiscal quarter in which the Plan Effective Date occurs and ending on the last day of the Issuer’s fiscal quarter ending immediately prior to the date of such proposed Investment, and (ii) pro forma for such Investment, the Fixed Charge Coverage Ratio (calculated on a pro forma basis) as of the last day of the Test Period most recently ended prior to such Investment shall be at least shall be at least 2:00 to 1.00;

(l) Permitted Acquisitions; and

(m) other Investments, so long as (i) the aggregate amount of such Investments shall not exceed the greater of (x) $2,000,000 and (y) [•]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, in any Fiscal Year, and (ii) as of the time of and after giving pro forma effect to such Investment, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom.

“Restrictive Agreement” means an agreement that conditions or restricts the right of the Issuer or any Guarantor to grant Liens on any assets to secure the Notes, to declare or make Distributions, or to repay any intercompany Debt.

“Restructuring Support Agreement” is as defined in the Recitals to the Senior Credit Facility. A copy of the Restructuring Support Agreement is attached as Exhibit 1 to the Notice of (I) Execution of Restructuring Support Agreement and (II) Filing of Solicitation Versions of (A) Third Amended Plan and (B) Disclosure Statement for Third Amended Plan [Docket No. 1440].

“Restructuring Transaction Documents” means the Restructuring Support Agreement, and such other agreements, documents and instruments (if any) designated as such by the administrative agent under the Senior Credit Facility.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by the Issuer under a License.

“S&P” means Standard and Poor’s Ratings Service, a division of S&P Global Inc. and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Security Account” means a “Security Account” as such term is defined in accordance with the UCC in effect in the State of New York from time to time.

“Security Agreement” means each security agreement executed by the Issuer or a Guarantor in favor of Collateral Agent.

“Security Documents” means the Guaranties, the Control Agreements, the Landlord Collateral Access Agreements, the Pledge Agreement, the Security Agreement and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Notes, including any mortgages and deeds of trust, to the extent applicable.

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[“Seller Financing Indebtedness” means any obligation or liability consisting of fixed deferred purchase price, installment payments, or promissory notes that, in each case, is issued or otherwise incurred as consideration for any Permitted Acquisition.]

[“Senior Credit Facility” that certain Credit and Guaranty Agreement dated as of the date hereof among Core Scientific, Inc., a Delaware corporation, as the borrower thereunder, (b) each person party thereto from time to time as a guarantor, (c) each person party thereto from time to time as a lender, and (d) Wilmington Trust, National Association, as administrative agent, as amended, supplemented, modified, extended, renewed, refunded, restated, replaced or refinanced as permitted thereunder from time to time.]

“Senior Credit Facility Obligations” means all Debt and other obligations of the Issuer and the Guarantees under or with respect to the Senior Credit Facility.

[“Series” means (i) the Notes, (ii) the Convertible Notes, (iii) the obligations under the Senior Credit Facility and (iv) each other issuance or incurrence of Debt that is secured on a pari passu basis with any of the foregoing.]8

“Shared Collateral” means, at any time, Collateral in which the holders of two or more [Series of Obligations] (or the Collateral Agent for their benefit) hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time. As of the Issue Date, all Collateral shall be Shared Collateral with respect to the Notes, the Senior Credit Facility [and the Convertible Notes].

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Debt” means any Debt incurred by the Issuer or any of its Subsidiaries that is expressly contractually subordinate and junior in right of payment to the payment in full of the Notes.

“Subsidiary” means with respect to any Person, any entity more than 50% of whose voting securities or Equity Interests is owned by such Person (including indirect ownership by such Person through other entities in which such Person directly or indirectly owns more than 50% of the voting securities or Equity Interests). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Swap Agreement” means (i) any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code, or any other agreement entered into by any Person with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and (ii) any Permitted BTC Hedging Agreement.

“Swap Obligation” means with respect to any Person, any obligation to pay or perform under any Swap Agreement or any other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Target” means with respect to any Person, any other Person acquired or proposed to be acquired by such Person.

[8]	Note to Draft: Under review.

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“Technology” means all trade secrets, know how, technology (whether patented or not), rights in software (including source code and object code), rights in data and databases, rights in internet web sites, customer and supplier lists, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future misappropriations or violations thereof.

“Test Period” means the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 4.23 have been delivered (or are required to have been delivered).

“Trademarks” means all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names, brand names, and trade names and other identifiers of source, and all goodwill of the business connected with the use of and symbolized by any of the foregoing, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered or applied for in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements, dilutions or violations thereof.

“Transactions” means (a) the execution and delivery by the Issuer and the Guarantors of this Indenture and the other Notes Documents to which they are a party on the Issue Date, and the performance of the obligations and transactions hereunder and thereunder, (b) the other transactions related to or entered into in connection with any of the foregoing or otherwise in connection with the Restructuring (as defined in the Restructuring Support Agreement), and (c) the payment of fees, premiums, charges, costs and expenses in connection with any of the foregoing.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Trust Officer” means, when used with respect to the Trustee, any director, vice president, assistant vice president or associate in the corporate trust administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder.

“UCC” means, as applicable to the jurisdiction in determination, (i) the Uniform Commercial Code, as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests, or (ii) any statute, code or law of any other state, country or jurisdiction (including, without limitation, any other jurisdiction applicable to the Issuer or any of their respective direct or indirect Subsidiaries, or any of the respective assets of any of the foregoing), to the extent such statute, code or law governs or set forth any rules, regulations or procedures relating to the creation or perfection of security interests in such jurisdiction.

“Upstream Payment” means a Distribution by a Subsidiary of the Issuer to the Issuer or to another Subsidiary of the Issuer that holds Equity Interests in such Subsidiary so long as the Issuer or Guarantor that holds Equity Interests in such Subsidiary received at least its pro rata share of such Distribution based on its relative ownership of such Subsidiary.

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“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged.

“Warrants” means the Tranche 1 Warrants (the “Tranche 1 Warrants”) and the Tranche 2 Warrants issued pursuant to the warrant agreement, dated the Plan Effective Date, between the Issuer and [    ], as warrant agent.

“Weighted Average Life to Maturity” means when applied to any Debt any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by, (b) the then outstanding principal amount of such Debt.

“Wholly-Owned” mans any Subsidiary of a specified Person, that 100% of the Equity Interests of such Subsidiary (other than (x) directors’ qualifying shares, and (y) shares issued to foreign nationals to the extent required by applicable law) is owned, directly or indirectly, by such Person and/or one or more of such specified Person’s other Subsidiaries that also qualify as Wholly-Owned Subsidiaries under this definition.

SECTION 1.02. Other Definitions.9

Term	Defined in Section
“Additional Notes”	Recitals
“Authorized Agent”	13.09
“Cash Transaction”	7.03(a)
“Change of Control Offer”	4.11(a)
“Change of Control Purchase Date”	4.11(a)
“Change of Control Purchase Price”	4.11(a)
“Covenant Defeasance”	8.03
“Debt Repayment Amount”	4.08(c)(xxv)
“Debt Repayment Offer”	4.08(c)(xxv)
“Defaulted Interest”	2.12
“DOB”	4.08(c)(ii)(D)
“EU Savings Tax Directive”	4.12(b)(vii)
“EU-Swiss Savings Tax Agreement”	4.12(b)(vii)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.05(b)
“Excess Proceeds Offer”	4.05(b)
“Executed Documentation”	13.16
“Financial Reports”	4.23(b)
“Fixed Amounts”	1.03(e)
“Global Notes”	2.01(b)
“Guarantors”	Preamble
“Increased Amount”	4.07
“Initial Default”	6.02(e)
“Initial Lien”	4.07
“Interest Rate Increase”	4.01(c)
“Legal Defeasance”	8.02
“Notes”	Recitals
“Original Notes”	Recitals
“Participants”	2.01(b)
“Paying Agent”	2.03
“Refinancing Debt”	4.06(b)(xiv)
“Refunding Capital Stock”	4.08(c)(viii)
“Registrar”	2.03

[9]	Note to Draft: To be updated.

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“Relevant Taxing Jurisdiction”	4.12(a)
“Restricted Amount”	4.22(c)
“Restricted Payment”	4.08(a)
“Security Register”	2.03
“Self-Liquidating Paper”	7.03(b)
“Surviving Entity”	5.01(a)(i)
“Tax Group”	4.08(c)(xv)
“Taxes”	4.12(a)
“Transfer Agent”	2.03
“Treasury Capital Stock”	4.08(c)(viii)

SECTION 1.03. Certain Calculations; Terms Generally.

(a) For purposes of determining compliance at any time with any of Sections 4.01, 4.02, 4.03, 4.04, 4.05 and 4.14, in the event that any Debt, Lien, Distribution, Restricted Investment, Disposition or Affiliate Transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of Sections 4.01, 4.02, 4.03, 4.04, 4.05 and 4.14, it is understood and agreed that any Debt, Lien, Distribution, Restricted Investment, Disposition or Affiliate Transaction, as applicable, need not be permitted or not prohibited solely by reference to one of the clauses of Sections 4.01, 4.02, 4.03, 4.04, 4.05 and 4.14, but may instead be permitted or not prohibited in part under any combination thereof.

(b) Unless the context of this Indenture or any other Notes Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.

(c) Unless otherwise expressly stated, if this Indenture or any other Notes Document does not permit any Person to take any action or consummate any transaction directly, then such Person shall also not be permitted to take such action or consummate such transaction indirectly, or to assist or support any other Person in taking such action or consummating such transaction. The use herein or in any other Notes Document of the words “continuing”, “continuance”, “existing”, or any words of similar import or derivatives of any such words in reference to any Event of Default means that such Event of Default has not been expressly waived in accordance with Section 5.04.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with the United States generally accepted accounting principles in effect [as of the date thereof]10 (“GAAP”).

(iii) “or” is not exclusive;

(iv) “including” or “include” means including or include without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

(vii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(viii) references to a Person shall include its successors and assigns; and

[10]	Note to Draft: Under review.

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(ix) the terms “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the Applicable Procedures (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Security Register (in the case of a certificated Note), in each case, in accordance with Section 10.02. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered”, as applicable, under this Indenture.

SECTION 1.05. Incorporation by Reference of Trust Indenture Act. This Indenture, the Notes and each supplemental indenture are or will be, as applicable, subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture, the Notes and each supplemental indenture. The following Trust Indenture Act terms have the following meanings:

(a)	“indenture securities” means the Notes;

(b)	“indenture security holder” means a Holder;

(c)	“indenture to be qualified” means this Indenture; and

(d)	“indenture trustee” or “institutional trustee” means the Trustee; and

(e)	“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor with respect to the Notes and the Guarantees, respectively.

All other terms used in this Indenture, the Notes or in any supplemental indenture which are defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act, as applicable.

ARTICLE TWO

THE NOTES

SECTION 2.01. The Notes.

(a) Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by-law, the rules of any securities exchange agreements to which the Issuer is subject, if any, or usage; provided, that any such notation, legend or endorsement is in form reasonably acceptable to the Issuer. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in fully registered form, without coupons, and only in minimum denominations of $1.00 in principal amount and any integral multiples of $1.00 in excess thereof.

(b) Global Notes. Notes offered and sold in reliance on the provisions of Section 1145 the Bankruptcy Code shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, for credit to an account of DTC or members of, or participants and account holders in DTC (“Participants”) (or, in the case of the Global Notes, of Euroclear and Clearstream), duly executed by the Issuer and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Global Note and recorded in the Security Register, as hereinafter provided.

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Notes offered and sold to the Issuer or any Subsidiary of the Issuer shall be issued in the form of certificated notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein. Such certificated notes shall be issued as set forth in Section 2.10(b). Such Notes may be transferred to interests in a Global Note upon transfer of such Note to someone other than the Issuer or a Subsidiary permitted hereby.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply to the Global Note deposited with or on behalf of the Depositary.

Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee or any custodian of the Depositary or under such Global Note, and the Depositary or its nominee may be treated by the Issuer, a Guarantor, the Trustee and any agent of the Issuer, a Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Guarantor, the Trustee or any agent of the Issuer, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Participants, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.10, owners of a beneficial interest in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

SECTION 2.02. Execution and Authentication. An authorized member of the Issuer’s board of directors or an executive officer of the Issuer shall sign the Notes on behalf of the Issuer by manual or facsimile signature.

If an authorized member of the Issuer’s board of directors or an executive officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Upon receipt of the Issuer Order, the Issuer shall execute and the Trustee shall authenticate (a) Original Notes, on the date hereof, for original issue up to an aggregate principal amount of $150,000,000 and (b) Additional Notes, from time to time. Any issuance of Additional Notes shall be subject to compliance at the time of issuance of such Additional Notes with the provisions of Sections 4.06 and 4.07. Any issue of Additional Notes that is to utilize the same ISIN or CUSIP number as a Note already issued hereunder shall be effected in a manner and under circumstances whereby the Additional Notes are fungible with the Original Notes for U.S. federal income tax purposes. Otherwise the Additional Notes will have a separate CUSIP or ISIN number.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

SECTION 2.03. Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served. The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

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The Issuer shall maintain a Transfer Agent and Paying Agent in New York, New York. The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents. The Issuer or any of its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided, that neither the Issuer nor any of their Affiliates shall act as Paying Agent for the purposes of Articles Three and Eight and Sections 4.09, 4.11 and 4.21.

The Issuer hereby appoint the office of Wilmington Trust, National Association in New York, New York located at the address set forth in Section 13.02(a) as Paying Agent in New York, New York and as Registrar.

Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

SECTION 2.04. Paying Agent To Hold Money in Trust. Not later than 11:00 a.m. Eastern time on each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

SECTION 2.05. Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at stated intervals of not more than six months and no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such Record Date as the Trustee may reasonably require of the names and addresses of Holders as of a date not more than 15 days prior to the time such list is furnished, including the aggregate principal amount of Notes held by each Holder.

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SECTION 2.06. Transfer and Exchange.

(a) Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall, upon receipt of the Issuer Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable upon exchanges pursuant to Section 2.10, 3.08 or 9.05) or in accordance with an Excess Proceeds Offer pursuant to Section 4.05 or a Change of Control Offer pursuant to Section 4.11, not involving a transfer.

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Neither the Issuer nor the Trustee, Registrar or any Paying Agent shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(a), Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.

(i) Except for transfers or exchanges made in accordance with any of clauses (ii), (iii) or (iv) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii)

(c) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A hereto, the Notes so issued shall bear the restricted Notes legends and a request to remove such restricted Notes legends from Notes shall not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Section 1145 the Bankruptcy Code, as amended. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver Notes that do not bear the legend.

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(d) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary, Euroclear or Clearstream, as the case may be.

SECTION 2.07. Replacement Notes. If a mutilated certificated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall, upon receipt of the Issuer Order, authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Issuer and any requirement of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note shall be an additional obligation of the Issuer.

SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note that has been replaced is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Notes Held by the Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by an Affiliate of the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

SECTION 2.10. Certificated Notes.

(a) A Global Note deposited with the Depositary pursuant to Section 2.01 shall be transferred in whole to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as the Depositary for such Global Note, or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 days of such notice, or (ii) an Event of Default, or an event which after notice or lapse of time or both would be an Event of Default, has occurred and is continuing with respect to the Notes or (iii) such transfer is to the Issuer or an Affiliate of the Issuer. Notice of any such transfer shall be given by the Issuer in accordance with the provisions of Section 13.02(a).

(b) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.10 shall be surrendered by the Depositary to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at Maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in fully registered form in denominations of $1.00 and

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$1.00 in integral multiples thereof and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee or the Depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, premium, if any, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto.

(c) If a Note in certificated form is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Note in certificated form, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Note in certificated form, deliver to the Holder thereof one or more new Notes in certificated form in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Note in certificated form, registered in the name of the Holder thereof.

(d) In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at their election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be mailed first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below. Such Notice may also be delivered in accordance with the applicable procedures of the Depositary.

(b) The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

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Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.14. ISIN and CUSIP Numbers. The Issuer in issuing the Notes may use ISIN or CUSIP numbers (if then generally in use), and, if so, the Trustee shall use ISIN or CUSIP numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the ISIN or CUSIP numbers.

SECTION 2.15. Issuance of Additional Notes. The Issuer may, subject to Sections 4.06 and 4.07 of this Indenture, issue Additional Notes under this Indenture in accordance with the procedures of Section 2.02. Any issuance shall be subject to compliance at the time of issuance of such Additional Notes with the provisions of Sections 4.06 and 4.07. The Original Notes issued on the date of this Indenture and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

ARTICLE THREE

REDEMPTION; OFFERS TO PURCHASE

SECTION 3.01. Right of Redemption. The Issuer may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

SECTION 3.02. Notices to Trustee. If the Issuer elect to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed, the Redemption Price and the paragraph of the Notes pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Section 3.02 in writing at least 10 days before the date notice is mailed or delivered to the Holders in accordance with the applicable procedures of the Depositary, pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 3.03. Selection of Notes To Be Redeemed. If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on any securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed (so long as resulting in such redemption being on a pro rata basis), (b) if the Notes are not listed on any securities exchange, on a pro rata basis, to the extent practicable, or, if the pro rata basis is not practicable for any legitimate reason (as determined by the Trustee in good faith), by lot or such other similar method as the Trustee shall deem fair and appropriate to give effect to the pro rata requirements otherwise applicable, in each case in accordance with the procedures of DTC (except that any Notes represented by a global note will be redeemed in accordance with the procedures of DTC).

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $1.00 in principal amount or any integral multiple thereof. No partial redemption shall reduce the principal amount of a Note not so redeemed to less than $1.00. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

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SECTION 3.04. Notice of Redemption.

(a) At least 15 days but not more than 60 days before a date for redemption of Notes, the Issuer shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of a Note to be redeemed at such Holder’s registered address and shall comply with the provisions of Section 13.02(b) or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Such notice may also be delivered in accordance with the applicable procedures of the Depositary. Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any equity offering, a refinancing transaction or any other corporate transactions.

(b) The notice shall identify the Notes to be redeemed (including ISIN or CUSIP numbers) and shall state:

(i) the Redemption Date;

(ii) the appropriate calculation of the Redemption Price and the amount of accrued interest, if any, to be paid;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(v) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1.00 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

(vi) that, if any Note contains an ISIN or CUSIP number, no representation is being made as to the correctness of such ISIN or CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii) that, unless the Issuer and the Guarantors default in making such redemption payment, and subject to satisfaction of any conditions specified in such notice, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(viii) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

At the Issuer’s written request, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.

SECTION 3.05. Deposit of Redemption Price. No later than 11:00 a.m. Eastern time on the Redemption Date, or prior to any Redemption Date, the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if or an Affiliate of the Issuer is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. Notwithstanding anything to the contrary herein, the payment of accrued interest in connection with any redemption of Notes as described under this Article Three and Section 4.11 shall be made solely in cash. The Paying Agent shall return to the Issuer any money so deposited that is not required for that purpose.

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SECTION 3.06. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided below, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date, subject to satisfaction of any conditions precedent specified in the notice of redemption, at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes) such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Notice of redemption shall be deemed to be given when mailed, or delivered in accordance with the applicable procedures of the Depositary, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

SECTION 3.07. Notes Redeemed in Part.

(a) Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, that each such Global Note shall be in a principal amount at final Stated Maturity of $1.00 or an integral multiple of $1.00 in excess thereof.

(b) Upon surrender and cancellation of a certificated Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided, that each such certificated Note shall be in a principal amount at final Stated Maturity of $1.00 or an integral multiple of $1.00 in excess thereof.

SECTION 3.08. Open Market Purchases.

The Issuer and its Subsidiaries may, at any time, repurchase, purchase, acquire or otherwise transact in the Notes (whether in the open market or in privately negotiated transactions). Any Notes repurchased or redeemed as permitted by this Indenture must be delivered to the Trustee for cancellation.

SECTION 3.09. Optional Redemption.

(a) The Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon notice as described in Section 3.04 of the Indenture at a redemption price equal to the sum of (i) 100.0% of the principal amount of the Notes redeemed, plus (ii) the Prepayment Premium as of the Redemption Date, plus (iii) accrued and unpaid interest, if any, but excluding the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b) Any redemption pursuant to this Section 3.09 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.09 of the Indenture.

SECTION 3.10. Mandatory Redemption or Repurchase.

On each occasion that the Tranche 1 Warrants are exercised, the Issuer shall, upon receipt of the cash proceeds thereof, and in any event, not more than two (2) times per year, redeem, repurchase, purchase or acquire an amount of Notes, on a pro rata basis, equal to 50.0% of such cash proceeds; provided, that any redemptions, repurchases, purchases or acquisitions pursuant to this Section 3.10 shall not be required until the aggregate amount of such cash proceeds are equal to or greater than $50,000,000.

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ARTICLE FOUR

COVENANTS

SECTION 4.01. Permitted Debt. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, create, incur, guarantee or suffer to exist any Debt, except Debt incurred or arising in compliance with Section 4.01(a) through Section 4.02(ff) below (collectively, “Permitted Debt”):

(a) the Debt and other obligations under the Senior Credit Facility and any Permitted Refinancing thereof;

(b) (i) the Notes in an aggregate principal amount not to exceed $150,000,000 at any one time outstanding and (ii) the Convertible Notes in an aggregate amount not to exceed $260,000,000 at any one time outstanding and (iii) any Permitted Refinancing of any Debt incurred pursuant to clauses (i) or (ii) hereof;

(c) any (i) Debt incurred by the Issuer or any Guarantor to finance the acquisition, construction, or improvement of any fixed or capital assets (whether or not constituting Purchase Money Debt), including Capital Lease Obligations; and (ii) Debt assumed by the Issuer or any Guarantor in connection with the acquisition of any of the foregoing assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that, in the case of foregoing clauses (i) and (ii), (A) as of the time of, and after giving pro forma effect to the incurrence of such Debt, no Event of Default shall have occurred or shall be continuing, or would result therefrom, (B) such Debt is incurred or arises in connection with an arm’s length transaction consummated in the Ordinary Course of Business, (C) such Debt shall either be unsecured, or shall be secured solely by the assets acquired with such Debt and (D) the aggregate principal amount of all Debt incurred or outstanding in reliance on this clause (c) shall not at any one time exceed the greater of (x) $750,000,000 and (y) 300% of Consolidated Adjusted EBITDA for the Test Period most recently ended;

(d) Acquired Debt; provided, that as of the time of, and after giving pro forma effect to, the incurrence of such Debt, no Event of Default shall have occurred or shall be continuing or would result therefrom;

(e) Debt incurred or arising prior to the Issue Date and permitted to be outstanding pursuant to the terms of the Plan of Reorganization and any Permitted Refinancing thereof;

(f) Debt with respect to Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections, treasury, depository, corporate purchasing cards and other credit cards, cash management, and similar arrangements, in each case, incurred in the Ordinary Course of Business;

(g) New Miner Equipment Lender Debt in an amount not to exceed [$159,000,000] at any one time outstanding and any Permitted Refinancing thereof;

(h) Debt owing by the Issuer or any Guarantor to the Issuer or any other Guarantor; provided, that any such Debt shall be evidenced by a Global Intercompany Note;

(i) Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;

(j) Debt owed to any Person providing workers’ compensation, unemployment insurance, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business;

(k) Debt in respect of performance bonds, completion guarantees, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the Ordinary Course of Business;

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(l) Debt owed by any Subsidiary that is not the Issuer or a Guarantor to the Issuer or any Guarantor; provided, that such Debt shall (i) be evidenced by a Global Intercompany Note, and (ii) be permitted under clause (f) of the definition of “Restricted Investment”;

(m) permitted contingent obligations comprising Guarantee Obligations of the Issuer or any Guarantor with respect to Debt of the Issuer or any other Guarantor expressly permitted by this Section 4.01; provided, that such Guarantee Obligations shall not rank senior to the Guarantees of the Notes, and, if the Debt being guaranteed is subordinated or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Debt being guaranteed (“Permitted Contingent Obligations”);

(n) Debt owing by the Issuer or any Guarantor to any Subsidiary that is not the Issuer or a Guarantor, so long as such Debt (i) is unsecured, (ii) is not guaranteed by the Issuer or any other Guarantor or Subsidiary thereof, (iii) is subordinated in right of payment to the Notes, and (iv) is permitted under Section 4.04;

(o) (i) Swap Obligations incurred in the Ordinary Course of Business for purposes of hedging the cost of up to 100% of the power required for customary operational needs of the Issuer and the Guarantors (as projected in good faith by the Issuer based upon historical usage); provided, that the Swap Agreements and related arrangements pursuant to which such Swap Obligations shall not be incurred for speculative purposes (such Swap Obligations and related Swap Agreements as the “Permitted Power Hedges”), and (ii) Permitted BTC Hedging Agreements, if any;

(p) M&M Lien Takeback Debt and M&M Lien Settlement Debt in an aggregate amount not to exceed $55,000,000 at any one time outstanding;

(q) Debt consisting of take or pay obligations contained in supply arrangements entered into in the Ordinary Course of Business; provided, that the aggregate amount thereof incurred or arising or outstanding at any one time shall not exceed $500,000;

(r) guarantees required by Governmental Authorities in the Ordinary Course of Business;

(s) (1) Debt of the Issuer or any Guarantor incurred to finance any Permitted Acquisition or the purchase of any Equipment by the Issuer or such Guarantor (except for the acquisition of real property), so long as the proceeds thereof are used for such purposes and such Debt is incurred on or about the date that such Permitted Acquisition is actually contemplated, and solely for the purpose of financing such Permitted Acquisition, and any Permitted Refinancing thereof; provided, that, (i) as of the time of, and after giving pro forma effect to, such Permitted Acquisition and the incurrence of such Debt, no Event of Default shall have occurred or shall be continuing or would result therefrom, (ii) no portion of such Debt shall be incurred for working capital purposes, (iii) the aggregate principal amount of such Debt outstanding at any one time shall not exceed an amount equal to the greater of (A) [$30,000,000] and (B) [•]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period and (iv) after giving pro forma effect to such Permitted Acquisition and the incurrence of such Debt, the Fixed Charge Coverage Ratio as of the last day of the Test Period most recently completed prior to such Permitted Acquisition and the incurrence of such Debt shall be at least 2.00 to 1.00 and (2) any Permitted Refinancing thereof;

(t) (1) Debt of the Issuer or any Guarantor incurred to finance a Permitted Acquisition by the Issuer or such Guarantor consisting solely of real property, so long as the proceeds thereof are used for such purposes and such Debt is incurred on or about the date that such Permitted Acquisition is actually contemplated; provided, that (i) as of the time of, and after giving pro forma effect to the incurrence of such Permitted Acquisition and Debt, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom, (ii) no portion of such Debt shall be incurred for working capital purposes, (iii) the aggregate principal amount of such Debt outstanding at any one time shall not exceed an amount equal to the greater of (A) [$30,000,000] at any time and (B) [•]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, at any time and (iv) after giving pro forma effect to such Permitted Acquisition and the incurrence of such Debt, the Fixed Charge Coverage Ratio as of the last day of the Test Period most recently completed prior to such Permitted Acquisition and the incurrence of such Debt shall be at least 2.00 to 1.00 and (2) any Permitted Refinancing thereof;

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(u) Mortgage Takeback Debt in an aggregate amount at any one time outstanding not to exceed $1,000,000 and any Permitted Refinancing Debt thereof;

(v)

(w) endorsements for collection, deposit, or negotiation and warranties of products or services, in each case incurred in the Ordinary Course of Business;

(x) Reinstated Other Secured Debt in an aggregate amount at any one time outstanding not to exceed $21,000,000;

(y) Debt (other than Debt of the types listed in the foregoing clauses) of the Issuer or any Guarantor, so long as the aggregate amount thereof outstanding at any one time shall not exceed $10,000,000; provided, that such Debt shall be unsecured or shall be secured on a junior basis to the Notes and subject to an Acceptable Intercreditor Agreement and any Permitted Refinancing thereof;

(z) (1) Debt of the Issuer or any Guarantor (other than Debt of the types listed in the foregoing clauses) so long as the aggregate amount thereof outstanding at any one time shall not exceed an amount equal to the greater of (i) $10,000,000 and (ii) [•]% of Consolidated Adjusted EBITDA for the Test Period most recently ended; provided, that such Debt shall not be Borrowed Money and shall not be secured or guaranteed and (2) any Permitted Refinancing Debt thereof;

(aa) all interest accruing on (including capitalized interest), and all reasonable and documented fees and expenses payable in connection with, the obligations described in the foregoing clauses;

(bb) (1) Debt of the Issuer or any Guarantor incurred to finance Permitted Sale-Leaseback Transactions so long as the proceeds thereof are used for such purposes and such Debt is incurred on or about the date that such Permitted Sale-Leaseback Transaction is actually contemplated; provided, that the aggregate amount of such Debt at any one time outstanding shall not exceed an amount equal to $25,000,000 and (2) any Permitted Refinancing thereof; and

(cc) to the extent constituting Debt, obligations under Permitted BTC Hedging Agreements.

For purposes of determining compliance with this Section 4.01, if an item of Debt meets the criteria of more than one of the categories of Debt described above, the Issuer shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or more of the above clauses; provided, that all Debt outstanding under the Notes Documents will be deemed to have been incurred in reliance only on the exception in clause (b) of this Section 4.01.

SECTION 4.02. Permitted Liens. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, create or suffer to exist any Lien upon any of its property or assets, except the following Liens (collectively, “Permitted Liens”):

(a) Liens securing Debt and other obligations under the Senior Credit Facility and any Permitted Refinancing thereof, which Liens may rank senior to, pari passu with, or junior to, the Notes; provided, that such Liens, and the holders thereof and secured parties thereunder, shall be subject to the Intercreditor Agreement or other Acceptable Intercreditor Agreement;

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(b) Liens on Collateral to secure any (i) Notes, (ii) Convertible Notes or (iii) Permitted Refinancing Debt of the foregoing and permitted under Section 4.01(b)(iii); provided, that, in the case of foregoing clauses (ii) and (iii) with respect to Convertible Notes, such Liens shall rank junior to the Liens securing the Secured Notes and, in the case of (i) and (iii) with respect to Notes, such Liens may rank senior to, pari passu with, or junior to, the Notes and, in each case, (x) such Liens shall rank junior to the Liens securing the Senior Credit Facility, and (y) such Liens, and the holders thereof and secured parties thereunder, shall be subject to the Intercreditor Agreement or other Acceptable Intercreditor Agreement;

(c) Liens for Taxes not yet due or being Properly Contested;

(d) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the real or personal property or materially impair operation of the business of any the Issuer or any Subsidiary;

(e) customary Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations, surety, stay, customs, and appeal bonds, performance bonds, and other similar obligations, or arising as a result of progress payments under government contracts;

(f) pledges, deposits, or Liens in the Ordinary Course of Business in connection with (i) workers’ compensation, payroll taxes, unemployment insurance, and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer, any Guarantor or any of the Subsidiaries;

(g) Liens arising by virtue of a judgment or judicial order against the Issuer or any Guarantor, or any real or personal property of the Issuer or any Guarantor, as long as such judgment does not otherwise result in an Event of Default under Section 5.01(vii);

(h) easements, rights-of-way, restrictions, encroachments, other survey defects or matters that would be shown by a current, accurate survey of physical inspection, and covenants, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions, or other agreements of record, and other similar charges, encumbrances or irregularities in title on Real Estate imposed by law or arising in the Ordinary Course of Business that do not or could not reasonably be expected to materially detract from the value of the affected property nor secure any monetary obligation and do not interfere with the business of the Issuer or the Guarantors in any material respect;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j) Liens that are listed on [Schedule 5] hereto, (the “Permitted Prior Liens”);

(k) leases, licenses, subleases or sublicenses granted to others that do not (i) interfere in any material respect with the business of the Issuer or its Subsidiaries or (ii) secure any Debt;

(l) Liens arising from UCC financing statements filed regarding (i) operating leases entered into by the Issuer or a Guarantor and (ii) goods consigned or entrusted to or bailed to a Person in the Ordinary Course of Business;

(m) Liens in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods;

(n) Liens solely on any cash earnest money deposits made by the Issuer or a Guarantor or any Subsidiary in connection with any letter of intent or purchase agreement not prohibited by this Indenture;

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(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or a Guarantor in the Ordinary Course of Business permitted by this Indenture;

(p) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(q) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in an Asset Disposition permitted hereunder, to the extent that such Asset Disposition would have been permitted on the date of the creation of such Lien;

(r) ground leases in respect of real property on which facilities owned or leased by the Issuer or any Guarantor are located;

(s) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto not to exceed the amount of such premiums in the Ordinary Course of Business;

(t) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the Ordinary Course of Business;

(u) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any Guarantor to secure the performance of the Issuer’s or such Guarantor’s obligations under the terms of the lease for such premises in the Ordinary Course of Business;

(v) Purchase Money Liens in respect of Purchase Money Debt permitted to be incurred under Section 4.01(c);

(w) Liens on property subject to any Permitted Sale-Leaseback Transaction;

(x) Liens securing Mortgage Debt incurred in accordance with Section 4.01(g), so long as such Liens shall only attach to the real property acquired with proceeds of such Mortgage Debt, and so long as such Liens and the secured parties under such Mortgage Debt shall be subject to an Acceptable Intercreditor Agreement;

(y) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(z) Liens securing Acquired Debt and Liens securing Debt in connection with a Permitted Acquisition permitted under Section 4.01, so long as, in each case, (i) such Liens were existing on property at the time of its acquisition by the Issuer or any Guarantor in accordance herewith, or existing on the property of any Person at the time such Person becomes the Issuer or a Guarantor accordance herewith, but excluding Liens on the Equity Interests of any Person that becomes a Subsidiary and (ii) such Liens encumbers only the property acquired;

(aa) other Liens securing Debt or other obligations of the Issuer or any Guarantor in an aggregate principal amount at any one time outstanding not to exceed the greater of $10,000,0000 and [TBD]% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided, that such Liens shall rank junior to the Liens securing the Notes, and such Liens (and the holders thereof) shall be subject to an Acceptable Intercreditor Agreement;

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(bb) Liens (which shall rank junior to the Liens securing the Notes) upon real or personal property leased under operating leases in the Ordinary Course of Business by the Issuer or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Issuer or any of its Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(cc) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of the Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the in the Ordinary Course of Business of the Issuer or any of the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of any Subsidiary in the Ordinary Course Of Business;

(dd) Liens on cash and Cash Equivalents securing reimbursement obligations under letters of credit permitted hereunder;

(ee) Liens securing New Miner Equipment Lender Debt permitted under clause (g) of Permitted Debt and attaching only to the assets financed with proceeds of such New Miner Equipment Lender Debt; provided, that, (i) such Liens (and the holders thereof) shall be subject to the New Miner Equipment Intercreditor Agreements, and (ii) such Liens shall not rank pari passu with, or senior to, any Liens securing the Notes except on the terms expressly set forth in the New Miner Equipment Intercreditor Agreement;

(ff) Liens securing M&M Lien Takeback Debt or M&M Lien Settlement Debt permitted under Section 4.1 and attaching only to the assets securing such M&M Lien Takeback Debt or M&M Lien Settlement Debt, as applicable, including, without limitation to the applicable liens set forth on [Schedule 5] and the applicable mortgages or deeds of trust set forth on [Schedule 5];

(gg) Liens in connection with any zoning, building or similar requirement of law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon; and

(hh) Liens, if any, under Section [ ]11 or on affected Cryptocurrency securing any Permitted BTC Hedging Agreement.

For the avoidance of doubt, notwithstanding anything else herein to the contrary, no Lien on any property or assets of the Issuer or a Guarantor (including any Permitted Lien or Permitted Prior Lien) shall rank pari passu with, or senior to, any Lien thereon granted in favor of the Collateral Agent or otherwise securing the Notes except to the extent expressly permitted pursuant to this Section 4.02 (as in effect on the Issue Date).

SECTION 4.03. Distributions; Upstream Payments1.1.3 . The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, declare or make any Distributions, except the following, so long as, as of the time of, and pro forma for, any Distribution, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom:

(a) Upstream Payments;

(b) any distribution or payment in order to pay Taxes imposed on, or incurred by the Issuer or a Guarantor;

(c) any other Distribution; provided, that together with all Investments made pursuant to clause (k) of the definition of “Restricted Investments”, the amount thereof when aggregated with the amount of all other Distributions made in reliance on this clause through and including on the date of such Distribution, shall not exceed 50% of Consolidated Net Income for the period beginning on the first day of the Fiscal Quarter in which the Plan Effective Date occurs and ending on the last day of the Issuer’s fiscal quarter ending immediately prior to the date of such proposed Distribution; and

[11]	Note to Draft: To include reference to applicable provision of Collateral Agreement.

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(d) Distributions the proceeds of which are used to pay reasonable and customary operating or overhead costs required to maintain the Issuer’s and any of its Subsidiary’s corporate or organizational existence.

The Issuer shall not create or permit to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for Permitted Restrictions.

For the avoidance of doubt, nothing herein shall prohibit or limit any payment of any principal, interest, premium (if any), fees or other amounts payable in respect of the Senior Credit Facility, the Notes, the Convertible Notes,12 or any Permitted Refinancing of the foregoing, to the extent such payment is made in accordance with the terms of the definitive documentation governing such Debt and the Intercreditor Agreement.

SECTION 4.04. Restricted Investments. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, make any Restricted Investment.

SECTION 4.05. Dispositions.

(a) The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, consummate any Asset Disposition, except a Permitted Asset Disposition; provided, that, any Net Cash Proceeds received at any time by the Issuer or any Subsidiary from a Permitted Asset Disposition shall be maintained by them in accordance with this Indenture (it being agreed that, in the case of any Net Cash Proceeds in the form of cash or Cash Equivalents, the same shall at all times be held in a Deposit Account subject to a Control Agreement; provided, further, that, if any such cash or Cash Equivalents is initially received by the Issuer or the applicable Subsidiary in any other account, the Issuer or the applicable Subsidiary shall cause such cash or Cash Equivalents to be transferred and deposited into a Deposit Account subject to a Control Agreement as promptly as practicable following initial receipt); provided, further, that, no such cash or Cash Equivalents shall be transferred out of any such Deposit Account except as provided for in this Indenture.

(b) The Issuer may apply the Net Cash Proceeds from any such Permitted Asset Disposition to comply with the mandatory prepayment or similar requirements set forth in (x) the Senior Credit Facility, (y) any Debt secured by Liens that are senior in right of priority to the Liens securing the Notes or (z) any Debt senior in right of payment to the Notes. Any Net Cash Proceeds from any Permitted Asset Disposition that are not applied in accordance with the immediately preceding sentence will be deemed to constitute “Excess Proceeds”. Within thirty (30) days of the date that the aggregate amount of Excess Proceeds exceeds $50,000,000, the Issuer make an offer (an “Excess Proceeds Offer”) to all the Holders on a pro rata basis, in accordance with the procedures set forth in this Indenture, to purchase the maximum aggregate principal amount of the Notes (expressed as a multiple of $1.00) that may be purchased out of such Excess Proceeds in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The Issuer may satisfy the foregoing obligations with respect to any Net Cash Proceeds from an Asset Sale by making an Excess Proceeds Offer with respect to such Net Cash Proceeds with respect to Excess Proceeds of $50,000,000 or less.

(c) If the Issuer is obligated to make an Excess Proceeds Offer, the Issuer will offer to purchase the Notes from the Holders thereof in minimum amounts of $1.00 and integral multiples of $1.00 above such amount, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Excess Proceeds Offer is given to such holders, or such later date as may be required under the Exchange Act.

(d) If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof in an Exceeds Proceeds Offer exceeds the aggregate amount of Excess Proceeds, the Notes to be purchased will be selected by the Trustee on a pro rata basis (based upon the principal amount of Notes tendered by each Holder) and in accordance with the procedures of DTC. To the extent that the aggregate amount of Notes validly tendered and accepted pursuant to an Exceeds Proceeds Offer is less than the amount of Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited under this Indenture. Upon completion of any such Exceeds Proceeds Offer, the amount of Excess Proceeds that resulted in the Exceeds Proceeds Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

[12]	Note to Draft: To confirm whether any other debt agreements should be included.

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(e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. Any Notes so purchased in an Excess Proceeds Offer shall be delivered to the Trustee for cancellation.

SECTION 4.06. Prepayments of Subordinated Indebtedness. Neither the Issuer nor any Guarantor shall, nor shall it permit any of its Affiliates to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, of any Subordinated Debt of the Issuer or any of its Subsidiaries prior to its scheduled maturity.

SECTION 4.07. Merger and Other Changes.

(a) Other than pursuant to Section 4.07(b) or (c), the Issuer and any Guarantor shall not change its legal name; change its tax, charter or other organizational identification number; or change its form or state of organization.

(b) The Issuer shall not liquidate, wind up its affairs or dissolve itself, or effect a Division, merge, combine or consolidate with any Person, or Dispose of all or substantially all of its assets, whether in a single transaction or in a series of related transactions, to any Person, unless:

(i) (A) the Issuer shall be the continuing or surviving Person or (B) (1) the Person (x) formed by or surviving any such Division, merger, combination or consolidation (if other than the Issuer), (y) into which the Issuer has been liquidated, wound up or dissolved, or (z) to which such Disposition of all or substantially all of the assets of the Issuer is made (any such Person, the “Successor Issuer”) is an entity organized or existing under the laws of the State of Delaware; (2) concurrently with transaction, the Successor Issuer expressly assumes all Obligations of the Issuer (including all obligations under this Indenture and the other Notes Documents to which the Issuer is a party), and grants Liens in favor of the secured parties hereunder on all of its assets to at least the same extent, and on terms at least as favorable to the Holders as, the Liens granted by the Issuer, in each case, pursuant to a supplemental indenture hereto or thereto, (3) each Guarantor, unless it is the other party to such transaction, shall have reaffirmed, pursuant to an agreement in form and substance satisfactory to the Trustee, that its Guarantee Obligations, and any other guarantee of, and grant of Liens as security for the Obligations of the Issuer, shall apply to the Successor Issuer’s obligations under this Indenture and the Notes to at least the same extent and on terms at least as favorable to the Holders, (4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Indenture, and (5) if the Issuer or the Notes, as the case may be, have a credit rating at the time of such transaction, the Successor Issuer or the Notes, as the case may be, shall have a credit rating from S&P and Moody’s following such transaction equal to or better than that of the Issuer or the Notes, as the case may be;

(ii) as of the time of, and after giving pro forma effect to, such transaction, no Default or Event of Default shall have occurred or shall be continuing or would result therefrom; and

(iii) immediately after giving pro forma effect to such transaction, the Fixed Charge Coverage Ratio of the Issuer or the Successor Issuer, as the case may be, would be at least 2.00 to 1.00.

The Successor Company will succeed to, and be substituted for, the Issuer under this Indenture and the Notes and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes.

(c) Subject to Section 9.08, each Guarantor shall not liquidate, wind up its affairs or dissolve itself, or effect a Division, merge, combine or consolidate with any Person, or Dispose of all or substantially all of its assets, whether in a single transaction or in a series of related transactions, to any Person, unless:

(i) as of the time of, and after giving pro forma effect to such transaction, no Event of Default shall have occurred or shall be continuing or result therefrom; and

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(ii) the Person (x) formed by or surviving any such Division, merger, combination or consolidation (if other than the Guarantor), (y) into which the Guarantor has been liquidated, wound up or dissolved, or (z) to which such Disposition of all or substantially all of the assets of the Guarantor is made (any such Person, the “Successor Guarantor”) is an entity organized or existing under the laws of United States; (2) concurrently with transaction, the Successor Guarantor expressly assumes all Obligations of such Guarantor (including all obligations under this Indenture and the other Notes Documents to which the Guarantor is a party), and grants Liens in favor of the secured parties hereunder on all of its assets to at least the same extent, and on terms at least as favorable to the Holders as, the Liens granted by the Guarantor, in each case, pursuant to a supplemental indenture hereto or thereto, and (3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Indenture.

Notwithstanding anything else to the contrary in this Section 4.07, any Subsidiary may liquidate, wind up its affairs or dissolve itself into the Issuer or a Guarantor, or effect a Division, merge, combine or consolidate with the Issuer or any Guarantor, or Dispose of all or substantially all of its assets, whether in a single transaction or in a series of related transactions, to the Issuer or any Guarantor.

SECTION 4.08. Subsidiaries. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, (a) form or acquire any Subsidiary after the Issue Date unless such Subsidiary complies with the requirements set forth in Section 4.34; (b) permit any existing Subsidiary to issue any Equity Interests, or (c) permit any Subsidiary to become “unrestricted” under, or for purposes of, the Notes Documents (including by permitting any Subsidiary to not be required to comply with any covenant in this Indenture including in Article 4 hereof, that is expressed to be applicable to or binding on Subsidiaries of the Issuer as of the Issue Date (unless the Holders have consented thereto in accordance with Article 8)).

SECTION 4.09. Organizational Documents. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, amend, modify or otherwise change any of its Organizational Documents other than in the Ordinary Course of Business, in a manner that is not adverse to the Holders or the Trustee.

SECTION 4.10. Accounting Changes. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, make any material change in accounting treatment or reporting practices, except as required by GAAP or change its Fiscal Year.

SECTION 4.11. Restrictive Agreements. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, become a party to any Restrictive Agreement other than agreements containing solely Permitted Restrictions.

SECTION 4.12. Swap Obligations and Permitted BTC Hedging Agreements. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, enter into any Swap Agreement, or incur any Swap Obligation, or amend or modify any Swap Agreement (including, directly or indirectly, with respect to any notional amount, or any Swap Obligation or other obligation or exposure thereunder), except to the extent that such Swap Agreement and Swap Obligation constitutes a Permitted Power Hedge. Notwithstanding the foregoing, this Section 4.12 shall not restrict or otherwise limit any (i) sale of Bitcoin pursuant to clause (d) of the definition of Permitted Asset Disposition and Section 4.05 or (ii) Permitted BTC Hedging Agreement to the extent reviewed and approved in writing by the Trustee prior to the entry into any such arrangement.

SECTION 4.13. Conduct of Business. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, engage in any line of business materially different than the lines of business conducted by it on the Issue Date and any activities related, similar or incidental thereto or synergistic therewith.

SECTION 4.14. Affiliate Transactions. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, enter into, be party to, or consummate, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (each, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is consummated in good faith, and for a legitimate business purpose, (ii) such Affiliate Transaction is on terms that are no less favorable to the Issuer or such Guarantor than those that might be obtained at such time in a comparable arm’s length transaction consummated with a Person who is not an Affiliate (except in the case of any Affiliate Transaction or series of related Affiliate Transactions involving payments or property with a Fair Market Value

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not in excess of $500,000 in the aggregate), and (iii) in the case of any Affiliate Transaction or series of related Affiliate Transactions involving payments or property with a Fair Market Value in excess of $[1,000,000] in the aggregate, such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors (or equivalent governing body) of the Issuer and any Subsidiary consummating such Affiliate Transaction; provided, that, the foregoing shall not apply to:

(a) any transaction between or among the Issuer, any Subsidiary thereof (or any entity that becomes a Subsidiary as a result of such transaction) or any Affiliate thereof or any of their respective Related Parties, or among any of them, to the extent such transaction is otherwise permitted under any other provision of Sections 4.01 through 4.18 of this Indenture, and is consummated in the Ordinary Course of Business, or as part of any customary tax, accounting, pension, cash management or other administrative activities, and not for the purpose of circumventing any covenant hereunder;

(b) payment of reasonable compensation to officers and employees of the Issuer and its Subsidiaries for services actually rendered; and

(c) payment of reasonable and customary compensation and indemnities to directors of the Issuer and its Subsidiaries for services actually rendered.

SECTION 4.15. Plans. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Issue Date.

SECTION 4.16. [Reserved]

SECTION 4.17. Classification. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, the Issuer shall not take any action (or permit any parent entity or other Person Controlling the Issuer to take any action at any time (including, but not limited to, an election under Treasury Regulations Section 301.7701-3)) that would result in a change in the tax classification of the Issuer for U.S. federal income tax purposes.

SECTION 4.18. Immaterial Subsidiaries. The Issuer and each Guarantor shall not, and shall cause each Subsidiary not to, permit any Immaterial Subsidiary to own any property (real or personal) or assets (in each case, of whatever nature) with a Fair Market Value in excess of $2,500,000 or together with all other Immaterial Subsidiaries more than $5,000,000 in the aggregate, (ii) create, incur, assume or suffer to exist any Debt or (iii) create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatever nature (whether now owned or hereafter acquired).

SECTION 4.19. Anti-Hoarding. The Issuer and each Guarantor shall cause all Cryptocurrency in which the Issuer or any Guarantor has any interest to be converted into Dollars within ten (10) days of receipt of such Cryptocurrency and deposit such proceeds into a Deposit Account subject to a Control Agreement; provided, that, solely for purposes of determining compliance with the this Section 4.19, any Cryptocurrency held in any Deposit Account shall satisfy this Section 4.19 regardless of whether it is subject to a Control Agreement in favor of the Collateral Agent until the date on which Control Agreements must be put in place (the obligations hereunder, the “Anti-Hoarding Covenant”); provided, however, that (i) any such Cryptocurrency may also be sold or retained to the extent required in accordance with the terms of any applicable Permitted BTC Hedging Agreement, and (ii) that to the extent that such Cryptocurrency may not be or is not sold during such time period as a result of circumstances beyond the Borrower’s control, such failure to convert Cryptocurrency into Dollars shall not constitute a Default or Event of Default.

SECTION 4.20. Wallet Management. Pending its compliance with the Anti-Hoarding Covenant, the Issuer and each Guarantor shall cause any Cryptocurrency it has any interest in to be held in a Security Account in the Issuer or such Guarantor’s name at an Acceptable Custodian.

SECTION 4.21. Payment of Notes. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium, if any, interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, as of 11:00 a.m. Eastern time on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest, if any, then due. If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium, if any, interest, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

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SECTION 4.22. Corporate Existence. Except as otherwise permitted under [Section 6.8,] the Issuer and each Guarantor will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

SECTION 4.23. Purchase of Notes upon a Change of Control.

(a) If a Change of Control occurs at any time, then the Issuer must make an offer (a “Change of Control Offer”) to each Holder to purchase such Holder’s Notes, in whole or in part in integral multiples of $1.00, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on relevant Regular Record Dates that are prior to the Change of Control Purchase Date to receive interest due on an interest payment date).

(b) Within 30 days following any Change of Control, the Issuer shall:

(i) send notice of the Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Security Register, or deliver such notice in accordance with the applicable procedures of the Depositary, which notice shall state:

(A) that a Change of Control has occurred, and the date it occurred;

(B) the circumstances and relevant facts regarding such Change of Control;

(C) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered, or such later date as is necessary to comply with requirements under the Exchange Act and any applicable securities laws or regulations;

(D) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;

(E) that any Note (or part thereof) not tendered shall continue to accrue interest; and

(F) any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c) The Trustee will promptly authenticate and deliver a new Note or Notes equal in principal amount to any unpurchased portion of Notes surrendered, if any, to the Holder in global form or to each holder of certificated Notes; provided, that each such new Note will be in a principal amount of $1.00 or an integral multiple of $1.00 above such amount. The Issuer shall publicly announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(d) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control or any financing thereof, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e) The Issuer shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change

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of Control, the provisions of this Indenture shall not give Holders the right to require the Issuer to repurchase the Notes in the event of certain highly leveraged transactions, or certain other transactions, including a reorganization, restructuring, merger or similar transaction and, in certain circumstances, an acquisition by the Issuer’s management or its Affiliates, that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control. Any such transaction, however, would have to comply with the applicable provisions of this Indenture, including Section 4.06. The existence of a Holder’s right to require the Issuer to repurchase such Holder’s Notes upon a Change of Control may deter a third party from acquiring the Issuer or its Subsidiaries in a transaction which constitutes a Change of Control.

(f) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to but excluding the date of redemption.

(g) The Issuer shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue of such conflict.

SECTION 4.24. Statement as to Compliance.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, starting with the Fiscal Year ended December 31, 2024, an Officer’s Certificate, stating that in the course of the performance by the signer of its duties as an officer of the Issuer such signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Issuer is taking or proposed to take with respect thereto.

(b) If the Issuer shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall promptly deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Issuer is taking or proposed to take in respect thereof).

SECTION 4.25. No Impairment of the Security Interests. Except as otherwise permitted under this Indenture (including, for the avoidance of doubt, pursuant to a transaction otherwise permitted by this Indenture), the Intercreditor Agreement and the other Collateral Documents, none of the Issuer nor any of the Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders.

SECTION 4.26. Reports. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to the Trustee and the Holders:

(a) Within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated basis for the Issuer and its Subsidiaries, which consolidated statements shall be audited and certified (without a “going concern” or like qualification or exception, other than a “going concern” qualification or exception solely as a result of the Chapter 11 Cases or Debt within one year of its maturity) by the independent certified public accountants of the Issuer, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

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(b) within 60 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated basis for the Issuer and its Subsidiaries, setting forth in comparative form corresponding figures for the corresponding period in the preceding Fiscal Year and accompanied by an Officer’s Certificate stating that such financial statements have been prepared in accordance with GAAP and fairly present the financial position and results of operations for such Fiscal Quarter and period, subject only to normal year-end and audit adjustments and the absence of footnotes; and

(c) concurrently with delivery of financial statements pursuant to clauses (a) and (b) above, delivery of a management discussion and analysis of, and describing the operations of the Issuer and its Subsidiaries for the applicable Fiscal Quarter or Fiscal Year, as the case may be, and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate, with comparison to, and variances from, the immediately preceding period and budget.

Notwithstanding the foregoing, the Issuer shall be deemed to satisfy the requirements of this Section 4.25 by filing the applicable periodic or other reports (including any amendments thereto) on the SEC’s Electronic Data Gathering and Retrieval System (or any such successor system) as long as such reports are publicly available. Furthermore, in the event that any Parent Company is or becomes a guarantor (a “Parent Guarantor”) of the Notes, the Issuer may satisfy its obligations under this Section 4.25 with respect to financial information relating to the Issuer by furnishing financial information relating to such Parent Guarantor.

Notwithstanding anything to the contrary set forth above, if the Issuer or a Parent Guarantor has provided the reports described in the preceding paragraphs with respect to the Issuer or such Parent Guarantor, in each case, the Issuer shall be deemed to be in compliance with the provisions of this Section 4.25.

To the extent any such information, reports or other documents are filed electronically on the SEC’s Electronic Data Gathering and Retrieval System (or any successor system), such filing shall be deemed to be delivered to the Holders and the Trustee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.27. [Reserved].

SECTION 4.28. [Reserved].

SECTION 4.29. Compliance with Laws. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and Anti-Corruption Laws, and maintain all Governmental Approvals necessary to the ownership of its properties or conduct of its business unless failure to comply or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any properties of the Issuer or of a Subsidiary thereof, it shall act promptly and diligently to investigate and report to the Trustee and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release to the extent required by Environmental Laws, whether or not directed to do so by any Governmental Authority.

SECTION 4.30. Taxes. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or the failure to pay or discharge such Taxes could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.31. Insurance. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall maintain insurance with insurers with respect to the properties and business of the Issuer and its Subsidiaries of such type (including workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

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SECTION 4.32. Licenses. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall keep each License affecting any Collateral (including the manufacture, distribution or Disposition of Inventory) or any other material real or personal property of the Issuer and its Subsidiaries in full force and effect except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect; promptly notify the Trustee of any proposed modification to any such License, or entry into any new material License, in each case at least fifteen (15) days prior to its effective date; pay all material Royalties when due; and notify the Trustee of any default or breach asserted by any Person to have occurred under any material License.

SECTION 4.33. [Reserved.]

SECTION 4.34. Designation of Subsidiaries. Each Person that is a Subsidiary of the Issuer at any time, other than an Immaterial Subsidiary, shall be required to be a Guarantor and shall be subject to all terms and conditions hereof applicable to Guarantors. For the avoidance of doubt, no Investment shall be made by the Issuer or any Subsidiary thereof in any Person other than an Guarantor unless permitted under Section 4.04.

SECTION 4.35. Further Instruments and Acts. Upon request of the Trustee (but without imposing any duty or obligation of any kind on the Trustee to make any such request), the Issuer and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE FIVE

DEFAULTS AND REMEDIES

SECTION 5.01. Events of Default.

“Event of Default,” wherever used herein, means any of the following events:

(i) default for thirty (30) days in the payment when due of any interest on any Note;

(ii) default in the payment of the principal of or premium, if any, on any Note when due, or at a date fixed for prepayment thereof or otherwise or at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise), as applicable;

(iii) [Reserved.];

(iv) breach of, failure to comply with or default under any other covenant or agreement of the Issuer or of any Subsidiary that is contained in this Indenture (other than specified in Section 5.01(i) and (ii)) and such failure continues for a period of 60 days or more after the receipt of written notice as specified in this Indenture provided, however, that such opportunity to cure shall not apply if the breach, failure to perform or default is not capable of being cured within such period; provided, further, that that with respect to Section 4.25, such period of continuance of such default shall be 120 days after the notice specified above;

(v) [any Guarantor repudiates, revokes or attempts to revoke its Guarantee; the Issuer or any Guarantor denies or contests the validity or enforceability of any Notes Documents, or the perfection or priority of any Lien granted to the Collateral Agent or the Trustee; any material provision of a Notes Document (including any subordination provision) or any Notes Document in its entirety ceases to be in full force or effect for any reason (other than a waiver or release by the Trustee and the Holders and other than in accordance with the terms of this Indenture) or any party thereto so asserting; any lien created hereunder or under the Security Documents ceases to be a valid and perfected lien (subject only to limited Liens that are expressly permitted to be senior by the Notes Documents) on any material portion of the Collateral purported to be covered thereby, or any party thereto so asserting (other than as a result of any action or inaction by the Trustee and other than by reason of a release of Collateral in accordance with the terms hereof or thereof or payment in full);]13

[13]	Note to Draft: Under review.

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(vi) any “Event of Default” (in each case, as defined in the Senior Credit Facility and the Convertible Notes Documents) occurs under the Senior Credit Facility or the Convertible Notes Documents or any breach or default of the Issuer or any Guarantor occurs under any Swap Agreement, or under any instrument or agreement to which it is a party or by which it or any of its properties is bound, in each case, relating to any Debt (other than the Notes) (including, for the avoidance of doubt, the New Miner Equipment Lender Debt) in excess of $10,000,000 (in the case of any Swap Agreement, any “termination event” or similar event, determined on a net basis), if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(vii) any judgment or order for the payment of money is entered against the Issuer or any Guarantor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against the Issuer and the Guarantors, $10,000,000 (excluding amounts of insurance coverage therefor that has not been denied by the insurer, or subject to another contractual indemnity arrangement reasonably acceptable to the Trustee, and available to the Issuer or any Guarantor for payment of such liabilities), and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 consecutive days;

(viii) the Issuer or any Guarantor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any part of its business which could reasonably be expected to have a Material Adverse Effect; there is a cessation of any part of the Issuer’s or any Guarantor ’s business which could reasonably be expected to have a Material Adverse Effect; a material portion of the Collateral or real or personal property of the Issuer or any Guarantor is taken or impaired through condemnation the effect of which could reasonably be expected to have a Material Adverse Effect;

(ix) an Insolvency Proceeding is commenced by the Issuer or any Guarantor; the Issuer or any Guarantor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial real or personal property of or to operate any of the business of the Issuer or any Guarantor; or an Insolvency Proceeding is commenced against the Issuer or any Guarantor, and the Issuer or such Guarantor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Issuer or such Guarantor, the petition is not dismissed within 60 days after filing, or an order for relief approving such Insolvency Proceeding is entered in the proceeding;

(x) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Issuer or a Guarantor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan to the extent the foregoing could reasonably be expected to have a Material Adverse Effect; the Issuer, a Guarantor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan to the extent the foregoing could reasonably be expected to have a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan to the extent the foregoing could reasonably be expected to have a Material Adverse Effect;

(xi) the Issuer or any Guarantor is criminally convicted for (i) a felony committed in the conduct of the Issuer’s or such Guarantor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could reasonably be expected to have a Material Adverse Effect;

(xii) [(i) any Notes Document shall, in whole or in part, cease to be effective and legally valid, binding and enforceable against the Issuer or the Guarantors or shall otherwise cease or fail be effective to create the rights and obligations purported to be created thereunder in favor of any Secured Party, or (ii) the Issuer or Guarantor thereof shall repudiate or revoke (or attempt or purport to repudiate or revoke) any of its obligations or covenants under any Notes Document, or (iii) or Collateral Agent shall not have or shall cease to

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have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iv) any Liens intended to be subordinated to the Liens securing the Notes shall cease, for any reason, to be validly subordinated to the Liens securing the Notes or any subordination documents ceasing to be in full force and effect or the Issuer or any of its Subsidiaries so asserting; or any default with respect to the Contingent Obligations.]14

SECTION 5.02. Acceleration.

(a) If an Event of Default (other than as specified in Section 5.01(ix) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, in the manner and to the extent provided in the Trust Indenture Act, shall, declare the principal of, premium, if any (including the Prepayment Premium), and any accrued and unpaid interest on, all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable.

(b) If an Event of Default specified in Section 5.01(ix) occurs and is continuing with respect to the Issuer, then the principal of, premium, if any (including the Prepayment Premium), and accrued and unpaid interest on, all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c) [Reserved.]

(d) In the event of any Event of Default specified in Section 5.1(vi), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within twenty (20) days after such Event of Default arose:

(1) the Debt or guarantee that is the basis for such Event of Default has been discharged;

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

(e) As a result of any acceleration of the Notes, the Prepayment Premium, which would then be payable if the Notes were to be called for redemption in accordance with Article Three, shall be immediately due and payable.

(f) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.23 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.23 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and shall proceed to protect and enforce the rights of the Holders consistent with Section 5.05. Such protection and enforcement shall be conducted by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights consistent with Section 5.05, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

[14]	Note to Draft: Under review.

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All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 5.04. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences. Notwithstanding anything to the contrary in this Indenture, no Holder nor the Trustee may waive any Default or Event of Default on behalf of another Holder, as applicable, in respect of the payment of the principal of, premium, if any (including the Prepayment Premium), and interest on any Note.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 5.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided, that:

(a) the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;

(b) the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and

(c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 5.06. Limitation on Suits. No Holder has any right to institute any proceedings with respect to this Indenture or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request, and offered reasonable indemnity or security, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee within such 30-day period has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders in the case of any Event of Default, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders. Such limitations do not, however, apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, and interest on such Note on or after the respective due dates expressed in such Note.

SECTION 5.07. Unconditional Right of Holders To Receive Payment. Subject to the provisions of Section 9.01(c), but notwithstanding any other provision of this Indenture, the absolute and unconditional right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on the Notes held by such Holder, on the respective due dates expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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SECTION 5.08. Collection Suit by Trustee.

(a) If an Event of Default in Section 5.1(i) or (ii) occurs and is continuing, the Issuer shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.07 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b) If the Issuer fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

SECTION 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10. Application of Money Collected. Subject to the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article Five (including upon realization of the Collateral, but subject to the Intercreditor Agreement), it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 6.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, accrued and unpaid interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, accrued and unpaid interest, if any, respectively; and

THIRD: to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10. At least 30 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid or deliver such notice in accordance with the applicable procedures of the Depositary.

SECTION 5.11. Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit in the manner

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and to the extent provided in the Trust Indenture Act, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 5.07.

SECTION 5.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.14. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.15. Record Date. The Issuer may set a record date (which need not be within the time limits otherwise prescribed by Section 316(c) of the Trust Indenture Act) for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 5.04 and 5.05. Such record date shall be the later of five (5) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

SECTION 5.16. Waiver of Stay or Extension Laws. Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

TRUSTEE15

SECTION 6.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

[15]	Note to Draft: Trustee to comment.

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(b) Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Collateral Documents. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture and the Collateral Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection does not limit the effect of subsection (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05;

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or the Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law;

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity or security against such risk or liability is not reasonably assured to it; and

(f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

SECTION 6.02. Certain Rights of Trustee.

(a) Subject to Section 6.01 of this Indenture and Sections 315(a) through (d) of the Trust Indenture Act:

(i) the Trustee may rely conclusively, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(ii) other than with respect to authentication of the Initial Notes on the Plan Effective Date, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

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(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;

(vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document or compliance or performance or any covenant or agreement in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney and shall not incur any additional liability or assume any additional obligations by reason of such further inquiry or investigation;

(viii) the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(ix) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken;

(x) the permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;

(xi) delivery of reports, information and documents to the Trustee under Section 4.23 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(xii) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(xiii) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will, subject to Section 7.01(c), be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

(xiv) the Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(b) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c) The Trustee and Collateral Agent may take direction from Required Holders as to matters described herein as being permitted with the consent of the Trustee or Collateral Agent.

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SECTION 6.03. Individual Rights of Trustee. The Trustee, the Collateral Agent, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Collateral Agent, Paying Agent, Registrar or such other agent. However, the Trustee is subject to Sections 310(b) and 311 of the Trust Indenture Act. For purposes of Sections 311(b)(4) and (6) of the Trust Indenture Act:

(a) “Cash Transaction” means any transaction in which full payment for goods or securities sold is made within 7 days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “Self-Liquidating Paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided, that the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 6.04. Trustee’s Disclaimer. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and to authenticate the Notes. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee.

SECTION 6.05. Reports by Trustee to Holders. If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has notice or knowledge as provided in Section 6.02(j), the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.06. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in Section 7.08.

The Trustee may resign at any time by so notifying the Issuer. Any Trustee that has resigned or has been removed shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.10;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting pursuant to the provisions of this Indenture.

If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Section 310(b) of the Trust Indenture Act, any Holder that satisfies the requirements of Section 310(b) of the Trust Indenture Act may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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Further, if at any time: (1) the Trustee shall fail to comply with the provisions of the Trust Indenture Act (including, for the avoidance of doubt, Section 310(b) of the Trust Indenture Act) or Section 7.14 after written request therefor by the Issuer or by any Holder or then, in any such case, (i) the Issuer may remove the Trustee or (ii) subject to the Trust Indenture Act, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 6.06 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 6.06, the Issuer’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

The Trustee agrees to give the notices provided for in, and otherwise comply with, Section 310(b) of the Trust Indenture Act.

SECTION 6.07. Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.08. Eligibility; Disqualification. For so long as required by the Trust Indenture Act, there shall be a trustee under this Indenture. The Trustee shall at all times satisfy the requirements of and be eligible under to act as Trustee pursuant to Section 310(a) of the Trust Indenture Act (or shall be exempt therefrom or subject to an exception thereto). The Trustee shall at all times be a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities that shall have a combined capital and surplus of at least

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$50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as trustee upon the Notes. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture, the Notes and any supplemental indenture if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect specified in this Article Six.

SECTION 6.09. Appointment of Co-Trustee.

(a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 6.10 are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall to the extent permitted by applicable law, on request, be executed, acknowledged and delivered by the Issuer; provided, that if an Event of Default shall have occurred and be continuing, if the Issuer do not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii) no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Six.

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(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by-law, without the appointment of a new or successors trustee.

SECTION 6.10. Compensation and Indemnity. The Issuer, failing which the Guarantors, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, failing which the Guarantors, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances or expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, advances and expenses of the Trustee’s agents and counsel.

The Issuer, failing which the Guarantors, shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it without willful misconduct or gross negligence on its part arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 6.10) and defending itself against any claim, whether asserted by the Issuer, the Guarantors, any Holder or any other Person, or liability in connection with the execution and performance of any of its powers and duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any Guarantor of its obligations hereunder. The Issuer shall, at the Trustee’s sole discretion, defend the claim and the Trustee shall reasonably cooperate and may participate at the Issuer’s expense in such defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Issuer’s payment obligations in this Section 6.10, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or (viii) with respect to the Issuer, the Guarantors, or any Subsidiary, the expenses are intended to constitute expenses of administration under any applicable bankruptcy law.

The Issuer’s obligations under this Section 6.10 and any claim or lien arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to Article Eight and any rejection or termination under any applicable bankruptcy law, and the termination of this Indenture.

SECTION 6.11. Collateral Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreement (and any other applicable intercreditor agreements referred to herein from time to time) and any other Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreement(or any other applicable intercreditor agreements referred to herein from time to time) or any other Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). Each of the Holders by acceptance of the Notes agrees that upon the Collateral Agents’ entry into the Intercreditor Agreement, the Holders shall be subject to and bound by the provisions of the Intercreditor Agreement in their capacity as holders of [Obligations and as Secured Parties] (as each such term is defined in the Intercreditor Agreement).

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SECTION 6.12. No Conflict of Interest. The Trustee represents to the Issuer that, to the best of its knowledge, at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder. If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days, apply to the SEC for permission to continue as Trustee, or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. There shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act the Notes under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. The Trustee represents and warrants to the Issuer hat it has no conflicting interest or material conflict of interest within the meaning of the Trust Indenture Act. A Trustee hereunder that has resigned shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

SECTION 6.13. Preferential Collection of Claims Against Corporation. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein, excluding, as applicable, any creditor relationship listed in Section 311(b) of the Trust Indenture Act.

ARTICLE SEVEN

DEFEASANCE; SATISFACTION AND DISCHARGE

SECTION 7.01. Option To Effect Defeasance or Covenant Defeasance. The Issuer may, at their option by a resolution of their respective board of directors, at any time, with respect to the Notes, elect to have either Section 7.02 or Section 7.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Seven.

SECTION 7.02. Defeasance and Discharge. Upon the Issuer’s exercise under Section 7.01 of the option applicable to this Section 7.02, the Issuer and Guarantors shall be deemed to have been discharged from their obligations with respect to the Notes, and the Liens on the Collateral with respect to the Notes will be released, on the date the conditions set forth in Section 7.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes and to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 7.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (b) the provisions set forth at Section 7.06 below, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith and (d) this Section 7.02. Subject to compliance with this Article Seven, the Issuer may exercise their option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03 below with respect to the Notes. If the Issuer exercise their Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

If the Issuer exercise their Legal Defeasance option, each Guarantor (and the related Liens on the Collateral securing the Notes), if any, shall be released from all its obligations under its Guarantee, and the Trustee shall execute a release of such Guarantee.

SECTION 7.03. Covenant Defeasance. Upon the Issuer’s exercise under Section 7.01 of the option applicable to this Section 7.03, the Issuer and Guarantors (and the Liens on the Collateral with respect to the Notes) shall be released from their obligations under any covenant contained in Sections [4.04 through 4.11, 4.13 through 4.16, 4.19 through 4.26, and 5.01] with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant,

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whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 7.04. Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit or cause to be deposited in trust with the Trustee, for the benefit of the Holders, cash in dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must (i) specify whether the Notes are being defeased to Maturity or to a particular redemption date; and (ii) if applicable, have delivered to the Trustee an Officer’s Certificate to redeem all of the outstanding Notes of such principal, premium, if any, or interest;

(b) in the case of an election under Section 7.02, the Issuer must have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, stating that (x) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 7.03, the Issuer must have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit), this Indenture or any material agreement or instrument to which the Issuer or any Subsidiary is a party or by which the Issuer or any Subsidiary is bound;

(f) the Issuer must have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others, or removing assets beyond the reach of the relevant creditors or increasing debts of the Issuer to the detriment of the relevant creditors; and

(g) the Issuer must have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

To the extent the aggregate amount of U.S. dollars, U.S. Government Obligations or a combination thereof, and deposited by the Issuer pursuant to this Section 7.04 exceeds the aggregate amounts sufficient to pay the principal of and interest, on the outstanding Notes, then promptly after the satisfaction and discharge of this Indenture, the Trustee shall return such excess U.S. dollars, U.S. Government Obligations or a combination thereof, as the case may be, to the Issuer.

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If the Issuer exercise their Legal Defeasance option or their Covenant Defeasance option, all Liens on the Collateral in favor of the Collateral Agent will be released and the Collateral Documents shall cease to be of further effect, solely with respect to the Notes, all without delivery of any instrument or performance of any act by any party.

SECTION 7.05. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights under Section [2.06]) when:

(a) the Issuer has irrevocably deposited or caused to be deposited with the Trustee as funds in trust for such purpose an amount in dollars or U.S. Government Obligations sufficient to pay and discharge the entire Debt on such Notes that have not, prior to such time, been delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued and unpaid interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and the Issuer has delivered irrevocable instructions to the Trustee under this Indenture in the form of an Officer’s Certificate to apply the deposited money toward the payment of Notes at Maturity or on the Redemption Date, as the case may be and either:

(i) all the Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in Section 7.07) have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name, and at the Issuer’s expense;

(b) the Issuer has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that: all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

If this Indenture shall be satisfied and discharged pursuant to this Section 7.05, all Liens on the Collateral in favor of the Collateral Agent for the benefit of the [Secured Parties] will be released and the Collateral Documents, solely with respect to the Notes, shall cease to be of further effect, all without delivery of any instrument or performance of any act by any party.

SECTION 7.06. Survival of Certain Obligations. Notwithstanding Sections 7.01 and 7.03, any obligations of the Issuer and the Guarantors in Sections [2.02 through 2.14, 6.07, 7.07 and 7.08] shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer and the Guarantors in Section 6.07 shall survive such satisfaction and discharge. Nothing contained in this Article Seven shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 7.07. Acknowledgment of Discharge by Trustee. Subject to Section 7.09, after the conditions of Section 7.02 or 7.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s and Guarantors’ obligations under this Indenture except for those surviving obligations specified in this Article Seven.

SECTION 7.08. Application of Trust Money. Subject to Section 7.09, the Trustee shall hold in trust cash in dollars or U.S. Government Obligations deposited with it pursuant to this Article Seven. It shall apply the deposited cash or U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

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SECTION 7.09. Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, or interest on, any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof; and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 7.10. Reinstatement. If the Trustee or Paying Agent is unable to apply cash in dollars or U.S. Government Obligations in accordance with this Article Seven by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Seven until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or U.S. Government Obligations in accordance with this Article Seven; provided, that if the Issuer has made any payment of principal of, premium, if any, interest, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in dollars or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE EIGHT

AMENDMENTS, MODIFICATIONS AND WAIVERS

SECTION 8.01. Without Consent of Holders. The Issuer, when authorized by a resolution of its Board of Directors (as evidenced by the delivery of such resolution to the Trustee), the Guarantors and the Trustee (and, with respect to any Collateral Document, the Collateral Agent) may modify, amend or supplement this Indenture, any Collateral Document, any Guarantee or the Notes without notice to or consent of any Holder:

(a) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants in this Indenture and in the Notes in accordance with Article Four;

(b) to add to the Issuer’s covenants and those of any Guarantor or any other obligor upon the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Collateral Documents, in the Notes or in any Guarantees;

(c) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes, the Collateral Documents or any Guarantees that may be defective or inconsistent with any other provision in this Indenture, the Notes, the Collateral Documents or any Guarantees or make any other modifications with respect to matters or questions arising under this Indenture, the Notes or any Guarantees; provided, that, in each case, such provisions shall not materially adversely affect the interests of the Holders;

(d) to release any Guarantor in accordance with and if permitted by the terms of and limitations set forth in this Indenture or to add a Guarantor or other guarantor under this Indenture or the Collateral Documents;

(e) to evidence and provide the acceptance of the appointment of a successor Trustee or collateral agent under this Indenture and the Collateral Documents;

(f) to mortgage, pledge, hypothecate or grant a security interest for the benefit of the Collateral Agent, the Trustee and the Holders as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted for the benefit of the Collateral Agent, the Trustee and the Holders pursuant to this Indenture or otherwise or to release any Lien to the extent permitted hereby;

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(g) to provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in this Indenture;

(h) to conform any provision to the New Secured Notes Term Sheet appended to the Plan of Reorganization;

(i) to secure the Notes or the Guarantees or to add additional assets as Collateral;

(j) to release Collateral from the Lien pursuant to this Indenture or the Collateral Documents when permitted or required by this Indenture or the Collateral Documents; or

(k) to comply with any requirement of the SEC in connection with qualifying this Indenture under the Trust Indenture Act or maintaining such qualification thereafter.

In addition, the Issuer, the Trustee and the Collateral Agent may amend the Intercreditor Agreement and the Collateral Documents to provide for the addition of any creditors to such agreements to the extent a pari passu lien for the benefit of such creditor is permitted by the terms of this Indenture and may enter into an intercreditor agreement with creditors for whom a junior lien on the Collateral is to be granted, provided the Issuer delivers an Officer’s Certificate to the Trustee and Collateral Agent certifying that the terms thereof are customary, the intercreditor agreement is permitted by the terms of this Indenture and that the Trustee and Collateral Agent are authorized to enter into an intercreditor agreement. Upon delivery of the aforementioned Officer’s Certificate, the Trustee and Collateral Agent may request an Opinion of Counsel confirming that the intercreditor agreement is permitted under this Indenture.

SECTION 8.02. With Consent of Holders.

(a) Except as provided below in Section 8.02(b) below and without prejudice to Section 8.01, the Issuer, the Guarantors and the Trustee (and with respect to the Collateral Documents, the Collateral Agent) may amend or supplement this Indenture, the Notes, the Guarantees and the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) and, subject to Section 5.04 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or interest on, the Notes) or compliance with any provision of this Indenture, the Notes, the Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes (including Additional Notes, if any) (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, waiver or consent, but it shall be sufficient if such consent approves the substance thereof.).

(a) Without the consent of the Holder of each outstanding Note affected thereby, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 5.04 and an amendment, modification or supplement pursuant to Section 8.01, may:

(i) change the Stated Maturity of the principal of, or any installment of or rate of interest on, any Note;

(ii) reduce (or have the effect of reducing) the principal amount of any Note (or premium, if any) or the rate of or change the time for payment of interest on any Note or any rate applicable to any premium, fee, reimbursement or indemnity obligation, or any other amount payable or obligation owing to any Holder;

(iii) forgive, waive, delay, or reduce the amount of, any payment of any principal, interest, premium, fee, reimbursement or indemnity obligation, or any other amount payable to any Holder or under any Notes Document, including in connection with any mandatory prepayment owing to such Holder;

(iv) change the coin or currency in which the principal of any Note or form of (including from cash-pay to paid-in-kind), or any premium or the interest thereon is payable to paid in any coin or currency other than Dollars in immediately available funds in the form of Cash;

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(v) waive, amend or modify any provision of any Notes Document if the effect thereof would be to deprive any Holder of its equal and ratable share of any payment that is otherwise required to be made to it on an equal and ratable basis pursuant to this Indenture as in effect on the Issue Date, whether applicable prior to or after an Event of Default, and including pursuant to the Intercreditor Agreement or any other intercreditor agreement, subordination agreement or other agreement among creditors;

(vi) (x) subordinate (or permit the subordination of) (i) any Note (or any series or tranche of Note) or any Obligation, or any right to any payment on account of any Note or Obligation, to any other Debt or other obligations (such other Debt or obligations, “Subject Debt”), or (ii) any Liens on any Collateral securing any Obligations to any Liens thereon securing any Subject Debt, or (y) permit the ranking or priority of any Note or Obligation, or any Lien on any Collateral, to be impaired or otherwise adversely affected (including pursuant to the creation of any series of Loans having priority over any other series);

(vii) [amend, modify or waive any provision of this Indenture or any other Notes Document in a manner that adversely affects a Holder disproportionately as compared to any other Holder];

(viii) make any modification that would alter Sections 4.01, 4.03, 4.19, 4.36, 4.37 or 8.02 or the proviso at the end of Permitted Asset Dispositions;

(ix) amend any payment provision in a manner that would alter the pro rata sharing of payments required thereby;

(x) (x) permit (i) the release of all or substantially all of the Collateral (or value thereof) from the Liens securing the Obligations (except upon full payment thereof) or (ii) the release of any Lien on any property or assets securing the Obligations, or (y) modify [the Security Agreement], except, with respect to foregoing clause (x) or (y), in the circumstances expressly set forth in [the Security Agreement];

(xi) permit (x) the release of all or substantially all of the Guarantees of the Obligations (or value thereof), or of the Guarantors from any of their obligations (including their Guarantee Obligations or other obligations under any Guarantee, this Indenture or any other Notes Document) (except upon full payment thereof), or (y) any Subsidiary to be released from its Guarantee of the Obligations, except, with respect to foregoing clause (x) or (y), in the circumstances expressly set forth in this Indenture;

(xii) permit any Subsidiary to become or be designated as “unrestricted” under, or released or exempted from any obligation or requirement applicable to Subsidiaries under the Notes Documents (including any affirmative or negative covenant, further assurance provision or Guarantee or collateral obligation);

(xiii) modify or waive (x) Section 4.18, (y) the definition of “Immaterial Subsidiary” in a manner that would increase the number or type of Persons eligible to be Immaterial Subsidiaries, as compared to on the Issue Date, or (z) any other provision of any Notes Document to permit any Subsidiary to constitute, or to become, or to be designated as, an Immaterial Subsidiary, if the same would not be permitted pursuant to the provisions of this Indenture as in effect on the Issue Date;

(xiv) permit any modification to the Intercreditor Agreement (or any other intercreditor agreement, subordination agreement, agreement among creditors or similar) if the effect thereof could be the same as or substantially similar to anything that, if effectuated pursuant to a modification to, or consent under, this Indenture, would have required the consent of each Holder;

(xv) enter into any intercreditor agreement, subordination agreement, agreement among creditors or similar agreement or arrangement (or any amendment or modification to any such existing agreement) at any time that is adverse to the rights, interests, or Notes, or Liens securing the Obligations;

(xvi) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(xvii) after the occurrence of a Change of Control, amend, change or modify the obligation to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.24, as applicable, including, in each case, amending, changing or modifying any definition relating thereto;

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(xviii) [reserved.];

(xix) modify any of the provisions of this Article Eight relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(xx) permit the assignment or transfer by the Issuer of all of its rights and obligations under this Indenture or any other Notes Document;

(xxi) make any change to any provisions of this Indenture affecting the ranking or subordination provisions of the Notes or the Guarantees, in each case in a manner that adversely affects the rights of the Holders; and

(xxii) make any change in Section 4.26 that adversely affects the rights of any Holder or amend the terms of the Notes or this Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement or waiver.

SECTION 8.03. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Eight shall conform to the requirements of the Trust Indenture Act.

SECTION 8.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.05. Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

SECTION 8.06. Payment for Consent. The Issuer shall not, and shall not permit any of their Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the provisions of this Indenture or any other Notes Document, unless, in each case, such consideration (which includes the opportunity to participate in any financing entered into in connection with such consent, waiver or amendment to the extent the financing is offered to any holder of Notes as consideration for, or as an inducement to provide, such consent, waiver or amendment) is offered to all Holders of Notes on a ratable basis and otherwise on the same terms.

SECTION 8.07. Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.01, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 13.02(b), setting forth in general terms the substance of such supplemental indenture or waiver.

SECTION 8.08. Trustee To Sign Amendments; Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant and adopted in accordance with this Article Eight; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, if requested, an

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indemnity or security reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Eight is authorized or permitted by this Indenture. Such Opinion of Counsel shall be an expense of the Issuer.

ARTICLE NINE

GUARANTEE

SECTION 9.01. Notes Guarantees.

(a) Each Guarantor hereby fully and, including any limitations set forth in any notation of Guarantee and the limitations on the effectiveness and enforceability set forth in Section 10.04, unconditionally guarantees, on a secured, joint and several basis, in each case to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture. The Guarantors further agree that the Notes guaranteed hereby may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors will remain bound under this Article Nine notwithstanding any extension or renewal of any obligation guaranteed hereby. All payments under each Guarantee will be made in dollars.

(b) The Guarantors hereby agree that their obligations hereunder shall be as if they were each principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under a Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Guarantor or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and each covenant that their Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.04. If at any time any payment of principal of, premium, if any, interest, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(c) The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 9.01.

SECTION 9.02. Subrogation.

(a) Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Guarantee.

(b) The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations. The Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the Notes guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in

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respect of the Notes guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 9.02 subject to Sections 9.01(c) and (d) above.

SECTION 9.03. Limitation and Effectiveness of Guarantees. Each Guarantee is limited to (i) an amount not to exceed the maximum amount that can be guaranteed by the Guarantor that gave such Guarantee without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or (ii) the maximum amount otherwise permitted by law.

SECTION 9.04. Notation Not Required. Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

SECTION 9.05. Successors and Assigns. This Article Nine shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

SECTION 9.06. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Nine shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Nine at law, in equity, by statute or otherwise.

SECTION 9.07. Modification. No modification, amendment or waiver of any provision of this Article Nine, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

SECTION 9.08. Release of Guarantees. A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged (and all Liens granted pursuant to any Security Document upon any Collateral of such Guarantor automatically released), and no further action by such Guarantor, the Issuer, the Collateral Agent or the Trustee is required for the release of such Guarantor’s Guarantee upon:(a) any direct or indirect sale, exchange or transfer (by merger, consolidation or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Subsidiary or (ii) all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in a manner not in violation of the applicable provisions of this Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with this Indenture or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; or

(d) the applicable Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing the Notes or other exercise of remedies in respect thereof in accordance with the Intercreditor Agreement, then such Guarantor or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under its Guarantee, except in the event of a sale or other disposition to the Issuers or any other Guarantor.

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Prior to (or concurrent with) the release of any Guarantee of any Guarantor hereunder, the Issuer shall deliver to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

Upon request of the Issuer, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.

ARTICLE TEN

[RESERVED]16

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

SECTION 11.02. Notices.

(a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile transmission addressed as follows:

(i)	if to the Issuer or a Guarantor:

Core Scientific, Inc.

210 Barton Springs Road, Suite 300

Austin, Texas 78704

Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Facsimile: (212) 310-8007

Attention: Merritt S. Johnson

Email: merritt.johnson@weil.com

(ii)	if to the Trustee:

Wilmington Trust, National Association

[•]

Facsimile: [•]

Attention: [•]

[16]	Note to Draft: Collateral provisions to be included in separate agreement.

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(iii)	if to the Collateral Agent:

Wilmington Trust, National Association

[•]

Facsimile: [•]

Attention: [•]

The Issuer, any Guarantor, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be delivered pursuant to the Applicable Procedures of the depository (in the case of a Global Note) or mailed, to the Holder at the Holder’s address as it appears on the registration books of the Registrar (if a certificated Note) and shall be sufficiently given if so delivered or mailed within the time prescribed. Any notice or communication will also be so mailed or delivered electronically to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Notwithstanding any provision of this Indenture to the contrary, so long as the Notes are evidenced by Global Notes, any notice to the Holders shall be sufficient if given in accordance with the Applicable Procedures of the Depositary within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Any notice or communication to the Issuer or any Guarantor shall be deemed given or made as of the date so delivered if personally delivered or if delivered electronically, in PDF format; when receipt is acknowledged, if telecopied; and seven (7) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee or Collateral Agent shall only be deemed delivered upon receipt.

If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee or Collateral Agent shall be effective only upon receipt.

Notwithstanding any other provision of this Indenture or the Notes, where this Indenture or any Note provides for notice of any event (including any notice of redemption, purchase or conversion) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 11.03. Communication by Holders with Other Holders. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuer and the Trustee shall comply with Section 312(b) of the Trust Indenture Act and the Trustee shall provide to any Holder the information specified under Section 312 of the Trust Indenture Act with respect to other Holders as is required under, and subject to the terms of, the Trust Indenture Act. None of the Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

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SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the issuance of the Initial Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer and include other customary qualifications and exclusions.

SECTION 11.05. Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 11.06. Rules by Trustee, the Paying Agent and the Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder, partner or member of the Issuer or any Guarantor, as such, will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or this Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

SECTION 11.08. Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 11.09. Governing Law; Conflict with Trust Indenture Act; Consent to Jurisdiction; Waiver of Jury Trial. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Additionally, this Indenture, the Notes and each supplemental indenture shall be subject to the mandatory provisions of the Trust Indenture Act that are required to be part of this Indenture, the Notes or any supplemental indenture and shall, to the extent applicable and as not otherwise provided for herein or therein, as applicable, be governed by such provisions and, if and to the extent that any provision hereof or thereof limits, qualifies or conflicts with any mandatory provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the Notes or any supplemental indenture, the Trust Indenture Act provision shall control (and notwithstanding any provisions of this Indenture, the Notes or any supplemental indenture to the contrary).

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For greater certainty, if and to the extent that, the Notes or any supplemental indenture or applicable law limits, qualifies or conflicts with the duties imposed by the mandatory provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision required by or deemed to be included in this Indenture, the Notes or any supplemental indenture by operation of such Trust Indenture Act sections (and notwithstanding any provisions of this Indenture, the Notes or any supplemental indenture to the contrary, as applicable), the Trust Indenture Act shall control unless otherwise provided for herein or therein as to non-mandatory provisions of the Trust Indenture Act, as applicable. The Issuer and the Trustee agree to comply with all mandatory provisions of the Trust Indenture Act applicable to or binding upon it in connection with this Indenture, the Notes and any supplemental indenture.

The Issuer and each Guarantor agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Guarantee or the Notes may be instituted in any state or federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

EACH OF THE PARTIES TO THIS INDENTURE HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREBY, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.10. No Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11. Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.15. Force Majeure. The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

SECTION 11.16. Counterparts. This Indenture may be signed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures,

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including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture, the Notes the Collateral Documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture, the Notes or any Collateral Document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the Collateral Documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee, Collateral Agent, Paying Agent, Transfer Agent or Registrar acts on any Executed Documentation sent by electronic transmission, it will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (i) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (ii) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee, Collateral Agent, Paying Agent, Transfer Agent and Registrar shall each conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee, Collateral Agent, Paying Agent, Transfer Agent or Registrar acting on unauthorized instructions and the risk of interception and misuse by third parties.

SECTION 11.17. USA Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States, the Trustee and the Collateral Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and the Collateral Agent. Accordingly, the Issuer and each Holder shall provide to the Trustee and the Collateral Agent, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Collateral Agent to comply with such laws, rules, regulations and executive orders.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

[•] each, as a Guarantor

By:
Name:
Title:

[Signature Page — Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE SECURITIES REPRESENTED BY THIS GLOBAL SECURITY HAVE BEEN ISSUED PURSUANT TO SECTION 1145 OF TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. §§ 101-1532, AS AMENDED (THE “BANKRUPTCY CODE”) THAT PROVIDES AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, PROVIDED, THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(B) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF [CORE]. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(B) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF [CORE], THEN THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) [CORE] IS IN RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO [CORE] AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS GLOBAL SECURITY ARE SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, AS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. NO REGISTRATION OR TRANSFER OF SUCH SECURITIES MAY BE MADE UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

No. ___

CUSIP No.
ISIN No:

CORE SCIENTIFIC, INC.

12.50% SECURED NOTES DUE 2028

Core Scientific, Inc. (the “Issuer”, which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof) promises to pay to [Cede & Co.]17 or registered assigns, the principal sum of $[150,000,000] 18 [(as may be increased or decreased as set forth on the Schedule of Increases and Decreases attached hereto)]19 on [•], 2028.

Interest Payment Dates: March 15, June 15, September 15 and December 15, beginning on June 15, 2024

Regular Record Dates: March 1, June 1, September 1 and December 1 (whether or not a Business Day)

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[17]	To include in Global Note.
[18]	To include in Global Note.
[19]	To include in Global Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, electronically or by facsimile by one of its duly authorized officers.

CORE SCIENTIFIC, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

12.50% Secured Note due 2027

1. Interest

Core Scientific, Inc., a Delaware corporation (the “Issuer”), for value received promises to pay cash interest on the principal amount of this Note, at a rate of 12.50% per annum, which interest shall accrue at a per annum rate of 12.50% from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at the interest rate borne by the Notes compounded semiannually, and they shall pay interest on other overdue amounts at the same rate compounded semiannually to the extent lawful.

2. Method of Payment

The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Regular Record Date for the next Interest Payment Date even if this Note is cancelled after the Regular Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided, that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

Notwithstanding anything to the contrary herein, the payment of accrued interest in connection with any redemption or repurchase of Notes shall be made solely in cash.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Global Notes, as established by the Registrar at the close of business on the relevant Regular Record Date. Payments of principal shall be made upon surrender of the Global Notes to the Paying Agent.

3. Paying Agent and Registrar

Initially, Wilmington Trust, National Association or one of its affiliates will act as Paying Agent and Registrar. The Issuer or any of its Affiliates may act as Paying Agent (except as otherwise described in the Indenture), Registrar or co-Registrar.

4. Indenture

The Issuer issued the Notes under an indenture dated as of [•], 2024 (the “Indenture”), among the Issuer, the Guarantors, the Trustee and the Collateral Agent. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Terms defined in the Trust Indenture Act, either directly or by reference therein, or which are by reference therein defined in the Securities Act and not defined herein have the meanings ascribed thereto in the Trust Indenture Act and in the Securities Act, as applicable. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Additionally, this Note is subject to the provisions of the Trust Indenture Act that are required to be part of this Note and is, to the extent applicable, governed by such provisions and, if and to the extent that any provision hereof or thereof limits, qualifies or conflicts with any mandatory provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Note, the Trust Indenture Act provision shall control (and notwithstanding any provisions of the Indenture, any supplemental indenture or this Note to the contrary).

The Notes are secured obligations of the Issuer and are issued in an initial aggregate principal amount at Maturity of $150,000,000. The Indenture imposes certain limitations on the Issuer and the Guarantors, including, without limitation, limitations on the incurrence of Debt, making of Distributions, Asset Dispositions, Affiliate transactions, and incurrent of Liens.

This Note is one of a duly authorized issue of notes of the Issuer designated as its 12.50% Secured Notes due 2027. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.15 and Section 4.1 of the Indenture.

5. Optional Redemption

(a) The Issuer may, at its option, on any one or more occasions redeem all or a part of the Notes, upon notice as described in Section 3.04 of the Indenture at a redemption price equal to the sum of (i) 100.0% of the principal amount of the Notes redeemed, plus (ii) the Prepayment Premium as of the Redemption Date plus (iii) accrued and unpaid interest, if any, but excluding the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Any redemption pursuant to Section 3.09 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.09 of the Indenture.

6. Mandatory Redemption. On each occasion that the Tranche 1 Warrants are exercised, the Issuer shall, upon receipt of the cash proceeds thereof, and in any event, not more than two (2) times per year, redeem, repurchase, purchase or acquire an amount of Notes, on a pro rata basis, equal to 50.0% of such cash proceeds; provided, that any redemptions, repurchases, purchases or acquisitions pursuant to Section 7(a) shall not be required until the aggregate amount of such cash proceeds are equal to or greater than $50,000,000.

7. Repurchase at the Option of Holders

The Notes may be the subject of an offer to purchase, as further described in the Indenture.

8. Denominations

The Notes are in denominations of $1.00 and integral multiples of $1.00 of principal amount at Maturity. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar shall require a Holder, among other things, to furnish appropriate endorsements and transfer documents and may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

9. Unclaimed Money

All moneys paid by the Issuer or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer, subject to applicable law and notification requirements, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.

10. Discharge and Defeasance

Subject to certain conditions and in accordance with the Indenture, the Issuer at any time may terminate some or all of its obligations and the obligations of the Guarantors under the Notes, the Guarantees and the Indenture if the Issuer irrevocably deposits with the Trustee dollars or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or Maturity, as the case may be.

11. Amendment, Supplement and Waiver

Subject to certain exceptions, the Collateral Documents, the Indenture, any Guarantee and the Notes may be amended, or default may be waived, with the consent of the Holders of less than 100% in principal amount of the outstanding Notes as described in the Indenture. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture, any Guarantee or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not materially adversely affect the interests of the Holders.

14. Defaults and Remedies

The Notes have the Events of Default as set forth in Section 5.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee, by notice to the Issuer, the Guarantors and the registered Holders, or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Guarantors (and to the Trustee if such notice is given by the Holders), subject to certain limitations, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default. As a result of any acceleration of the Notes, the Prepayment Premium shall be immediately due and payable.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives an indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence in accordance with the Indenture. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the provisions of the Indenture.

15. Trustee Dealings with the Issuer

Subject to certain limitations imposed by the U.S. Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

16. No Recourse Against Others

A director, officer, employee, or stockholder, as such, of the Issuer or the Guarantors shall not have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Collateral

This Note will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Collateral Agent holds the Collateral for the benefit of the Holders of the Notes pursuant to the Collateral Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and of the Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents, and to perform its obligations and exercise its rights thereunder in accordance therewith.

19. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. ISIN and CUSIP Numbers

The Issuer may have caused ISIN or CUSIP numbers to be printed on the Notes and directed the Trustee to use such ISIN or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Issuer) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint _____________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

Date: ______________________

Certifying Signature:

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

CHECK ONE BOX BELOW

(1)     ☐     to any Guarantor or any Subsidiary; or

(2)     ☐     pursuant to an effective registration statement under the U.S. Securities Act of 1933; or

(3)     ☐     pursuant to and in compliance with the provisions of Section 1145 the Bankruptcy Code; or

(4)     ☐     pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with the provisions of Section 1145 the Bankruptcy Code; and if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably request to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature:

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

Certifying Signature: ____________________________ Date: _____________________

Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section [    ] of the Indenture, check the box:   ☐

If the purchase is in part, indicate the portion (in denominations of $1.00 or any multiple of $1.00 in excess thereof) to be purchased:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES

The following decreases/increases in the principal amount of this Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE